As filed with the Securities and Exchange Commission on December 18, 2020

Registration No. 333-236010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN

REAL ESTATE COMPANIES

Pacific Oak Strategic Opportunity REIT, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

11766 Wilshire Blvd., Suite 1670

Los Angeles, California 90025

(424) 208-8100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keith D. Hall

Chief Executive Officer

Pacific Oak Strategic Opportunity REIT, Inc.

11766 Wilshire Blvd., Suite 1670

Los Angeles, California 90025

(424) 208-8100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 18, 2020

Maximum Offering of $1,000,000,000

Pacific Oak Strategic Opportunity REIT, Inc. is a net asset value (“NAV”)-based perpetual life real estate investment trust (“REIT”) that invests in and manage a diverse portfolio of opportunistic real estate, real estate-related loans, real estate-related securities and other real estate-related investments. As of October 5, 2020, our portfolio was composed of nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, two hotel properties, two apartment properties, one residential home portfolio consisting of 1,769 single-family homes, three investments in undeveloped land with approximately 1,000 developable acres, an investment in an office/retail property redevelopment, five investments in unconsolidated entities and three investments in real estate equity securities. We are externally managed by our advisor, Pacific Oak Capital Advisors, LLC. We have elected to be taxed as a REIT for U.S. federal income tax purposes and intend to continue to operate in such a manner. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis up to $1,000,000,000 of shares of common stock, consisting of up to $850,000,000 in shares in our primary offering and up to $150,000,000 in shares pursuant to our dividend reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Pacific Oak Capital Markets, LLC, the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Subject to certain exceptions, you must initially invest at least $2,500 in shares of our Class T, Class S and Class D common stock and $1,000,000 in shares of our Class I common stock in this offering.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 31 for risks to consider before buying our shares, including:

•	There is no public trading market for our common stock and the redemption or repurchase of shares by us will likely be the only way to dispose of your shares. We are not obligated to redeem any shares under our share redemption program and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share redemption program. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. If we pay distributions from sources other than our cash flow from operations, the overall return to our stockholders may be reduced.

•	The offering price and redemption price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described herein) and are not based on any public trading market. In addition to being up to a month old when share purchases and redemptions take place, our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•	We have no employees and are dependent on our advisor and its affiliates to conduct our operations. Because our new advisor, Pacific Oak Capital Advisors, was recently formed, it could face challenges with employee hiring and retention, information technology, vendor relationships, and funding; if Pacific Oak Capital Advisors faces challenges in performing its obligations to us, it could negatively impact our ability to achieve our investment objectives.

•	All of our executive officers, our affiliated directors and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. As a result, they face conflicts of interest, including but not limited to, conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees our advisor will receive for services rendered to us are based on our NAV, which our advisor is responsible for calculating.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•	A portion of the proceeds received in this offering is expected to be used to satisfy redemption requests, including requests from our existing stockholders which may be significant. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering inconsistent with those that appear in this prospectus.

	Price to the Public(1)		Upfront Selling Commissions(2)		Dealer Manager Fees(2)		Proceeds to Us, Before Expenses(3)
Maximum Offering(4)		$850,000,000		$20,543,538		$205,314		$829,251,148
Class T Shares, per Share	$		$		$		$
Class S Shares, per Share	$		$			—	$
Class D Shares, per Share	$		$			—	$
Class I Shares, per Share	$			—		—	$
Maximum Dividend Reinvestment Plan		$150,000,000		—		—		$150,000,000

(1)

The price per share shown for each of our classes of shares is the [                    ], 2020 transaction price, which is equal to such class’s NAV as of [            ], 2020, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price is the then-current offering price per share before applicable selling commissions and dealer manager fees and is generally the prior month’s NAV per share for such class.

(2)

The table assumes that all $850,000,000 of shares are sold in the primary offering, with 5% of the primary offering proceeds from the sale of Class T shares, 65% of the primary offering proceeds from the sale of Class S shares, 5% of the primary offering proceeds from the sale of Class D shares and 25% of the primary offering proceeds from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.5% of the transaction price. For Class D shares sold in the primary offering, investors may pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay the following selling commissions over time as distribution fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which the shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain other items of underwriting compensation and other organization and offering expenses, subject to FINRA limitations on underwriting compensation. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting distribution fees, certain other items of underwriting compensation and other organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our dividend reinvestment plan and our primary offering.

The date of this prospectus is [            ], 2020

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program, although we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future or will need to sell them quickly in the future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class T, Class S or Class D common stock is $2,500 in this offering. The minimum initial investment in shares of our common stock that we will accept for shares of our Class I common stock is $1,000,000 in this offering, unless waived by the dealer manager.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles. For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

California Investors. Purchasers residing in California must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $85,000 and a net worth of $250,000. Additionally, the total investment in us shall not exceed 10% of their net worth. For purposes of California’s suitability standard, “net worth” is exclusive of home, home furnishings, and automobiles.

Idaho Investors. Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their liquid net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. A purchaser residing in Missouri must limit his or her investment in our securities to 10% of his or her liquid net worth.

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Nebraska Investors. Purchasers residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs to 10% of such investor’s net worth.

New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their net worth in this offering.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us. The offer and sale of our common stock to persons in the Commonwealth of Pennsylvania is governed by Pennsylvania law.

Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor and the dealer manager will rely upon information provided by the stockholder to the participating broker-dealer or registered investment advisor, as applicable, as well as the suitability assessment made by each participating broker-dealer or registered investment advisor. Participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

Regulation Best Interest

Effective June 30, 2020, the Securities and Exchange Commission (“SEC”) has adopted Regulation Best Interest. The regulation establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests. This standard is different and higher than the quantitative suitability standards we require for an investment in our shares and the current suitability standard applied by the Financial Industry Regulatory Authority, a self-regulatory organization for broker-dealers. Under the SEC rules, the broker-dealer must meet four component obligations:

•

Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.

•	Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

•	Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

•	Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

There is no case or administrative law under Regulation Best Interest because it recently became effective.

ABOUT THIS PROSPECTUS

The words “we,” “us,” “our” and the “Company” refer to Pacific Oak Strategic Opportunity REIT, Inc., together with its consolidated subsidiaries, including Pacific Oak Strategic Opportunity Limited Partnership (the “Operating Partnership”), a Delaware limited partnership, and Pacific Oak SOR (BVI) Holdings, Ltd., a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004 (“Pacific Oak SOR BVI”), unless the context requires otherwise.

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus and incorporated by reference herein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to each day that the New York Stock Exchange is open for trading.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, for example, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. From time to time, we intend to file new registration statements on Form S-11 with the SEC to register additional shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share redemption program in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. Through our website at www.SorNavInfo.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, [                    ]. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

The purchase price per share to be paid by you will be based on the transaction price that is in effect on the date that your completed subscription agreement has been accepted by us. We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker-dealer or registered investment advisor to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXPLANATORY NOTE

Prior to commencing this offering, we will adopt new valuation procedures to calculate a monthly net asset value, or “NAV”, per share. We will rename our unclassified shares of common stock as “Class I” shares and classify three new classes of common stock: Class T, S and D shares. We will amend our dividend reinvestment plan and our share redemption program. We will also enter into a new advisory agreement with our advisor and a new dealer manager agreement with our dealer manager. In this draft prospectus, we generally assume that all of these events have occurred.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:    What is Pacific Oak Strategic Opportunity REIT, Inc.?

A:                 We are a Maryland corporation that invests in and manage a diverse portfolio of opportunistic real estate, real estate-related loans, real estate-related securities and other real estate-related investments. In particular, we are currently focused on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family, single family home and other real properties, including existing or newly constructed properties or properties under development or construction. We also may invest in real estate-related loans, including but not limited to mortgage, bridge or mezzanine loans. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We may make our investments through the acquisition or origination of individual assets, through joint ventures, or by acquiring portfolios of assets or other companies. We anticipate that the majority of our investments will be made in the United States, although we may also invest outside the United States to the extent that opportunities exist that may help us meet our investment objectives.

We were incorporated in the State of Maryland on October 8, 2008, and we elected to be taxed as a REIT beginning with the taxable year ended December 31, 2010 and intend to continue to operate in such a manner. We conduct our business primarily through our Operating Partnership and Pacific Oak SOR BVI, our wholly owned subsidiaries. We commenced a “best efforts” initial public offering on November 20, 2009 for up to 140,000,000 unclassified shares of common stock, 100,000,000 shares of which were registered in our primary offering and 40,000,000 shares were registered under our dividend reinvestment plan. We ceased offering shares of common stock in the primary portion of our initial public offering on November 14, 2012. We sold 56,584,976 unclassified shares of common stock in the primary offering for gross offering proceeds of $561.7 million.

Prior to the commencement of this offering, we intend to rename our unclassified shares of common stock as “Class I” shares and classify three new classes of common stock: Class T, S and D shares. We also will begin reporting a monthly NAV for each class of our shares. We intend to operate as a perpetual-life REIT, which means that we intend to offer our shares continuously through ongoing primary offerings. We also offer our shares through our dividend reinvestment plan. As of October 5, 2020, we had 98,198,922 shares of common stock outstanding, held by approximately 18,000 stockholders.

As of October 5, 2020, our portfolio was composed of nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, two hotel properties, two apartment properties, one residential home portfolio consisting of 1,769 single-family homes, three investments in undeveloped land with approximately 1,000 developable acres, an investment in an office/retail property redevelopment, five investments in unconsolidated entities and three investments in real estate equity securities.

On February 19, 2020, we, Pacific Oak SOR II, LLC, an indirect subsidiary of ours (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (another opportunistic real estate program sponsored by affiliates of our advisor, referred to herein as “Pacific Oak Strategic Opportunity REIT II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). On October 5, 2020, Pacific Oak Strategic Opportunity REIT II merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity continued as an indirect subsidiary of ours. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of Pacific Oak Strategic Opportunity REIT II ceased. At the effective time of the Merger, each issued and outstanding share of Pacific Oak Strategic Opportunity REIT II’s common stock converted into the right to receive 0.9643 shares of our common stock.

Our external advisor, Pacific Oak Capital Advisors, LLC (“Pacific Oak Capital Advisors”), a registered investment adviser with the SEC, conducts our operations and manages our portfolio of real estate investments subject to the supervision of our board of directors. Pacific Oak Capital Advisors has delegated responsibility for managing our single-family home portfolio, which is held through our wholly owned subsidiary Pacific Oak Resident Trust, Inc. (“PORT”), to its affiliate, Pacific Oak Residential Advisors, LLC (“Pacific Oak Residential Advisors”). We have no paid employees.

Our office is located at 11766 Wilshire Blvd., Suite 1670, Los Angeles, CA 90025. Our telephone number is (424) 208-8100. Our fax number is 310-432-2119, and our website address is www.SorNavInfo.com.

Q:    What are your investment objectives and strategies?

A:                 Our primary investment objectives are to invest in assets that will enable us:

•	to provide our stockholders with attractive and stable returns; and

•	to preserve and return our stockholders’ capital contributions.

We seek to achieve these objectives by investing in and managing a portfolio of opportunistic real estate, real estate-related loans, real estate-related securities and other real estate-related investments. In particular, we are currently focused on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family, single family home and other real properties, including existing or newly constructed properties or properties under development or construction. We also may invest in real estate-related loans, including but not limited to mortgage, bridge or mezzanine loans. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We may make our investments through the acquisition or origination of individual assets, through joint ventures, or by acquiring portfolios of assets or other companies. We anticipate that the majority of our investments will be made in the United States, although we may also invest outside the United States to the extent that opportunities exist that may help us meet our investment objectives.

We plan to lease-up and stabilize existing assets. We plan to explore value-add opportunities for existing assets and seek to realize growth in the value of our investments by timing asset sales to maximize their value. We also intend to actively pursue additional lending and investment opportunities that we believe will provide an attractive risk-adjusted return to our stockholders.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” in this prospectus.

Below is a summary of our current investments and financings as of October 5, 2020.

Real Estate Investments

As of October 5, 2020, we owned nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land encompassing, in the aggregate, approximately 3.8 million rentable square feet. As of October 5, 2020, these properties were 77% occupied. In addition, we owned one residential home portfolio consisting of 1,769 single-family homes and encompassing approximately 2.4 million rental square feet, which was 91% occupied and two apartment properties, containing 609 units and encompassing approximately 0.5 million rentable square feet, which were 90% occupied. We also owned two hotels and three investments in undeveloped land with approximately 1,000 developable acres. We have attempted to diversify our tenant base in order to limit exposure to any one tenant or industry. As of October 5, 2020, we had no tenants that represented more than 10% of our total annualized base rent and our top ten tenants represented approximately 27% of our total annualized base rent. The total cost of our real estate held for investment portfolio as of October 5, 2020 was $1.5 billion. There were no properties held for sale as of October 5, 2020. In addition, we owned five investments in unconsolidated joint ventures.

Real Estate-Related Investments

As of October 5, 2020, we owned three investments in real estate equity securities with a total book value of approximately $90.6 million.

Financing Objectives

We have financed the majority of our real estate and real estate-related investments with a combination of the proceeds we received from our initial public offering and debt. We used debt financing to increase the amount available for investment and to potentially increase overall investment yields to us and our stockholders. As of October 5, 2020, the weighted-average interest rate on our debt was 3.2%.

We borrow funds at both fixed and variable rates; as of October 5, 2020, we had $323.9 million and $771.0 million of fixed and variable rate debt outstanding, respectively. The weighted-average interest rates of our fixed rate debt and variable rate debt as of October 5, 2020 were 4.3% and 2.8%, respectively. The weighted-average interest rate represents the actual interest rate in effect as of October 5, 2020, using interest rate indices as of October 5, 2020, where applicable. As of October 5, 2020, we had entered into seven separate interest rate caps with an aggregate notional of $352.7 million which effectively limits our exposure to increases in one-month LIBOR above certain thresholds.

In March 2016, we, through Pacific Oak SOR BVI, our wholly owned subsidiary, issued 970.2 million Israeli new Shekels (approximately $249.2 million as of March 8, 2016) in 4.25% bonds to investors in Israel pursuant to a public offering registered in Israel. The bonds have a seven year term, with 20% of the principal payable each year from 2019 to 2023. We used the proceeds from the issuance of these bonds to make additional investments.

In February 16, 2020, we, through Pacific Oak SOR BVI, issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of the Series B Debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures will bear interest at the rate of 3.93% per year. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.

We have tried to spread the maturity dates of our debt to minimize maturity and refinance risk in our portfolio. In addition, a majority of our debt allows us to extend the maturity dates, subject to certain conditions. Although we believe we will satisfy the conditions to extend the maturity of our debt obligations, we can give no assurance in this regard. The following table shows the current and fully extended maturities, including principal amortization payments, of our debt as of October 5, 2020 (in thousands):

	Current Maturity	Extended Maturity
October 5, 2020 through December 31, 2020	$55,353	$837
2021	487,855	164,016
2022	293,890	219,164
2023	116,587	302,745
2024	24,990	291,913
Thereafter	116,213	116,213

	$1,094,888	$1,094,888

There is no limitation on the amount we may borrow for any single investment. Our charter limits our total liabilities to 75% of the cost of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our common stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. As of September 30, 2020, our borrowings and other liabilities were approximately 72% and 68% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets.

We do not intend to exceed the leverage limit in our charter. High levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors, and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance when loans become due, or of being unable to refinance on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

Disposition Policies

The period that we will hold our investments will vary depending on the type of asset, interest rates and other factors. Our advisor has developed a well-defined exit strategy for each investment we have made. Pacific Oak Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return for our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. During the nine months ended September 30, 2020, there were no material dispositions and there were no properties classified as held for sale as of October 5, 2020. Additionally, during the nine months ended September 30, 2020, we sold 670,863 shares of common stock of Plymouth Industrial REIT. The disposition strategy is consistent with our objectives of acquiring opportunistic investments, improving the investments and timing asset sales to realize the growth in the value that was created during our hold period.

Q:    Who are Pacific Oak Capital Advisors, Pacific Oak Residential Advisors and your sponsor? What does the advisor do?

A:                 Pacific Oak Capital Advisors is our advisor. Our advisor is owned and controlled by Pacific Oak Holding Group, LLC (“Pacific Oak Holdings”), our sponsor. Keith D. Hall, our Chief Executive Officer and one of our directors, and Peter McMillan III, our Chairman of the Board and President and one of our directors, each own 50% and manage Pacific Oak Holdings.

As our advisor, Pacific Oak Capital Advisors manages our day-to-day operations and our portfolio of real estate investments, all subject to the supervision of our board of directors. Messrs. Hall and McMillan work together with the Pacific Oak team of real estate and debt finance professionals in the identification, acquisition and management of our investments. Pacific Oak Capital Advisors also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our cash flow from operations.

Pacific Oak Capital Advisors has delegated responsibility for managing our single-family home portfolio, which is held through our wholly owned subsidiary Pacific Oak Resident Trust, Inc. (“PORT”), to its affiliate, Pacific Oak Residential Advisors. Pacific Oak Residential Advisors is also majority owned (72%) and controlled by Pacific Oak Capital Advisors, LLC, with the remainder owned by the management team..

Q:    What is the experience of Pacific Oak Capital Advisors, Pacific Oak Residential Advisors and your sponsor?

A:                 Pacific Oak Holdings, our sponsor, and Pacific Oak Capital Advisors, our advisor, are owned and controlled by Keith D. Hall, our Chief Executive Officer and one of our directors, and Peter McMillan III, our Chairman of the Board and President and one of our directors. Pacific Oak Residential Advisors is also majority owned and controlled by Messrs. Hall and McMillan.

Relevant KBS Experience

Messrs. Hall and McMillan are co-founders of KBS Holdings LLC (“KBS”), which is the sole owner of KBS Capital Advisors LLC (“KBS Capital Advisors”), a registered investment adviser and KBS Capital Markets Group LLC (“KBS Capital Markets Group”). Through October 2019, Messrs. Hall and McMillan actively participated in the management and operations of KBS Holdings and KBS Capital Advisors, which through September 30, 2019 had been involved in the investment in or management of over $15 billion of real estate investments on behalf of the following KBS-sponsored non-traded REITs: KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) (which liquidated in December 2018), KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), this Company (which was formerly known as KBS Strategic Opportunity REIT, Inc.), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”) (which liquidated in December 2018), Pacific Oak Strategic Opportunity REIT II (which was acquired by this Company in October 2020) and KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”). KBS Capital Advisors also served as the U.S. asset manager with respect to approximately $1.1 billion of real estate investments on behalf of Keppel Pacific Oak US REIT and $1.2 billion of real estate investments on behalf of Prime US REIT, both Singapore real estate investment trusts.

Relevant Pacific Oak Experience

Pacific Oak Holdings and Pacific Oak Capital Advisors were formed by Messrs. Hall and McMillan in May 2018. Under their leadership, Pacific Oak has rapidly assembled a strong and experienced team of real estate, finance, accounting and other professionals, many of whom were formerly at KBS. These senior real estate and debt finance professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Hall and McMillan, Michael Bender, Brian Ragsdale, Jeff Rader, Michael Potter, and Jason Espiritu comprise the investment committee of Pacific Oak Capital Advisors that is responsible for our investment decisions. Subject to any limitations in our charter and the oversight of our board of directors, the investment committee of Pacific Oak Capital Advisors evaluates and approves our investments and financings.

Pacific Oak Residential Advisors was formed by Messrs. Hall, McMillan, Michael Gough and T. Jeremiah Healey in August 2020 for the purpose of providing advisory and/or subadvisory services to Pacific Oak-sponsored investors. Under their leadership, Pacific Oak Residential Advisors has assembled a strong and experienced team of senior residential professionals, including specialists in real estate investment, real estate development, asset management, property management, consumer finance, and corporate finance and accounting, all of whom were part of predecessor businesses created by Messrs. Gough and Healey. This team has deep experience in our targeted assets, having worked together and individually on a broad range of transactions, including corporate acquisitions, distressed acquisitions, portfolio acquisitions, rehabilitations and repositionings, and both corporate and asset-based financings. and Together with Messrs. Gough and Healey, Jeffrey Anstis, William Mazar, Kevin O’Connor, Mark Peta, and Daniel Umstead comprise the officers of Pacific Oak Residential Advisors.

Pacific Oak Capital Advisors has acted as the external advisor to our company since November 1, 2019 and to Pacific Oak Strategic Opportunity REIT II from November 1, 2019 through October 5, 2020, the date we acquired Pacific Oak Strategic Opportunity REIT II through the Merger. The individuals currently at Pacific Oak Residential Advisors aided Pacific Oak Capital Advisors in its single-family acquisitions beginning on November 4, 2019, and, since November 12, 2020, Pacific Oak Residential Advisors has sub-advised Pacific Oak Capital Advisors with regard to our single-family home portfolio, which is held through our subsidiary Pacific Oak Residential Trust, Inc. (“PORT”). Pacific Oak Capital Advisors has also acted as the U.S. asset manager on behalf of Keppel Pacific Oak US REIT, a Singapore real estate investment trust, since November 1, 2019. Pacific Oak Capital Advisors also sponsors tax-advantaged Delaware statutory trusts and qualified opportunity zone funds, and is sponsoring a new vehicle for residential investment, Pacific Oak Residential Trust II, Inc. (“PORT II”), for which Pacific Oak Residential Advisors serves as external advisor. Pacific Oak Capital Advisors and its affiliates currently manage approximately $3.5 billion of real estate investments on behalf of those programs as well as private funds and separate investor accounts.

Other Experience

Each of Messrs. Hall and McMillan has over 35 years of experience in real estate and real estate related investments. Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC which, from August 2003 until December 2012, was an asset management company. Before forming Willowbrook with Mr. Hall, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Q:    What is the liquidity history of the public non-traded REITs described above?

A:                 As of the date of this prospectus, KBS REIT I and KBS Legacy Partners Apartment REIT had completed their liquidation process pursuant to the KBS REIT I Plan of Liquidation and KBS Legacy Plan of Liquidation, respectively. In addition, KBS REIT II and KBS REIT III have each reached their respective liquidation decision date and have taken the actions described below. Pacific Oak Strategic Opportunity REIT II was acquired by us prior to its disclosed liquidation decision date.

KBS REIT I’s charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by November 2012, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. Each year beginning in November 2012 and through November 2015, the conflicts committee of KBS REIT I unanimously determined that liquidation was not then in the best interests of KBS REIT I’s stockholders.

On October 5, 2016, the special committee and the board of directors of KBS REIT I unanimously approved the sale of all of KBS REIT I’s assets and its dissolution pursuant to the KBS REIT I Plan of Liquidation. On January 27, 2017, KBS REIT I’s stockholders approved the KBS REIT I Plan of Liquidation. On October 10, 2017, KBS REIT I filed articles of dissolution with the SDAT pursuant to the KBS REIT I Plan of Liquidation, which articles became effective on October 10, 2017. On November 22, 2017, KBS REIT I completed the disposition of the last real estate asset in its portfolio. From January 27, 2017 through the date of its liquidation in December 2018, KBS REIT I paid aggregate liquidating distributions to its stockholders of $3.42 per share, or $631.2 million.

KBS REIT II’s charter requires that KBS REIT II seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by March 31, 2018, unless a majority of KBS REIT II’s independent directors determines that liquidation is not then in the best interest of KBS REIT II’s stockholders. In March 2018 and March 2019, the conflicts committee of KBS REIT II unanimously determined that liquidation was not then in the best interests of KBS REIT II’s stockholders.

On November 13, 2019, the special committee and the board of directors of KBS REIT II unanimously approved the sale of all of KBS REIT II’s assets and its dissolution pursuant to the KBS REIT II Plan of Liquidation. On March 5, 2020, KBS REIT II’s stockholders approved the KBS REIT II Plan of Liquidation. KBS REIT II expects to distribute all of the net proceeds from liquidation to its stockholders within 24 months from March 5, 2020. If KBS REIT II cannot sell its assets and pay its debts within 24 months from March 5, 2020, or if the special committee and board of directors of KBS REIT II determine that it is otherwise advisable to do so, pursuant to the Plan of Liquidation, KBS REIT II may transfer and assign its remaining assets to a liquidating trust. Upon such transfer and assignment, the stockholders of KBS REIT II would receive beneficial interests in the liquidating trust. KBS REIT II can give no assurance regarding the timing of asset dispositions in connection with the implementation of the Plan of Liquidation, the sale prices it will receive for its assets, and the amount or timing of liquidating distributions to be received by its stockholders. From March 5, 2020 through October 12, 2020, KBS REIT II paid aggregate liquidating distributions to its stockholders of $1.00 per share.

KBS Legacy Partners Apartment REIT’s charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by January 31, 2020, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. On August 14, 2017, the special committee and the board of directors of KBS Legacy Partners Apartment REIT unanimously approved the sale of all of KBS Legacy Partners Apartment REIT’s assets and its dissolution pursuant to the KBS Legacy Plan of Liquidation. On December 19, 2017, KBS Legacy Partners Apartment REIT’s stockholders approved the KBS Legacy Plan of Liquidation. On March 29, 2018, KBS Legacy Partners Apartment REIT completed the disposition of the last real estate asset in its portfolio. From December 19, 2017 through the date of its liquidation in December 2018, KBS Legacy Partners Apartment REIT paid aggregate liquidating distributions to its stockholders of $8.47 per share, or $178.2 million.

Section 5.11 of KBS REIT III’s charter requires that KBS REIT III seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by September 30, 2020, unless a majority of KBS REIT III’s independent directors determines that liquidation is not then in the best interest of KBS REIT III’s stockholders. Pursuant to the charter requirement, the independent directors assessed KBS REIT III’s portfolio of investments, and with consideration of the current market conditions, including the uncertainty as a result of the COVID-19 pandemic and lack of liquidity in the marketplace, as well as KBS REIT III’s pursuit of conversion to a perpetual-life NAV REIT, on August 11, 2020, KBS REIT III’s independent directors unanimously determined to postpone approval of KBS REIT III’s liquidation. The charter of KBS REIT III requires that the independent directors revisit the issue of liquidation at least annually. At the KBS REIT III annual meeting of stockholders held on May 7, 2020, KBS REIT III’s stockholders approved the removal of Section 5.11 from KBS REIT III’s charter. As set forth in the proxy statement for KBS REIT III’s annual meeting of stockholders, implementation of this amendment to KBS REIT III’s charter and KBS REIT III’s conversion to an NAV REIT remain subject to further approval of its conflicts committee.

Pacific Oak Strategic Opportunity REIT II’s charter required that it seek stockholder approval of its liquidation if its shares of common stock were not listed on a national securities exchange by August 2024, unless a majority of its independent directors determined that liquidation was not then in the best interest of its stockholders. On February 19, 2020, we, the Merger Sub and Pacific Oak Strategic Opportunity REIT II entered into the Merger Agreement. On October 5, 2020, Pacific Oak Strategic Opportunity REIT II merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity continued as an indirect subsidiary of ours. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of Pacific Oak Strategic Opportunity REIT II ceased. At the effective time of the Merger, each issued and outstanding share of Pacific Oak Strategic Opportunity REIT II’s common stock converted into the right to receive 0.9643 shares of our common stock.

KBS Growth & Income REIT’s charter requires that it seek stockholder approval of its liquidation if its shares of common stock are not listed on a national securities exchange by April 28, 2026, unless a majority of its independent directors determines that liquidation is not then in the best interest of its stockholders. As KBS Growth & Income REIT’s directors have not yet reached April 2026, neither of these actions have occurred.

If a majority of KBS Growth & Income REIT’s independent directors (i.e. conflicts committee) does determine that liquidation is not then in the best interests of its stockholders, KBS Growth & Income REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of KBS Growth & Income REIT’s conflicts committee again determined that liquidation would not be in the best interest of its stockholders. If KBS Growth & Income REIT sought and failed to obtain stockholder approval of its liquidation, KBS Growth & Income REIT’s charter would not require it to list or liquidate and would not require its conflicts committee to revisit the issue of liquidation, and KBS Growth & Income REIT could continue to operate as before. If KBS Growth & Income REIT sought and obtained stockholder approval of its liquidation, KBS Growth & Income REIT would begin an orderly sale of its assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where KBS Growth & Income REIT’s properties are located and the debt markets generally, as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Growth & Income REIT’s directors would try to determine whether listing KBS Growth & Income REIT’s shares or liquidating its assets would be more likely to result in greater benefit to its stockholders.

Q:    What is the role of the board of directors?

A:                 We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. There are five members of our board of directors, three of which are independent of Pacific Oak Capital Advisors and its affiliates. Our charter requires that a majority of our directors be independent of Pacific Oak Capital Advisors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Pacific Oak Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders

Q:    What is a real estate investment trust, or REIT?

A:                 We elected to be taxed as a REIT beginning with the taxable year ended December 31, 2010 and intend to continue to operate in such a manner. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year (computed without regard to the dividends-paid deduction and excluding net capital gain) ; and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

However, under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Q:    What is a non-traded, perpetual-life REIT?

A:                 A non-traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we redeem their shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:    Do you use leverage?

A:                 Yes. We have used leverage, and we expect to continue to use leverage. We expect our debt financing and other liabilities to be between 45% and 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our aggregate borrowings to 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), meaning that our borrowings and other liabilities may exceed our maximum target leverage of 75% of the cost of our tangible assets without violating the borrowing restrictions in our charter. We may exceed our charter limit only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. As of September 30, 2020, our borrowings and other liabilities were approximately 72% and 68% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets.

We may use borrowed funds to: finance acquisitions of new real estate investments; pay for capital improvements, repairs or tenant build-outs to properties; refinance existing indebtedness; pay distributions; fund the redemption or repurchase of our shares or provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment.

For additional disclosure regarding our leverage, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated herein by reference.

Q:    Do you acquire properties in joint ventures, including joint ventures with affiliates?

A:                 We have made investments through joint ventures, and in the future, we may enter into other joint ventures, partnerships and co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and for the development or improvement of properties. Joint venture investments permit us to own interests in properties without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, Pacific Oak Capital Advisors will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments. We may only enter into joint ventures with other Pacific Oak-sponsored programs or affiliated entities if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

Q:    How is an investment in shares of your common stock different from listed REITs?

A:                 An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•

Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

•

An investment in our shares has limited or no liquidity and our share redemption program may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are generally self-managed, whereas our investment operations are managed by our advisor (although we may in the future become self-managed or internalize our management).

•

Unlike the offering of a listed REIT, this offering has been registered in every state and jurisdiction in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:    For whom may an investment in your shares be appropriate?

A:                 An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of U.S. real estate;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to redeem any shares of our common stock and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion, and the opportunity to have your shares redeemed under our share redemption program may not always be available. See “Share Redemptions—Redemption Limitations.”

Q:    How do you structure the ownership and operation of your assets?

A:                 We own, and continue to plan to own, all or substantially all of our assets through the Operating Partnership and Pacific Oak SOR BVI, our wholly owned subsidiaries. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (UPREIT). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our current ownership structure and our relationship with our advisor, our dealer manager and our sponsor.

(1)

Keith D. Hall is our Chief Executive Officer and one of our directors. Peter McMillan III is the Chairman of our Board, our President and one of our directors Messrs. Hall and McMillan collectively own through affiliates 4,279,132 shares of our common stock.

(2)

We are the sole member and manager of Pacific Oak Strategic Opportunity Holdings, LLC. Pacific Oak Strategic Opportunity Holdings, LLC is a limited partner of Pacific Oak Strategic Opportunity Limited Partnership. We are the sole general partner of Pacific Oak Strategic Opportunity Limited Partnership. Pacific Oak Strategic Opportunity Limited Partnership is the sole shareholder of Pacific Oak Strategic SOR (BVI) Holdings, Ltd.

Q:    Are there any risks involved in buying your shares?

A:                 Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•

Since there is no public trading market for shares of our common stock, the redemption or repurchase of shares by us will likely be the only way to dispose of your shares. Our share redemption program will provide stockholders with the opportunity to request that we redeem their shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

The offering price and redemption price for shares of our common stock are generally based on our prior month’s NAV and are not based on any public trading market. In addition to being up to a month old when share purchases and redemptions take place, our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day.

•

A portion of the proceeds received in this offering is expected to be used to satisfy redemption requests, including requests from our existing stockholders which may be significant. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or limit our ability to grow our NAV.

•

In connection with this offering, we incur fees and expenses, which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

•

We have no employees and are dependent on our advisor to conduct our operations, to identify investments, to manage our investments and for the disposition of our properties. Because our new advisor, Pacific Oak Capital Advisors, was recently formed, it could face challenges with employee hiring and retention, information technology, vendor relationships, and funding; if Pacific Oak Capital Advisors faces challenges in performing its obligations to us, it could negatively impact our ability to achieve our investment objectives.

•

All of our executive officers, our affiliated directors and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. As a result, they face conflicts of interest, including but not limited to, conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees our advisor will receive for services rendered to us are based on our NAV, which our advisor is responsible for calculating.

•

Because investment opportunities that are suitable for us may also be suitable for other Pacific Oak-sponsored programs or Pacific Oak-advised investors, our advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders. See “Conflicts of Interest – Our Affiliates’ Interests in Other Pacific Oak-Sponsored Programs and Pacific Oak-Advised Investors – Allocation of Investment Opportunities.”

•

We cannot guarantee that we will make distributions. Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. If we pay distributions from sources other than our cash flow from operations, the overall return to our stockholders may be reduced.

•

Our policies do not limit us from incurring debt until our aggregate borrowings would exceed 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. To the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt such that our total liabilities would exceed this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of an investment in us.

•

We depend on tenants for the revenue generated by our real estate investments and, accordingly, the revenue generated by our real estate investments is dependent upon the success and economic viability of our tenants. Revenues from our properties could decrease due to a reduction in occupancy (caused by factors including, but not limited to, tenant defaults, tenant insolvency, early termination of tenant leases and non-renewal of existing tenant leases) and/or lower rental rates, making it more difficult for us to meet our debt service obligations and limiting our ability to pay distributions to our stockholders.

•

Disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to stockholders. In addition, our real estate investments may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to our stockholders.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership of Shares.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

See “Risk Factors.”

Q:    What are the terms of this offering?

A:                 Pursuant to this prospectus, we are offering on a continuous basis up to $1,000,000,000 of shares of common stock, consisting of up to $850,000,000 in shares in our primary offering and up to $150,000,000 in shares pursuant to our dividend reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different upfront selling commissions and dealer manager fees, and different ongoing distribution fees. The purchase price per share for each class of common stock will vary and will generally equal our prior month’s NAV per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In this case, the transaction price will be our most recently disclosed NAV at such time. This is a “best efforts” offering, which means that Pacific Oak Capital Markets, LLC, the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Subject to certain exceptions, in this offering you must initially invest at least $2,500 in shares of our Class T, Class S and Class D common stock and $1,000,000 in shares of our Class I common stock. We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval.

The following table summarizes the upfront selling commissions and dealer manager fees generally payable at the time you subscribe for Class T, Class S, Class D or Class I shares. The upfront selling commission and dealer manager fee are a percentage of the transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to any shares sold under our dividend reinvestment plan.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

Subject to FINRA limitations on underwriting compensation and certain other limitations, the following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	0.85	%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)

Consists of an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares.

The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV per share of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. In other words, the per share amount of distributions on Class T, Class S, Class D and Class I shares generally differ because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Therefore, as a result of the different ongoing distribution fees allocable to each share class, each share class could have a different NAV per share. If the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share (each in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase and with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Assuming a constant net asset value per share and assuming applicable distribution fees are paid until the 8.75% of gross proceeds limit described herein is reached, we expect that a one-time net investment in $10,000 worth of each class of our shares would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over Life of Investment (Length of Time)		Total (Length of Time)
Class T	$300	$50	$85	$556 (7 years	)	$906 (7 years	)
Class S	$350	$0	$85	$556 (7 years	)	$906 (7 years	)
Class D	$150	$0	$25	$738 (30 years	)	$888 (30 years	)
Class I	$0	$0	$0	$0		$0

Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. Before making your investment decision, please consult with your financial professional regarding your account type and the classes of common stock you may be eligible to purchase.

Certain participating broker-dealers may offer volume discounts, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fee to reach 8.75% of gross proceeds. A lower limit than 8.75% of gross proceeds may be used, as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

If you are eligible to purchase all four classes of shares, then in most cases you should purchase Class I shares because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees, which will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T, Class S and Class D shares but not Class I shares, in most cases you should purchase Class D shares because Class D shares have lower upfront selling commissions, no dealer manager fees and lower annual distribution fees.

Q:    What is the per share purchase price?

A:                 Each class of shares will be sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class.

Q:    How is your NAV per share calculated?

A:                 Our NAV is calculated monthly based on the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. With the approval of our board of directors, including a majority of our independent directors, we have engaged [                    ], an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation advisor. The Independent Valuation Firm will perform or review annual independent third-party appraisals of our properties, confirm the reasonableness of monthly real estate portfolio valuations prepared by our advisor and confirm the reasonableness of our overall monthly NAV and NAV per share determinations. The Independent Valuation Firm is engaged in the business of valuing commercial real estate properties and companies and is not affiliated with us or our advisor. Our NAV per share is calculated by our advisor.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related securities will be valued.

Q:    Is there any minimum investment required?

A:                 The minimum initial investment in Class T, Class S or Class D shares of our common stock in this offering is $2,500, and the minimum subsequent investment in such shares is $500 per transaction. The minimum initial investment in Class I shares of our common stock in this offering is $1,000,000, and the minimum subsequent investment in such shares is $500 per transaction, unless such minimums are waived by the dealer manager. The minimum subsequent investment amount does not apply to purchases made under our dividend reinvestment plan. In addition, our board of directors may elect to accept smaller investments in its discretion.

Q:    What is a “best efforts” offering?

A:                 This is a “best efforts” offering, which means that Pacific Oak Capital Markets, LLC, the dealer manager for this offering and our affiliate, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:     What is the expected term of this offering?

A:                 We have registered $850,000,000 in shares of our common stock, in any combination of Class T shares, Class S shares, Class D shares and Class I shares, to be sold in our primary offering and up to $150,000,000 in shares to be sold pursuant to our dividend reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our dividend reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:    When may I make purchases of shares and at what price?

A:                 Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (generally based on the prior month’s transaction price, which will be our most recently disclosed NAV per share at such time), and to be accepted, a subscription request must be received in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of the common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager). The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Q:    When will the transaction price be available?

A:                 Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at www.SorNavInfo.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:    May I withdraw my subscription request once I have made it?

A:                 Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, [                    ].

Q:     When will my subscription be accepted?

A:                 Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.SorNavInfo.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:    How will you use the proceeds raised in this offering?

A:                 After paying upfront selling commissions, dealer manager fees, additional underwriting compensation and other organization and offering expenses, and assuming that we sell the maximum offering, we estimate net proceeds from this offering in an amount equal to $961.1 million, or approximately 96.11% of the gross proceeds from this offering, to be available to us. Upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees, have no effect on the NAV of any class. Accordingly, if we fund additional underwriting compensation and issuer organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 97.93% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy will be to pay distributions from cash flow from operations. Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets. The foregoing figures are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth above because many offering costs are fixed and do not depend on the amount of capital raised in the offering. See “Estimated Use of Proceeds.”

Q:    Will I receive distributions and how often?

A:                 Prior to the commencement of this offering, we intend to modify our distribution policy to pay distributions on a monthly basis. We expect to declare distributions based on monthly record dates. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We declare distributions when our board of directors determines we have sufficient cash flow from operations, investment activities and/or strategic financings. We expect to fund distributions from interest and rental income on investments, the maturity, payoff or settlement of those investments and from strategic sales of loans, debt securities, properties and other assets. However, our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future, other third party borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement described below.

We expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. However, we have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. In determining the appropriate level of a distribution, our board of directors considers a number of factors, including the current and anticipated market conditions, current and anticipated future performance and make-up of our investments, our overall financial projections and expected future cash needs. We can give no assurance that the board of directors will continue to set distributions at current levels and our distribution levels may change from time to time. Depending on the distribution level relative to cash flow generated from our portfolio, if our distributions exceed cash flow generated from our operations, it may cause a decrease in our NAV if not offset by other effects.

We elected to be taxed as a REIT under the Internal Revenue Code and have operated as such beginning with our taxable year ended December 31, 2010. To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

See “Description of Capital Stock—Distribution” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differ because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares).

Q:     Will the distributions I receive be taxable as ordinary income?

A:                 Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:    May I reinvest my cash distributions in additional shares?

A:                 Yes. Our dividend reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our dividend reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, you may choose to enroll as a participant in our dividend reinvestment plan.

The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. However, our board of directors may determine, in its sole discretion, to have any distributions paid in cash without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. Stockholders do not pay selling commissions or a dealer manager fee when purchasing shares pursuant to the dividend reinvestment plan. Because the distribution fee is calculated based on our NAV, it reduces the distributions and/or NAV with respect to our Class T, Class S and Class D shares, including shares issued under the dividend reinvestment plan with respect to such share classes. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Shares acquired under the dividend reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in this offering.

Participants may terminate their participation in the dividend reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we redeem a portion of a participant’s shares, the participant’s participation in the dividend reinvestment plan with respect to the participant’s shares that were not redeemed will not be terminated unless the participant requests such termination pursuant to the dividend reinvestment plan. Our board of directors may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

See “Description of Capital Stock—Dividend Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Q:    Can I request that my shares be redeemed?

A:                 Yes. However, while stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption program, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption program, to the extent we choose to redeem shares in any particular month, we will only redeem shares as of the opening of the last calendar day of that month (each such date, a “Redemption Date”). Redemptions will be made at the transaction price in effect on the Redemption Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Redemption Deduction”). For purposes of the Early Redemption Deduction, the one-year holding period is measured as of the subscription closing date immediately following the prospective redemption date. The Early Redemption Deduction may only be waived in the case of redemption requests arising from the death or qualified disability of the holder. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. The Early Redemption Deduction will not apply to shares acquired through our dividend reinvestment plan or issued pursuant to a stock dividend. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

We may redeem your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV.

The total amount of aggregate redemptions of Class T, Class S, Class D and Class I shares is limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares redeemed at the end of the month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable.

For the first 90 days of this offering, no redemptions will be approved for any of our stockholders, in order to help us transition to our new share redemption program as a perpetual-life REIT.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. We may fund redemptions requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the Company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See “Share Redemptions—Redemption Limitations.”

Q:    Will I be notified of how my investment is doing?

A:                 Yes. We will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; facsimile; electronic delivery; posting on our website at www.SorNavInfo.com; or publicly filing such information with the SEC, which information is available at www.sec.gov.

Our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:    When will I get my detailed tax information?

A:                 Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:    What are the fees that you pay to the advisor and its affiliates?

A:                 We pay our advisor, the dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us, subject to the review and approval of our conflicts committee. Set forth below is a summary of the fees and expenses we expect to pay these entities in connection with this offering or our operations. The estimated amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and dividend reinvestment plan. See “Management – The Advisory Agreement” and “Compensation” for additional information about fees and expenses payable to our advisor and its affiliates.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees, and therefore have no effect on the NAV of any class. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees—Pacific Oak Capital Markets

Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Our dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our dividend reinvestment plan.

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $20.5 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $0.2 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 65% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Distribution Fees—Pacific Oak Capital Markets

Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:

•   with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•   with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•   with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

We do not pay a distribution fee with respect to our outstanding Class I shares.

Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

For Class T shares, the distribution fees will equal approximately $0.3 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $4.5 million per annum if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $0.1 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 65% of our offering proceeds are from the sale of Class S shares and 5% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our dividend reinvestment plan and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares. Because the distribution fees are calculated based on our NAV for our Class T, Class S and Class D shares, they will reduce the distributions payable, or, alternatively, the NAV, with respect to the shares of each such class, including shares issued under our dividend reinvestment plan. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share (each in the case of a limit of 8.75% of gross proceeds) over

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

approximately 7 years from the date of purchase and with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would equal or exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Distribution Fees—Class T, Class S and Class D Shares.”

Additional Underwriting Compensation—Pacific Oak Capital Markets or Pacific Oak Capital Advisors

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution–Underwriting Compensation,” including legal fees of our dealer manager, costs reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, reimbursement of broker-dealers for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing of our shares and ownership of our shares by their participating customers, and promotional items.

In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described in the “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as

We estimate our additional underwriting compensation expenses to be approximately $4.43 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.”

Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

Other Organization and Offering Expenses— Pacific Oak Capital Advisors and Pacific Oak Capital Markets	We also pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.	We estimate these other organization and offering expenses to be approximately $13.71 million if we sell the maximum offering amount.

After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement— Pacific Oak Capital Advisors	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or other similar fees in connection with making investments. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, financing and development of real estate investments, whether or not such investments are acquired, and may make payments to third parties or possibly certain of our advisor’s affiliates in connection with providing services to us.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Operational Activities

Management Fee (Fixed Component Fee) and Expense Reimbursement— Pacific Oak Capital Advisors and Pacific Oak Capital Markets	We pay our advisor a management fee with a fixed component equal to 1.25% of NAV per annum payable monthly. In calculating the management fee, we use our NAV before giving effect to monthly accruals for the management fee, the performance fee, distribution fees, or distributions payable on our outstanding shares.	Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at this time.

The management fee may be paid, at our advisor’s election, in cash or Class I shares. To the extent that our advisor elects to receive any portion of its management fee in Class I shares, we may repurchase such Class I shares from our advisor at a later date. Shares of our Class I common stock obtained by our advisor will not be subject to the redemption limits of our share redemption program or any Early Redemption Deduction.

In addition to the organization and offering expense and acquisition expense reimbursements described above, our advisor has the right to seek reimbursement from us for all costs and expenses it incurs in connection with the provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for additional employee costs. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers. In addition, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

Performance Fee—Pacific Oak Capital Advisors	We will pay our advisor an annual performance fee equal to 15.0% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein). Such performance fee is paid annually and accrues monthly.	Actual amounts of the performance fee depend upon our actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

For a detailed explanation of how the performance participation fee is calculated, see “Compensation.” For a hypothetical calculation of the performance fee calculation, see “Compensation—Performance Fee Example.”

For purposes of the calculation above, the initial “calendar year” will be deemed to begin on [                    ] and end on December 31, 2021.

In addition, immediately prior to the commencement of this offering, we may compensate our advisor for performance since September 30, 2018, as part of a restructuring of the incentive fees we pay to our advisor.

Fees from Other Services—Affiliates of Pacific Oak Capital Advisors	We may retain certain of Pacific Oak Capital Advisors’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to Pacific Oak Capital Advisors’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates.	Actual amounts depend on to what extent affiliates of the Pacific Oak Capital Advisors are actually engaged to perform such services.

Our Total Operating Expenses, including any performance fee, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•

“Total Operating Expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period less the total expenses applicable to such period other than additions for depreciation or bad debt or other similar non-cash reserves.

Q:    What conflicts of interest does your advisor face?

A:                 Pacific Oak Capital Advisors and its affiliates experience conflicts of interest in connection with the management of our business. Our advisor is owned and controlled by Pacific Oak Holdings, our sponsor. Keith D. Hall, our Chief Executive Officer and one of our directors, and Peter McMillan III, our Chairman of the Board and President and one of our directors, each own 50% of and co-manage Pacific Oak Holdings, which owns our advisor and our dealer manager.

Pacific Oak Capital Advisors acts as the external advisor to our company has delegated management of our single-family home portfolio to its affiliate, Pacific Oak Residential Advisors. Pacific Oak Capital Advisors also acts as the U.S. asset manager on behalf of Keppel Pacific Oak US REIT, a Singapore real estate investment trust. Pacific Oak Capital Advisors also sponsors tax-advantaged Delaware statutory trusts and qualified opportunity zone funds, and is sponsoring a new vehicle for residential investment, PORT II, for which Pacific Oak Residential Advisors serves as external advisor. These programs rely on the many of the same personnel as we do, share our dealer manager and compete with us for capital raising. In addition, PORT II intends to invest in single-family rental homes, like we do. We currently expect Pacific Oak Capital Advisors and Pacific Oak Residential Advisors to allocate single-family rental home investment opportunities between us and PORT II pro rata based on our investible capital.

All of our executive officers, our affiliated directors and other key real estate and debt finance professionals at our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager, and/or other Pacific Oak-affiliated investment advisors that are the sponsors of other Pacific Oak-sponsored programs or are the advisors of Pacific Oak-advised investors. Some of the material conflicts that Pacific Oak Capital Advisors and its affiliates face include the following:

•

Pacific Oak Capital Advisors and its affiliates must determine which investment opportunities to recommend to us and the other Pacific Oak-sponsored programs that are raising funds for investment, or that have funds available for investment, or for whom a Pacific Oak affiliate serves as an advisor as well as any programs Pacific Oak affiliates may sponsor in the future. See “Conflicts of Interest – Our Affiliates’ Interests in Other Pacific Oak-Sponsored Programs and Pacific Oak-Advised Investors – Allocation of Investment Opportunities.”

•

Our sponsor and its team of professionals at Pacific Oak Capital Advisors and its affiliates (including Pacific Oak Residential Advisors and Pacific Oak Capital Markets, our dealer manager) have to allocate their time between us and other programs and activities in which they are involved;

•

The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for calculating;

•	Pacific Oak Capital Advisors and its affiliates, including our dealer manager, receive fees in connection with, or as result of, our offerings of equity securities;

•	Pacific Oak Capital Advisors and its affiliates may structure the terms of joint ventures between us and other Pacific Oak-sponsored programs or Pacific Oak-advised entities;

•

The key real estate, debt finance, management and accounting professionals at our advisor may become employees of another Pacific Oak-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other Pacific Oak-sponsored programs.

Q:    Are there any limitations on the level of ownership of shares?

A:                 Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, (provided that the minimum purchase requirement solely for your transfer or subsequent sale of Class I shares is $2,500), except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. Any sale must also comply with applicable state and federal securities laws.

Q:    Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A:                 Yes. The section of this memorandum entitled “Certain ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors—Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:    Are there any Investment Company Act of 1940 considerations?

A:                 We intend to continue to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate-related loans in which we may invest are qualifying real estate assets. Thus, we intend to treat these investments, to the extent we make sure investments, as qualifying real estate assets.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Q:    Who can help answer my questions?

A:                 If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial professional or our transfer agent:

DST Systems, Inc.

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Toll Free Number: [                    ]

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects, financial condition and forward-looking statements. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to This Offering and Our Organizational Structure

There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, the redemption or repurchase of your shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the transaction price of the class of shares being redeemed on the date of redemption (which will generally be equal to our prior month’s NAV per share, which will be our most recently disclosed NAV per share at such time) and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum account balance of $500 of shares, even if your failure to meet the minimum account balance is caused solely by a decline in our NAV. For the first 90 days of this offering, no redemptions will be approved for any of our stockholders, in order to help us transition to our new share redemption program as a perpetual-life REIT. Subject to limited exceptions, shares redeemed within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share redemption plan. As a result of this and the fact that our NAV will fluctuate, you may receive less than the price you paid for your shares upon redemption by us pursuant to our share redemption program. See “Share Redemptions—Early Redemption Deduction.”

Your ability to have your shares redeemed through our share redemption program is limited. We may choose to redeem fewer shares than have been requested to be redeemed, in our discretion at any time, and the amount of shares we may redeem is subject to caps. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption program, or none at all, in our discretion at any time. We may redeem fewer shares than have been requested to be redeemed due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares. In addition, the total amount of shares that we will redeem is limited, in any calendar month, to shares whose aggregate value (based on the redemption price per share on the date of the redemption) is no more than 2% of our aggregate NAV as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV as of the last day of the previous calendar quarter. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be redeemed in any given month are not redeemed, funds will be allocated pro rata based on the total number of shares of common stock being redeemed without regard to class and subject to the volume limitation. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable.

The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the Company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. Because we are not required to authorize the recommencement of the share redemption program within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares redeemed by us may be limited and at times you may not be able to liquidate your investment. See “Share Redemptions—Redemption Limitations.”

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share redemption program at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy redemption requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

Our stockholders will not have the opportunity to evaluate our future investments before we make them, which makes our stockholders’ investment more speculative.

We will seek to invest a portion of the net proceeds from this offering to make investments in accordance with our investment strategy and policies. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of Pacific Oak Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of counterparties in transactions. We will also depend upon the performance of third-party loan servicers and property managers in connection with managing our investments. Stockholders must rely entirely on the management abilities of Pacific Oak Capital Advisors, the loan servicers and property managers Pacific Oak Capital Advisors selects and the oversight of our board of directors. We can give our stockholders’ no assurance that Pacific Oak Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if Pacific Oak Capital Advisors makes investments on our behalf, our objectives will be achieved. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

A concentration of our real estate investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

Our investments are primarily categorized into two segments, strategic opportunistic properties and related investments and single-family homes. As a result, we will be subject to risks inherent in investments in limited types of properties. If our investments are substantially in limited property classes, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments. As of October 5, 2020, our investments in office properties, including our office unconsolidated joint ventures, and our single-family homes represented 49.5% and 10.3% of our total assets, respectively.

Because of the concentration of a significant portion of our assets in two geographic areas, any adverse economic, real estate or business conditions in these areas could affect our operating results and our ability to make distributions to our stockholders.

As of October 5, 2020, our real estate investments in California and Georgia represented 31.0% and 10.3% of our total assets, respectively. As a result, the geographic concentration of our portfolio makes it particularly susceptible to adverse economic developments in the Georgia and California real estate markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect our operating results and our ability to make distributions to stockholders.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, commercial real estate values and our ability to secure debt financing, service debt obligations, or pay distributions to our stockholders.

Currently, both the investing and leasing environments are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans. Possible future declines in rental rates, slower or potentially negative net absorption of leased space and expectations of future rental concessions, including free rent to renew tenants early, to retain tenants who are up for renewal or to attract new tenants, may result in decreases in cash flows.

We have relied on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our existing indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our existing indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Recent financial market conditions have improved from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. Lending activity has increased; however, it remains uncertain whether the capital markets can sustain the current transaction levels. Any disruption to the debt and capital markets could result in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts paid for such investments;

•	the value of collateral securing any loan investments we may make could decrease below the outstanding principal amount of such loans; and/or

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

Pacific Oak Capital Advisors has a limited operating history.

Pacific Oak Capital Advisors, our advisor, was formed in 2018 and started operating as our advisor on November 1, 2019. Keith D. Hall, our Chief Executive Officer and one of our directors, and Peter McMillan III, our Chairman of the Board and President and one of our directors, each own 50% and co-manage Pacific Oak Holdings, which owns and controls Pacific Oak Capital Advisors. Each of Messrs. Hall and McMillan each has over 35 years of experience in investment management, including 14 years at KBS. Under their leadership, Pacific Oak has rapidly assembled a strong and experienced team of real estate, finance, accounting and other professionals, many of whom were formerly at KBS. Messrs. Hall and McMillan work together at Pacific Oak Capital Advisors with their team of key real estate and debt finance professionals. These senior real estate and debt finance professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Pacific Oak Capital Advisors currently manages approximately $3.5 billion of real estate investments. However, because Pacific Oak Capital Advisors was recently formed, it could face challenges with employee hiring and retention, information technology, vendor relationships, and funding. We rely on our sponsor, our officers, our advisor and the real estate, debt finance, management and accounting professionals that our advisor retains, to provide services to us for the day-to-day operation of our business. If Pacific Oak Capital Advisors faces challenges in performing its obligations to us, it could negatively impact our ability to achieve our investment objectives.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on Pacific Oak Capital Advisors, its affiliates and the key real estate and debt finance professionals at Pacific Oak Capital Advisors to manage our operations and our portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. Our advisor depends upon the fees and other compensation that it receives from us and other public Pacific Oak-sponsored programs in connection with the origination, purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of Pacific Oak Capital Advisors or its affiliates or our relationship with Pacific Oak Capital Advisors or its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments. Furthermore, if Pacific Oak Capital Advisors was unable or unwilling to continue to provide management services to us, we may need to find an advisor to replace the management services Pacific Oak Capital Advisors provides to us. In such event our operating performance and the return on our stockholders’ investment could suffer.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and the overall return to our stockholders may be reduced.

We will declare distributions when our board of directors determines we have sufficient cash flow from operations, investment activities and/or strategic financings. We expect to fund distributions from interest and rental income on investments, the maturity, payoff or settlement of those investments and from strategic sales of loans, properties and other assets. We may also fund distributions from debt financings.

As a REIT, we will generally have to hold our assets for two years for the production of real estate income in order to meet the safe harbor to avoid a 100% prohibited transactions tax, unless such assets are held through a TRS or other taxable corporation. At such time as we have assets that we have held for at least two years, we anticipate that we may authorize and declare distributions based on gains on asset sales, to the extent we close on the sale of one or more assets and the board of directors does not determine to reinvest the proceeds of such sales. Additionally, our board of directors intends to declare distributions quarterly based on cash flow from our investments.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”)). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our distribution policy is not to pay distributions from sources other than cash flow from operations, investment activities and strategic financings. However, our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from the issuance of securities, borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations, we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement described above. In such an event, we would look first to other third-party borrowings to fund these distributions. If we fund distributions from financings, the proceeds from issuances of securities or sources other than our cash flow from operations, we will have less funds available for investment in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments and the overall return to our stockholders may be reduced.

In addition, to the extent distributions exceed cash flow from operations and gains realized from the dispositions of properties, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flows from operations or gains realized from the dispositions of properties. For the year ended December 31, 2017, we paid aggregate distributions of $15.9 million (of which $8.7 million was reinvested through our dividend reinvestment plan). Our net income attributable to stockholders for the year ended December 31, 2017 was $210.6 million. For the year ended December 31, 2017, we funded 85% of total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with current cash provided by operations and 15% of total distributions paid from gains realized from the dispositions of properties. For the year ended December 31, 2018, we paid aggregate distributions of $72.4 million (of which $1.4 million was reinvested through our dividend reinvestment plan). Our net income attributable to stockholders for the year ended December 31, 2018 was $33.5 million. For the year ended December 31, 2018, we funded 97% of total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with gains realized from the dispositions of properties and 3% of total distributions paid with cash provided by operations. For the year ended December 31, 2019, we paid aggregate distributions of $1.7 million (of which $0.8 million was reinvested through our dividend reinvestment plan). Our net loss attributable to stockholders for the year ended December 31, 2019 was $17.3 million. For the year ended December 31, 2019, we funded 100% of total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with cash from gains realized from the dispositions of properties. From inception through December 31, 2019, we funded 10% of total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with proceeds from debt financing, funded 43% of total distributions paid with the gains realized from the dispositions of properties and funded 47% of total distributions paid with cash provided by operations. Our cumulative distributions paid and net income attributable to common stockholders from inception through December 31, 2019 were $194.8 million and $169.4 million, respectively.

Payments to our advisor in the form of common stock in lieu of fees will dilute future cash available for distribution to our stockholders.

Our advisor may choose to receive our common stock in lieu of certain fees. Repurchases of our shares from our advisor paid as a management fee are not subject to the monthly and quarterly volume limitations or the Early Redemption Deduction, and such sales receive priority over other shares submitted for redemption during such period. Repurchases of our shares paid to our advisor as a performance fee are not subject to the Early Redemption Deduction, but such repurchases are subject to the monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period.

We are required to pay substantial compensation to the advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors. Payment of fees and expenses to our advisor and its affiliates reduce the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Pursuant to our agreements with the advisor and its affiliates, we are obligated to pay substantial compensation to the advisor and its affiliates. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the advisor and its affiliates may increase or decrease during this offering or future offerings if such change is approved by a majority of our board of directors, including a majority of the independent directors. The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, which our advisor is responsible for calculating. These payments to the advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

Purchases and redemptions or repurchases of shares of our common stock are made based on the most recently disclosed NAV per share at such time, which is generally the prior month’s NAV per share of our common stock.

Generally, our offering price per share and the price at which we make redemptions or repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or redemption request may be significantly different than the offering price you pay or the redemption price you receive. In addition, we may offer and redeem or repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and redemption or repurchase price will be our most recently disclosed NAV per share at such time.

Valuations and appraisals of our properties, investments, other assets and liabilities are estimates of value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our newly acquired properties will generally initially be valued at cost, which we expect to represent fair value at that time. Each newly acquired property will then be valued by an independent third-party appraisal firm within the first full quarter after acquisition. Existing properties in our portfolio will be valued by an independent third-party appraisal firm at least once per calendar year. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. With respect to each property, the then most recent appraised value will be used by our advisor in the first monthly NAV determination made after the appraisal is given, but thereafter our advisor will update the valuations of our properties monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our Independent Valuation Firm. Although monthly reviews of each of our real property valuations will be performed by our Independent Valuation Firm, such reviews are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our Independent Valuation Firm. In addition, our investments in real estate-related securities, while a component of NAV, will be valued by our advisor, based on market quotations or at fair value.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related securities will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of our advisor and our Independent Valuation Firm. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and the dealer manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

Our advisor’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports. The Independent Valuation Firm will perform or review the annual independent third-party appraisals of our properties in accordance with valuation guidelines approved by our board of directors. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. Our advisor will review appraisal reports and monitor our properties and real estate-related securities, and is responsible for notifying the Independent Valuation Firm of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related securities or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. Our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

The methods used by our advisor to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish our NAV solely for purposes of establishing the price at which we sell and redeem shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures.

You should carefully review the disclosure of our valuation policies and how our NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

We may raise significantly less than the maximum offering amount in this public offering.

In this offering, we are offering on a continuous basis up to $1,000,000,000 of shares of our common stock. However, we may raise significantly less than this amount. The less capital we raise, the less capital we will have available to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

Participating broker-dealers in this offering are required to comply with Regulation Best Interest, which enhances the broker-dealer standard of conduct beyond current suitability obligations and requires participating broker-dealers in this offering to act in the best interest of each investor when making a recommendation to purchase shares in this offering, without placing their financial or other interest ahead of the investor’s interests. See “Suitability Standards – Regulation Best Interest.” The application of this enhanced standard of conduct may impact whether a broker-dealer recommends our shares for investment and consequently may adversely affect our ability to raise substantial funds in this offering. In particular, under SEC guidance concerning the rule, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, our ability to raise capital will be adversely affected.

Furthermore, the figures presented in the section of this prospectus entitled “Estimated Use of Proceeds” are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth in the section of this prospectus entitled “Estimated Use of Proceeds” because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Pacific Oak Capital Markets, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Pacific Oak Capital Markets, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Pacific Oak Capital Markets to build and maintain a network of broker-dealers to sell our shares to their clients. If Pacific Oak Capital Markets is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable properties on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments.

In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of this offering or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These charter provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, targeted investments, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This exclusive forum provision does not apply to claims under the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions.

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure our stockholders that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Although we are not currently afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent our stockholders from receiving a premium price for their shares in such a transaction.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that none of our independent directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, our stockholders and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 2,010,000,000 shares of capital stock, of which 2,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class T shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class D shares and 500,000,000 are classified as Class I shares, and 10,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue shares of our common stock or units in our Operating Partnership in private offerings; (3) issue shares of our common stock to the advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance fee; or (4) issue shares of our common stock or units in our Operating Partnership to sellers of properties we acquire. To the extent we issue additional shares of common stock after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional units of our Operating Partnership after you purchase in this offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the units of our Operating Partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by our Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common units of our Operating Partnership which correspond to the common stock held by our stockholders.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (IT) networks and related systems.

We face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

A security breach or other significant disruption involving our IT networks and related systems could:

•	disrupt the proper functioning of our networks and systems and therefore our operations;

•	result in misstated financial reports, violations of loan covenants and/or missed reporting deadlines;

•	result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;

•

result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes;

•	require significant management attention and resources to remedy any damages that result;

•	subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or

•	damage our reputation among our stockholders.

Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.

We face significant competition for tenants and in the acquisition and disposition of real estate investments, which may limit our ability to achieve our investment objectives or pay distributions.

The U.S. commercial real estate investment and leasing markets remain competitive. We face competition from various entities for investment and disposition opportunities, for prospective tenants and to retain our current tenants, including other REITs, pension funds, banks and insurance companies, investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of their investments.

We depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The U.S. commercial real estate industry has created increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. In order to do so, we have offered and may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. Further, as a result of their greater resources, the entities referenced above may have more flexibility than we do in their ability to offer rental concessions to attract and retain tenants, which could put additional pressure on our ability to maintain or raise rents and could adversely affect our ability to attract or retain tenants. Our investors must rely entirely on the management abilities of our advisor, the property managers our advisor selects and the oversight of our board of directors. In the event we are unable to find new tenants and keep existing tenants, or if we are forced to offer significant inducements to such tenants, we may not be able to meet our investment objectives and our financial condition, results of operations, cash flow, ability to satisfy our debt service obligations and ability to pay distributions to our stockholders may be adversely affected.

We face competition from these same entities for real estate investment opportunities. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit market and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. We can give no assurance that our advisor will be successful in obtaining additional suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns may be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

We also face competition from many of the types of entities referenced above regarding the disposition of properties. These entities may possess properties in similar locations and/or of the same property types as ours and may be attempting to dispose of these properties at the same time we are attempting to dispose of some of our properties, providing potential purchasers with a larger number of properties from which to choose and potentially decreasing the sales price for such properties. Additionally, these entities may be willing to accept a lower return on their individual investments, which could further reduce the sales price of such properties. This competition could decrease the sales proceeds we receive for properties that we sell, assuming we are able to sell such properties, which could adversely affect our cash flows and the overall return for our stockholders.

Although we believe that we are well-positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates and commercial real estate values and our ability to refinance or secure debt financing, service future debt obligations, or pay distributions to our stockholders.

We have relied on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our existing indebtedness. We also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our existing indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Market conditions can change quickly, which could negatively impact the value of our assets and may interfere with the implementation of our business strategy and/or force us to modify it.

Disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Any disruption to the debt and capital markets could result in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, any decline in economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio, which could have the following negative effects on us:

•	the values of our real estate properties could decrease below the amounts paid for such properties; and/or

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

In order to maintain what we deem to be sufficient liquidity for our redemption program it may cause us to keep more of our assets in securities, cash, cash equivalents and other short-term investments than we would otherwise like which would affect returns.

In order to provide liquidity for share redemptions, we intend to, subject to any limitations and requirements relating to our intention to qualify as a REIT, maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more domestic or offshore borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets. This could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

Because we depend upon our advisor and its affiliates to select, acquire, manage and dispose of our real estate investments and to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could cause our operations to suffer.

We depend on our advisor and its affiliates to select, acquire, manage and dispose of our real estate investments and to conduct our operations. Our advisor and its affiliates depend upon the fees and other compensation that it receives from us and other Pacific Oak-sponsored programs that they advise in connection with the purchase, management and sale of assets to conduct their operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to retain or obtain key real estate and debt finance professionals at our advisor and its affiliates could delay or hinder implementation of our investment, management and disposition strategies, which could limit our ability to pay distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Hall and McMillan and the team of real estate and debt finance professions at our advisor and its affiliates. Neither we nor our advisor or its affiliates have employment agreements with these individuals, and they may not remain associated with us, our advisor or its affiliates. If any of these persons were to cease their association with us, our advisor or its affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled professionals. Further, we have established strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete in such regions. We may be unsuccessful in maintaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment, management and disposition strategies could be delayed or hindered and the value of our stockholders’ investment in us could decline.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the advisor an event requiring the immediate repayment of the full outstanding balance of the loan. Similarly, under any line of credit we obtain, the termination or replacement of the advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The current outbreak of the novel coronavirus, or COVID-19, has caused severe disruptions in the U.S. and global economy and will likely have a negative impact on our business and operations.

The current outbreak of the novel coronavirus, or COVID-19, has caused severe disruptions in the U.S. and global economy and will likely have a negative impact on our business and operations. This impact could be adverse to the extent the current COVID-19 outbreak, or future pandemics, cause tenants to be unable to pay their rent or reduce the demand for commercial real estate, or cause other impacts described below.

The outbreak of COVID-19 in many countries, including the United States, continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines and restrictions on travel.

Nearly all U.S. cities and states, including cities and states where our properties are located, have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects that may continue. There can be no assurances as to the length of time these restrictions will remain in place. The COVID-19 outbreak has had, and future pandemics could have, a significant adverse impact on economic and market conditions of economies around the world, including the United States, and has triggered a period of global economic slowdown.

The effects of COVID-19 or another pandemic could negatively affect us and/or our tenants due to, among other factors:

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the unavailability of personnel, including executive officers and other leaders that are part of the management team and the inability to recruit, attract and retain skilled personnel-to the extent management or personnel are impacted in significant numbers by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work—business and operating results may be negatively impacted;

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difficulty accessing debt and equity capital on attractive terms, or at all—a severe disruption and instability in the global financial markets or deterioration in credit and financing conditions may affect our and our tenants’ ability to access capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may negatively affect the valuation of financial assets and liabilities, any of which could affect our ability to meet liquidity and capital expenditure requirements or have a negative effect on our business, financial condition, results of operations and cash flows;

•	an inability to operate in affected areas, or delays in the supply of products or services from the vendors that are needed to operate effectively;

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tenants’ inability to pay rent on their leases or our inability to re-lease space that is or becomes vacant, which inability, if extreme, could cause us to: (i) no longer be able to pay distributions at our current rates or at all in order to preserve liquidity and (ii) be unable to meet our debt obligations to lenders, which could cause us to lose title to the properties securing such debt, trigger cross-default provisions, or could cause us to be unable to meet debt covenants, which could cause us to have to sell properties or refinance debt on unattractive terms; and

•	our inability to deploy capital due to slower transaction volume which may be dilutive to shareholders.

Because our property investments are located in the United States, COVID-19 has begun and will continue to impact our properties and operating results given its continued spread within the United States reduces occupancy, increases the cost of operation, results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our properties and operating results.

Customers and potential customers of the properties we own, operate in industries that are being negatively affected by the disruption to business caused by this global outbreak. Tenants or operators have been, and may in the future be, required to suspend operations at our properties for what could be an extended period of time. Certain of our office properties have been negatively impacted by similar impacts on our tenants’ businesses. Our multifamily properties have been impacted by declining household incomes and wealth, which may result in delinquencies or vacancies. A number of our customers have requested rent concessions and more customers may request rent concessions or may not pay rent in the future. This could lead to increased customer delinquencies and/or defaults under leases, a lower demand for rentable space leading to increased concessions or lower occupancy, and/or tenant improvement expenditures, or reduced rental rates to maintain occupancies. Our operations could be negatively affected if the economic downturn is prolonged, which could also affect our operating results, ability to pay distributions, ability to repay or refinance debt, and the value of shares.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19. The full extent of the impact and effects of COVID-19 on our future financial performance, as a whole, and, specifically on our real estate property holdings, are uncertain at this time. The impact will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, and production delays, and the uncertainty with respect to the duration of the global economic slowdown. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, financial condition, results of operations, cash flows, and value of shares. As a result of COVID-19, we have experienced and continue to experience a negative impact on our liquidity, and could experience additional material impacts including, but not limited to, asset impairment charges. We anticipate this will have a material impact on our business, results of operations and cash flows.

General Risks Related to Investments

Our investments will be subject to the risks typically associated with real estate.

We have invested in and will continue to invest in a diverse portfolio of opportunistic real estate, real estate-related loans, real estate-related debt securities and other real estate-related investments. Each of these investments will be subject to the risks typically associated with real estate. Our potential investments in residential and commercial mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by real estate property values. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes, floods and pandemics;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans and our tenants to pay their rent, as well as on the value that we can realize from other real estate-related assets we originate, own or acquire.

We depend on tenants for revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our real estate investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and could require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our stockholders.

We are dependent on the third-party managers of our hotels.

We currently own two hotel properties. In order to qualify as a REIT, we are not able to operate any hotel properties or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a “taxable REIT subsidiary” or “TRS” in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace our management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotel.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to our stockholders. In addition, because a property’s market value depends principally upon the value of the leases associated with that property, the resale value of a property with high or prolonged vacancies could suffer, which could further reduce our returns.

Properties acquired as part of portfolios or in bulk may subject us to a variety of risks.

We expect that a substantial portion of future single family home property acquisitions will be purchased as portfolios in bulk from owners of portfolios of single family homes. To the extent the management and leasing of such properties have not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the tenants and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may not be accurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we timely pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies.

A number of our single family home properties are part of home owners associations (HOAs), and we and tenants of such properties are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive. Violations of such rules may subject us to additional fees, penalties and litigation with such HOAs which would be costly.

A number of our single family home properties are located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. We pay all HOA fees and assessments directly. The majority of the HOA fees due on our properties are billed annually. The fees are paid when due by our property managers and are included in our property and operating expenses. HOAs in which we own properties may have or may enact onerous or arbitrary rules that restrict our ability to restore, market or lease our properties or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale or the requirement that specific construction materials be used in restorations. Some HOAs also impose limits on the number of property owners who may rent their homes, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs of lost rental revenue. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas, and we may have tenants who violate HOA rules and for which we may be liable as the property owner. Additionally, the boards of directors of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.

We are subject to tenant relief laws and may be subject to rent control laws, which could negatively impact our rental revenue.

As an owner of single family home rental properties, we expect that we will regularly be seeking to evict tenants who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will result in additional legal costs and require the time and attention of our management. The eviction process is typically subject to numerous legal requirements and mandatory “cure” policies, which may increase our costs and delay our ability to gain possession of and stabilize a property. Additionally, state and local landlord-tenant laws may impose legal duties on us to assist tenants in relocating to new housing, or restrict our ability to recover certain costs or charge tenants for damage tenants cause to our property. Because such laws vary by state and locality, we will need to be familiar with and take appropriate steps to comply with applicable landlord-tenant laws in the jurisdictions in which we operate, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, a class of plaintiffs or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Furthermore, rent control laws may affect our rental revenue. Especially in times of recession and economic slowdown, rent control initiatives can receive significant political support. If rent control becomes applicable to certain of our properties, the effects on both our rental revenue and the value of such properties could be material and adverse.

Class action, tenants’ rights and consumer rights litigation may result in increased expenses and harm our results.

There are numerous tenants’ rights and consumer rights organizations that operate in our single family home property markets, and, as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. With the increased market for single family rentals arising from former homeowners who may have lost their properties, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues, including issues relating to the Fair Housing Act, or FHA, and its state law counterparts. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take if initiated or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could limit our business operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Poor tenant selection and defaults by our tenants may negatively affect our financial performance and reputation.

Our success with single family home rentals will depend, in large part, upon our ability to attract and retain qualified tenants for our single family home properties. This will depend, in turn, upon our ability to screen applicants, identify good tenants and avoid tenants who may default. We will inevitably make mistakes in our selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sub-let to less desirable individuals in violation of our leases or permit unauthorized persons to live with them. In addition, defaulting tenants will often be effectively judgment-proof. The process of evicting a defaulting tenant from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental revenue or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties, such as marketing expense and brokerage commissions, and will not collect revenue while the property is vacant. Although we will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that we will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

Our opportunistic property-acquisition strategy involves a higher risk of loss than would a strategy of investing in other properties.

A substantial portion of our portfolio consists of direct investments in opportunistic real estate. We consider opportunistic or enhanced-return properties to be properties with significant possibilities for short-term capital appreciation, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties. These properties may include, but are not limited to, office, industrial and retail properties, hospitality properties and undeveloped residential lots.

Traditional performance metrics of real estate assets may not be meaningful for opportunistic real estate. Non-stabilized properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Appraisals may provide a sense of the value of the investment, but any appraisal of the property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. Further, an appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.

In addition, we may pursue more than one strategy to create value in an opportunistic real estate investment. These strategies may include development, redevelopment, or lease-up of such property. Our ability to generate a return on these investments will depend on numerous factors, some or all of which may be out of our control, such as (i) our ability to correctly price an asset that is not generating an optimal level of revenue or otherwise performing under its potential, (ii) our ability to choose and execute on a successful value-creating strategy, (iii) our ability to avoid delays, regulatory hurdles, and other potential impediments, (iv) local market conditions, and (v) competition for similar properties in the same market. The factors described above make it challenging to evaluate opportunistic real estate investments and make investments in such properties riskier than investments in other properties.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, non-conforming and non-investment grade loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially and adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.

Prepayments can adversely affect the yields on our investments.

The yields of our assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, our income may be reduced or we may suffer losses.

Hedging against interest rate and foreign currency exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We have entered into, and may continue to enter into, interest rate swap agreements and other interest rate and foreign currency hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, the foreign currency held and other changing market conditions. Interest rate and foreign currency hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate and foreign currency hedging can be expensive, particularly during periods of rising and volatile interest rates or exchange rates, as applicable;

•	available interest rate and foreign currency hedging products may not correspond directly with the risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset losses due to fluctuations in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate and foreign currency risks, unanticipated changes in interest rates or exchange rates, as applicable, may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the interest rate risk or exchange rate risk sought to be hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We will assume the credit risk of our counterparties with respect to derivative transactions.

We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts or become insolvent. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.

We will assume the risk that our derivative counterparty may terminate transactions early.

If we fail to make a required payment or otherwise default under the terms of a derivative contract, the counterparty would have the right to terminate all outstanding derivative transactions between us and that counterparty and settle them based on their net market value or replacement cost. In certain circumstances, the counterparty may have the right to terminate derivative transactions early even if we are not defaulting. If our derivative transactions are terminated early, it may not be possible for us to replace those transactions with another counterparty, on as favorable terms or at all.

We may be required to collateralize our derivative transactions.

We may be required to secure our obligations to our counterparties under our derivative contracts by pledging collateral to our counterparties. That collateral may be in the form of cash, securities or other assets. If we default under a derivative contract with a counterparty, or if a counterparty otherwise terminates one or more derivative contracts early, that counterparty may apply such collateral toward our obligation to make a termination payment to the counterparty. If we have pledged securities or other assets, the counterparty may liquidate those assets in order to satisfy our obligations. If we are required to post cash or securities as collateral, such cash or securities will not be available for use in our business. Cash or securities pledged to counterparties may be repledged by counterparties and may not be held in segregated accounts. Therefore, in the event of a counterparty insolvency, we may not be entitled to recover some or all collateral pledged to that counterparty, which could result in losses and have an adverse effect on our operations.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, and other applicable non-U.S. regulation will not have an adverse effect on our interest rate hedging activities.

Title VII of the Dodd-Frank Act imposed additional regulations on derivatives markets and transactions. Such regulations and, to the extent we trade with counterparties organized in non-US jurisdictions, any applicable regulations in those jurisdictions, are still being implemented, and will affect our interest rate hedging activities. While the full impact of regulation on our interest rate hedging activities cannot be fully assessed until all final rules and regulations are implemented, such regulation may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on less favorable terms than prior to effectiveness of such regulation. For example, subject to an exception under the Dodd-Frank Act for “end-users” of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. In addition, to the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and our stockholders’ returns.

Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

We may make equity investments in funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate, such as REITs, hotels and gaming companies. We may purchase the common or preferred stock of these entities or purchase or write options with respect to their stock. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the claims of banks and senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations, and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Our investments in equity securities are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to the income statement.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing interest rates, increases in defaults, increases in voluntary prepayments for our investments that are subject to prepayment risk, widening of credit spreads, downgrades of ratings of the securities by ratings agencies and global recession or significant declines in the overall economy.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We have entered into, and may continue to enter into, joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses for us.

Our inability to sell a property at the time and on the terms we want could limit our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our shares.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time, we may acquire real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our shares.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our shares. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Certain of our investments are located in major metropolitan areas. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. The costs of obtaining terrorism insurance and any uninsured losses we may suffer as a result of terrorist attacks could reduce the returns on our investments and limit our ability to make distributions to our stockholders.

Risks Related to Our Financing Strategy

We use leverage in connection with our investments, which increases the risk of loss associated with our investments.

We have financed the acquisition and origination of a portion of our investments with mortgages and other borrowings. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders, for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase agreement financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on investment. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of commercial mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance our properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the property subject to the mortgage debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occur, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing Pacific Oak Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We have incurred significant amounts of variable rate debt. Increases in interest rates will increase the cost of that debt, which could reduce our cash flows from operations and the cash we have available to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

Our operating results will depend in large part on differences between the income from our assets, net of credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit our ability to make distributions to our stockholders. We have incurred debt and increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Changes to the LIBOR settling process and potential phasing out of LIBOR after 2021 could adversely affect our ability to make distributions to our stockholders.

As of October 5, 2020, we have $771.0 million variable rate debt outstanding for which we pay interest based on the London Interbank Offered Rate (“LIBOR”). LIBOR and certain other interest “benchmarks” may be subject to regulatory guidance and/or reform that could cause interest rates under our current or future debt agreements to perform differently than in the past or cause other unanticipated consequences. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced that it intends to stop encouraging or requiring banks to submit rates for the calculation of LIBOR rates after 2021, and it is unclear whether new methods of calculating LIBOR will be established, such that LIBOR may continue to exist after 2021. While there is no consensus on what rate or rates may become accepted alternatives to LIBOR, the Alternative Reference Rates Committee, a steering committee comprised of U.S. financial market participants, selected the Secured Overnight Finance Rate (“SOFR”) as an alternative to LIBOR. SOFR is a broad measure of the cost of borrowing cash in the overnight U.S. treasury repo market, and the Federal Reserve Bank of New York started to publish the SOFR in May 2018. At this time, it is impossible to predict whether the SOFR or another reference rate will become an accepted alternative to LIBOR. The discontinuation, reform or replacement of LIBOR or any other benchmark rates may have an unpredictable impact on contractual mechanics in the credit markets or cause disruption to the broader financial markets, and could have an adverse effect on LIBOR-based interest rates on our current or future debt obligations.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment.

Our charter limits our total liabilities to 75% of the cost (before deducting depreciation or other noncash reserves) of our tangible assets; however, we may exceed that limit if the majority of the conflicts committee of our board of directors approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. As of September 30, 2020, our borrowings and other liabilities were approximately 72% and 68%of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets, respectively. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

The change in the value of Israeli currency may materially and adversely affect our results of operations and financial condition.

In March 2016, we issued 970.2 million Israeli new Shekels (approximately $249.2 million as of March 8, 2016) in 4.25% bonds to Israeli investors through a public offering, which bonds are denominated in Israeli new Shekels. On February 16, 2020, Pacific Oak Strategic Opportunity BVI issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering, which bonds are denominated in Israeli new Shekels. As a result, we are subject to foreign currency risk due to potential fluctuations in exchange rates between Israeli new Shekels and U.S. Dollars. More specifically, a significant change in the value of the Israeli new Shekels may have an adverse effect on our results of operations and financial condition. We have attempted to mitigate this foreign currency risk by using derivative contracts. However, there can be no assurance that those attempts to mitigate foreign currency risk will ultimately be successful.

The deeds of trust that govern the bonds issued to Israeli investors include restrictive covenants that may adversely affect our operations, which could limit our ability to make distributions to our stockholders or fund redemptions.

The deeds of trust that govern the terms of the bonds issued to Israeli investors contains various restrictive covenants. Such restrictive covenants may prohibit us from making certain investments, selling properties or taking certain other actions that our board of directors otherwise believes to be in our best interests. Such restrictions may adversely affect our operations and limit our ability to make distributions to our stockholders or fund redemptions. Under the deed of trust that governs the Series A debentures, we may not make investments through Pacific Oak SOR BVI outside the U.S. and are restricted in our land and development investments made through Pacific Oak SOR BVI. In addition, Pacific Oak SOR BVI must meet financial covenants such as (i) a minimum equity of $475 million; (ii) a maximum debt to capital of 70%; and (iii) a maximum net debt-to-Adjusted EBITDA of 17.0, and must meet distribution requirements such as (i) a minimum equity of $600 million and (ii) an Adjusted EBITDA of $50 million for the trailing twelve months, in order to make distributions to us, except as necessary for us to maintain our qualification as a REIT. In addition, certain significant transactions involving Pacific Oak SOR BVI and our company, another Pacific Oak-sponsored company, or a Pacific Oak affiliate, or a sale of 60% of Pacific Oak SOR BVI assets, may require the consent of the bondholders. Finally, for as long as the debentures are outstanding, we may not conduct our investment strategy through an entity other than Pacific Oak SOR BVI without the consent of the noteholders (unless those investments would be prohibited by the deed of trust, in which case we must conduct them outside of Pacific Oak SOR BVI). In addition, under the deed of trust that governs the Series B debentures, Pacific Oak SOR BVI must meet financial covenants such as (i) a minimum equity of $475 million; (ii) a maximum debt to capital of 75%; and (iii) a minimum adjusted net operating income of $35.0 million for the trailing twelve months. A violation of any of the foregoing financial covenants constitute an event of default, result in an increase of the interest rate of the bonds and cause the bonds to become immediately due and payable.

Risks Related to Conflicts of Interest

Our advisor faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which our advisor is responsible for determining.

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by the advisor. In addition, the performance fee paid to the advisor will be based in part upon our NAV. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

Our advisor’s management fee and performance fee may not create proper incentives or may induce our advisor and its affiliates to make certain investments or retain certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee we pay to our advisor, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance fee may be paid based on unrealized gains in certain assets at the time of the performance fee determination and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance fee are based on our NAV, our advisor may also be motivated to delay or curtail repurchases to maintain a higher NAV, which would increase amounts payable to our advisor. Our advisor may also benefit by us retaining ownership of our assets at times when our stockholders’ return may be maximized by the sale or disposition of our assets and distribution of capital gains to stockholders.

Our advisor and its affiliates, including all of our executive officers, our affiliated directors and other key real estate and debt finance professionals, face conflicts of interest caused by their compensation arrangements with us and with other Pacific Oak-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers, our affiliated directors and other key real estate and debt finance professionals are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

equity offerings by us, including using our securities to acquire portfolios or other companies, which may entitle our dealer manager to additional dealer manager fees and would likely entitle our advisor to additional advisory fees;

•	whether we engage affiliates of our advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us;

•

whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which (i) may make it more likely for us to become self-managed or internalize our management, (ii) could positively or negatively affect the sales efforts for other Pacific Oak-sponsored programs, depending on the price at which our shares trade or the consideration received by our stockholders, and/or (iii) would affect the advisory fees received by our advisor; and

•

recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, the provision of forward-looking property-level information to our Independent Valuation Firm or the decision to adjust the value of certain of our assets or liabilities if our advisor is responsible for valuing them, especially given that the advisory fees we pay our advisor and the fees we pay our dealer manager are based on our NAV.

Our advisor and its affiliates face conflicts of interest relating to the acquisition of assets, the leasing of properties and the disposition of properties due to their relationship with other Pacific Oak-sponsored programs and/or Pacific Oak-advised investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on the key real estate and debt finance professionals of Pacific Oak Capital Advisors and Pacific Oak Residential Advisors, including Messrs. Hall and McMillan, to identify suitable investments. Messrs. Hall and McMillan and other real estate professionals at Pacific Oak Capital Advisors and Pacific Oak Residential Advisors are also the key real estate professionals for other Pacific Oak-sponsored programs and Pacific Oak-advised investors. As such, other Pacific Oak-sponsored programs and Pacific Oak-advised investors that have funds available for investment rely on many of the same professionals, as will future programs and investors. Some investment opportunities that are suitable for us may also be suitable for other Pacific Oak-sponsored programs and Pacific Oak-advised investors. Although there may be some overlap of investment opportunities, we generally do not expect to be in direct competition with these programs due to their specific investment focus and timing of funds available for investment, with the exception of PORT II, which intends to invest in single-family rental homes, like we do. We currently expect Pacific Oak Capital Advisors and Pacific Oak Residential Advisors to allocate single-family rental home investment opportunities between us and PORT II pro rata based on our investible capital. When these real estate and debt finance professionals direct an investment opportunity to any Pacific Oak-sponsored program or Pacific Oak-advised investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Pacific Oak real estate and debt finance professionals could direct attractive investment opportunities to other programs or investors.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. Thus, the real estate and debt finance professionals of our advisor could direct attractive investment opportunities to other Pacific Oak-sponsored programs or Pacific Oak-advised investors. Such events could result in us investing in properties that provide less attractive returns, which would reduce the level of distributions we may be able to pay our stockholders.

We and other Pacific Oak-sponsored programs and Pacific Oak-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the Pacific Oak team of real estate professionals directs creditworthy prospective tenants to properties owned by another Pacific Oak-sponsored program or Pacific Oak-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

In addition, we and other Pacific Oak-sponsored programs and Pacific Oak-advised investors rely on our sponsor and other key real estate professionals at our advisor and its affiliates to sell our properties. These Pacific Oak-sponsored programs and Pacific Oak-advised investors may possess properties in similar locations and/or of the same property types as ours and may be attempting to sell these properties at the same time we are attempting to sell some of our properties. If our advisor directs potential purchasers to properties owned by another Pacific Oak-sponsored program or Pacific Oak-advised investor when it could direct such purchasers to our properties, we may be unable to sell some or all of our properties at the time or at the price we otherwise would, which could limit our ability to pay distributions and reduce our stockholders’ overall investment return.

Further, existing and future Pacific Oak-sponsored programs and Pacific Oak-advised investors and Messrs. Hall and McMillan generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination, development, ownership, leasing or sale of real estate-related investments.

Pacific Oak Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of Pacific Oak Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by both a majority of our board of directors and a majority of our conflicts committee, we may enter into joint venture agreements with other Pacific Oak-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. All of our executive officers, our affiliated directors and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. As a result, they face conflicts of interest in determining which Pacific Oak program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Pacific Oak-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Pacific Oak-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Pacific Oak-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Our sponsor, our officers, our advisor and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our sponsor, our officers, Pacific Oak Capital Advisors, Pacific Oak Residential Advisors and the key real estate, debt finance, management and accounting professionals Pacific Oak Capital Advisors and Pacific Oak Residential Advisors have assembled for the day-to-day operation of our business. All of our executive officers, our affiliated directors and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. As a result of their interests in other Pacific Oak-sponsored programs, their obligations to Pacific Oak-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hall and McMillan and the key real estate, debt finance, management and accounting professionals at Pacific Oak Capital Advisors and Pacific Oak Residential Advisors face conflicts of interest in allocating their time among us, Pacific Oak Capital Advisors, Pacific Oak Residential Advisors, other Pacific Oak-sponsored programs, Pacific Oak-advised investors and other business activities in which they are involved. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us. In addition, Pacific Oak Capital Advisors and its affiliates share many of the same key real estate, management and accounting professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another Pacific Oak-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other Pacific Oak-sponsored programs. If these events occur, the returns on our investments, and the value of our stockholders’ investment in us, may decline.

If we were to internalize our management or if another investment program, whether sponsored or advised by affiliates of the Pacific Oak Capital Advisors or otherwise, conducts its own internalization transaction, we could incur significant costs and/or our business could be harmed.

At some point in the future, we may consider internalizing the functions performed for us by Pacific Oak Capital Advisors or its affiliates, although we do not currently intend to do so. Any internalization transaction could result in significant payments to the principals of Pacific Oak Capital Advisors and its affiliates, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owners of Pacific Oak Capital Advisors and its affiliates. In addition, we rely on persons employed by Pacific Oak Capital Advisors or its affiliates to manage our day-to-day operating and acquisition activities. If we were to effectuate an internalization of Pacific Oak Capital Advisors or its affiliates, we may not be able to retain all of the employees of the Pacific Oak Capital Advisors or its affiliates or to maintain relationships with other entities sponsored or advised by affiliates of Pacific Oak Capital Advisors. In addition, some of the employees of Pacific Oak Capital Advisors or its affiliates may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by Pacific Oak Capital Advisors or its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in our advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals assembled by our advisor are also executive officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager, and/or other Pacific Oak-affiliated investment advisors that are the sponsors of other Pacific Oak-sponsored programs or are the advisors of Pacific Oak-advised investors. As a result, they owe fiduciary duties to each of these entities, their stockholders, members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Messrs. Hall and McMillan and existing and future Pacific Oak-sponsored programs and Pacific Oak-advised investors generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to our stockholders and to maintain or increase the value of our assets.

Because the dealer manager is one of our affiliates, you do not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Pacific Oak Capital Markets, is one of our affiliates. Because Pacific Oak Capital Markets is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates (a maximum rate of 35% applied through 2017, with a 21% rate beginning 2018). In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We believe that we have operated and will continue to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes, commencing with the taxable year ended December 31, 2010. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for U.S. federal income tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to federal, state, local or other tax liabilities that reduce our cash flow and our ability to pay distributions to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income and our net capital gain, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

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Any domestic taxable REIT subsidiary, or TRS, of ours will be subject to U.S. federal corporate income tax on its income, and on any non-arm’s-length transactions between us and any TRS, for instance, excessive rents charged to a TRS could be subject to a 100% tax. We may be subject to tax on income from certain activities conducted as a result of taking title to collateral.

•	We may be subject to state or local income, property and transfer taxes, such as mortgage recording taxes.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (and any net capital gain), we will be subject to U.S. federal corporate income tax on undistributed amounts. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed taxable income. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to pay distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to pay distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

If our operating partnership fails to maintain its status as a partnership or a disregarded entity for U.S. federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We currently intend to maintain the status of our operating partnership as a disregarded entity or a partnership for U.S. federal income tax purposes. During periods in which our operating partnership is treated as a disregarded entity, our operating partnership will not be subject to U.S. federal income tax on its income. Rather, its income will be attributed to us as the sole owner for U.S. federal income tax purposes of the operating partnership. However, during periods in which our operating partnership has more than one owner, if the Internal Revenue Service (“Internal Revenue Service” or “IRS”) were to successfully challenge the status of our operating partnership as a partnership, it would potentially be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, the underlying entity would become subject to taxation as a corporation, thereby reducing distributions to our operating partnership and jeopardizing our ability to maintain REIT status.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% (25% for taxable years before 2018) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our total assets can be represented by “non-qualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Our acquisition of debt or securities investments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt investments.

We may acquire debt or securities investments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for U.S. federal income tax purposes. If these debt or securities investments provide for “payment-in-kind” interest, we may recognize “original issue discount,” or OID, for U.S. federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Department of the Treasury regulations (“Treasury Regulations”), the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for U.S. federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for U.S. federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and later modify and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the OID at the time it was modified.

In general, we will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument on a current basis.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the purpose of the instrument is to (i) hedge interest rate risk on liabilities incurred to carry or acquire real estate, (ii) hedge risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) manage risk with respect to the termination of certain prior hedging transactions described in (i) and/or (ii) above and, in each case, such instrument is properly identified under applicable Department of the Treasury regulations (“Treasury Regulations”). Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% (25% for taxable years before 2018) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

If any hotel managers that we may engage do not qualify as “eligible independent contractors,” or if our hotels are not “qualified lodging facilities,” we will fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours generally will not be qualifying income for purposes of the two gross income tests applicable to REITs, but an exception is provided for leases of “qualified lodging facilities” to a TRS so long as the hotels are managed by an “eligible independent contractor” and certain other requirements are satisfied. We expect to lease all or substantially all of our hotels to the TRS lessee, which is a disregarded subsidiary that is intended to qualify as a TRS. We expect that the TRS lessee will engage hotel managers, including our affiliated property manager and third-party property managers that are intended to qualify as “eligible independent contractors.” Among other requirements, in order to qualify as an eligible independent contractor, the hotel manager must not own, directly or through its equity owners, more than 35% of our outstanding stock, and no person or group of persons can own more than 35% of our outstanding stock and the equity interests of the hotel manager, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex and monitoring actual and constructive ownership of our stock by our hotel managers and their owners may not be practical. Accordingly, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating “qualified lodging facilities” (as defined below) for one or more persons not related to the REIT or its TRS at each time that such company enters into a hotel management contract with a TRS or its TRS lessee. No assurances can be provided that any hotel managers that we may engage will in fact comply with this requirement in the future. Failure to comply with this requirement would require us to find other managers for future contracts, and if we hired a management company without knowledge of the failure, it could jeopardize our status as a REIT.

Finally, each property that we lease to our TRS lessee must be a “qualified lodging facility.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities, provided that no wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. The REIT provisions of the Code provide only limited guidance for making determinations under the requirements for qualified lodging facilities, and there can be no assurance that these requirements will be satisfied.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

Changes recently made to the U.S. tax laws could have a negative impact on our business.

The President signed a tax reform bill into law on December 22, 2017 (the “Tax Cuts and Jobs Act”). Among other things, the Tax Cuts and Jobs Act:

•	Reduces the corporate income tax rate from 35% to 21% (including with respect to a taxable REIT subsidiary);

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Reduces the rate of U.S. federal withholding tax on distributions made to non-U.S. stockholders by a REIT that are attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%;

•	If elected, allows an immediate 100% deduction of the cost of certain capital asset investments (generally excluding real estate assets), subject to a phase-down of the deduction percentage over time;

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Changes the recovery periods for certain real property and building improvements (for example, to 15 years for qualified improvement property under the modified accelerated cost recovery system if a technical correction is passed, and to 30 years (previously 40 years) for residential real property and 20 years (previously 40 years) for qualified improvement property under the alternative depreciation system);

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Restricts the deductibility of interest expense by businesses (generally, to 30% of the business’ adjusted taxable income) except, among others, real property businesses electing out of such restriction; we have made the election to elect out of this restriction during the 2018 tax year for the company and several joint venture entities; for certain entities, we have not yet determined whether we and/or our subsidiaries can and/or will make such an election;

•	Requires the use of the less favorable alternative depreciation system to depreciate real property in the event a real property business elects to avoid the interest deduction restriction above;

•	Restricts the benefits of like-kind exchanges that defer capital gains for tax purposes to exchanges of real property;

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Permanently repeals the “technical termination” rule for partnerships, meaning sales or exchanges of the interests in a partnership will be less likely to, among other things, terminate the taxable year of, and restart the depreciable lives of assets held by, such partnership for tax purposes;

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Requires accrual method taxpayers to take certain amounts in income no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement prepared under GAAP, which, with respect to certain leases, could accelerate the inclusion of rental income;

•	Eliminates the federal corporate alternative minimum tax;

•	Reduces the highest marginal income tax rate for individuals to 37% from 39.6% (excluding, in each case, the 3.8% Medicare tax on net investment income);

•

Generally allows for taxable years prior to 2026 a deduction for individuals equal to 20% of certain income from pass-through entities, including ordinary dividends distributed by a REIT (excluding capital gain dividends and qualified dividend income), generally resulting in a maximum effective U.S. federal income tax rate applicable to such dividends of 29.6% compared to 37% (excluding, in each case, the 3.8% Medicare tax on net investment income); and

•

Limits certain deductions for individuals, including deductions for state and local income taxes, and eliminates deductions for miscellaneous itemized deductions (including certain investment expenses).

Many of the provisions in the Tax Cuts and Jobs Act, in particular those affecting individual taxpayers, expire at the end of 2025.

As a result of the changes to U.S. federal tax laws implemented by the Tax Cuts and Jobs Act, our taxable income and the amount of distributions to our stockholders required in order to maintain our REIT status, and our relative tax advantage as a REIT, could change. As a REIT, we are required to distribute at least 90% of our taxable income to our stockholders annually.

The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time. Furthermore, the Tax Cuts and Jobs Act may negatively impact certain of our tenants’ operating results, financial condition, and future business plans. The Tax Cuts and Jobs Act may also result in reduced government revenues, and therefore reduced government spending, which may negatively impact some of our tenants that rely on government funding. There can be no assurance that the Tax Cuts and Jobs Act will not negatively impact our operating results, financial condition, and future business operations.

Prospective investors should consult with their tax advisors regarding the effects of the CARES Act.

On March 27, 2020, legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law. The CARES Act made technical corrections, or temporary modifications, to certain of the provisions of the TJCA, including, without limitation, the provisions of the TCJA concerning net operating losses (“NOLs”) and interest expense deductions. With respect to NOLs, effective for taxable years beginning on or after January 1, 2018, the TCJA limited the deduction for NOL carryforwards to 80% of taxable income (before the deduction) and eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows for indefinite NOL carryforwards. The CARES Act repealed such 80% limitation for carryforwards to taxable years beginning before January 1, 2021. The CARES Act also allows a five-year carryback for NOLs arising in 2018, 2019, or 2020.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for this reduced rate; provided under current law, individuals may be able to deduct 20% of income received as ordinary REIT dividends until 2026, thus reducing the maximum effective U.S. federal income tax rate on such dividend. In addition, Treasury Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Internal Revenue Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

If the IRS were to successfully recast our Israeli bond offerings as equity issuances rather than borrowings, our REIT qualification could be threatened.

We have structured our Israeli bond offerings to be viewed for U.S. federal income tax purposes as a borrowing by us via disregarded entities. If the IRS were to successfully recast our Israeli bond offerings as equity issuances rather than borrowings, our REIT qualification could be threatened.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (i) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (ii) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our taxable REIT subsidiaries, or (iii) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

We may be required to pay some taxes due to actions of a taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by a taxable REIT subsidiary, or through entities that are disregarded for U.S. federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to U.S. federal income tax on that income because not all states and localities follow the U.S. federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, and you may receive less in cash than the amount of the dividend that is taxable.

We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the dividend as taxable income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, you may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally (subject to certain exceptions for “qualified foreign pension funds” and certain “qualified shareholders”) will be taxed to a non-U.S. stockholder (other than a qualified foreign pension plan, entities wholly owned by a qualified foreign pension plan and certain publicly traded foreign entities) as if such gain were effectively connected with a U.S. trade or business unless FIRPTA provides an exemption. However, a capital gain dividend will not be treated as effectively connected income if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA (subject to specific FIRPTA exemptions for certain non-U.S. stockholders). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Our qualification as a REIT may depend upon the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets we acquire.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining, among other things, whether such securities represent debt or equity securities for U.S. federal income tax purposes, the value of such securities, and also to what extent those securities constitute qualified real estate assets for purposes of the REIT asset tests and produce qualified income for purposes of the 75% gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our ability to qualify as a REIT and result in significant corporate-level tax.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price paid to you.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price for holders of our shares of common stock.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) or any entity whose assets include such assets (each a “Benefit Plan”) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value of our net assets per share annually to those fiduciaries (including IRA trustees and custodians) who request it. Although this estimate will be based upon determinations of the NAV of our shares in accordance with our valuation procedures, no assurance can be given that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or a fiduciary acting for an IRA is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or a fiduciary acting for an IRA may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our shares.

If our assets are deemed to be plan assets, Pacific Oak Capital Advisors and we may be exposed to liabilities under Title I of ERISA and the Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if Pacific Oak Capital Advisors or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

We do not intend to provide investment advice to any potential investor for a fee. However, we, Pacific Oak Capital Advisors and our respective affiliates receive certain fees and other consideration disclosed herein in connection with an investment. If it were determined we provided a Benefit Plan investor with investment advice for a fee, it could give rise to a determination that we constitute an investment advice fiduciary under ERISA. Such a determination could give rise to claims that our fee arrangements constitute non-exempt prohibited transactions under ERISA or the Code and/or claims that we have breached a fiduciary duty to a Benefit Plan investor. Adverse determinations with respect to ERISA fiduciary status or non-exempt prohibited transactions could result in significant civil penalties and excise taxes.

See “Certain ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering amount of $850,000,000 and the maximum dividend reinvestment plan offering amount of $150,000,000. The table assumes 5% of the primary offering proceeds are from the sale of Class T shares, 65% of the primary offering proceeds are from the sale of Class S shares, 5% of the primary offering proceeds are from the sale of Class D shares and 25% of the primary offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. Because no sales commissions or dealer manager fees are paid on shares sold in the dividend reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of each class sold in the dividend reinvestment plan. We are offering up to $850,000,000 of shares of our common stock in our primary offering and up to $150,000,000 of shares of our common stock in our dividend reinvestment plan, in any combination of our shares. We may reallocate the shares of our common stock we are offering between the primary offering and our dividend reinvestment plan.

The actual amount of upfront selling commissions and dealer manager fees will vary from the estimated amounts shown because (1) the number of shares of each class that we will sell is uncertain, (2) our Class T, Class S and Class D shares are sold at a transaction price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class T, Class S and Class D share are a percentage of the transaction price and (3) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class T, Class S and Class D shares. Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the Class T, Class S and Class D per share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. Generally, our policy will be to pay distributions from cash flow from operations. Our distribution policy is not to use the proceeds of our offerings to make distributions. However, our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. From time to time, we may use proceeds from third party financings to fund at least a portion of distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from the sale of assets.

	Maximum Offering of $1,000,000,000
Gross Offering Proceeds(1)	$1,000,000,000	100%
Less:
Upfront Selling Commissions and Dealer Manager Fees(2)	$(20,748,852)	2.07%
Issuer Organization and Offering Expenses(3)	$(13,706,800)	1.37%
Additional Underwriting Compensation(4)	$(4,430,000)	0.44%

Net Offering Proceeds(5)	$961,114,348	96.11%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that our dealer manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)

The table assumes that we sell the maximum primary offering amount of $850,000,000 and the maximum dividend reinvestment plan offering amount of $150,000,000 and that 5% of the primary offering proceeds are from the sale of Class T shares, 65% of the primary offering proceeds are from the sale of Class S shares, 5% of the primary offering proceeds are from the sale of Class D shares and 25% of the primary offering proceeds are from the sale of Class I shares. Because no sales commissions or dealer manager fees are paid on shares sold in the dividend reinvestment plan, it is not necessary to make any assumptions regarding the number of shares of each class sold in the dividend reinvestment plan. For Class T shares sold in the primary offering, the table includes upfront selling commissions of 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, the table includes upfront selling commissions of 3.5% of the transaction price. For Class D shares sold in the primary offering, the table includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the table are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as distribution fees to our dealer manager, subject to FINRA limitations on underwriting compensation: (a) for Class T shares only, an advisor distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (b) for Class S shares only, a distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and (c) for Class D shares only, a distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly. No distribution fees will be paid with respect to the Class I shares. The total amount that will be paid over time for distribution fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Distribution Fees.”
(3)

The issuer organization and offering expense number shown above represents our estimate of expenses to be incurred by us in connection with this offering other than selling commissions, dealer manager fees, distribution fees and other items of underwriting compensation. See “Compensation—Other Organization and Offering Expenses” for examples of the types of other organization and offering expenses we may incur.

(4)

We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution—Underwriting Compensation.” In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described in the “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.”

(5)

If we fund additional underwriting compensation and issuer organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 97.93% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, distribution fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

INVESTMENT OBJECTIVES AND STRATEGIES

General

We intend to invest in and manage a diverse portfolio of opportunistic real estate, real estate-related loans, real estate-related securities and other real estate-related investments. In particular, we are currently focused on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family, single family home and other real properties, including existing or newly constructed properties or properties under development or construction. We also may invest in real estate-related loans, including but not limited to mortgage, bridge or mezzanine loans. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We anticipate that the majority of our investments will be made in the United States, although we may also invest outside the United States to the extent that opportunities exist that may help us meet our investment objectives.

Our primary investment objectives are:

•	to provide you with attractive and stable returns; and

•	to preserve and return your capital contribution.

We plan to lease-up and stabilize existing assets. We plan to explore value-add opportunities for existing assets and seek to realize growth in the value of our investments by timing asset sales to maximize their value. We also intend to actively pursue additional lending and investment opportunities that we believe will provide an attractive risk-adjusted return to our stockholders.

We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an investment, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives.

Although the foregoing represents our present investment focus and targets, we may adjust any of the foregoing based on real estate market conditions and investment opportunities. Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders. Our funds will be invested in accordance with our charter, which places numerous limitations on us with respect to the manner in which we may invest (see “—Charter-imposed Investment Limitations”).

Investment Policies

Opportunistic Real Estate

We intend to invest in commercial properties, including but not limited to office, office-tech, retail, apartment, industrial and hotel properties, as well as property for development or redevelopment into commercial properties, such as land or vacant buildings, in each case, that have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or which are located in markets with higher volatility, lower barriers to entry and high growth potential may present appropriate investments for us.

We also own and intend to invest in single family homes. As of September 30, 2020, we owned 1,769 homes in 18 states. We intend to grow this portfolio in each of these markets and in other identified markets. The target markets will focus on workforce single family and 2-4 unit housing, and may continue to acquire homes opportunistically.

We will use an opportunistic investment strategy in which we will seek to invest in real estate that we believe may be developed, redeveloped or repositioned so that it will reach an optimum value after our acquisition or investment. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality. We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities, and motel and hotel properties. We may purchase land or properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where we will acquire properties may have low barriers to entry and higher volatility in real estate lease rates and sale prices. As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that our investments generally will provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

One factor in considering an investment will be providing cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and increased cash flow from operations in order to provide cash distributions to stockholders.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Our advisor intends to diversify our real estate property investments by investment type, geographic region, investment size and investment risk. We will focus on markets where Pacific Oak-affiliated entities or a partner to us or our advisor has an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across regions and among the submarkets within regions.

Real Estate Investments.

The following procedures apply to our commercial real estate investments and tenants, including large multi-family properties, but do not necessarily apply to small multi-family properties (such as duplexes), single family homes, or residential tenants (for these types of assets the acquisition procedures will include the following when and where appropriate).

Conditions to Closing Real Property Investments. Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor or a partner to us our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. Our investment policy currently provides that the purchase price of each property will not exceed its fair market value at the time of our acquisition of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of readily transferable title to the proposed investment property, subject to such liens and encumbrances as are acceptable to Pacific Oak Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties that have operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds and financings or from operating cash flow. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors includes income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the Pacific Oak Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Investments in Real Estate-Related Loans

We may invest in real estate-related loans, including distressed debt, first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products.

We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment.

Described below are some of the types of loans we may originate or acquire:

Distressed Debt. Distressed debt may include sub- and non-performing real estate loans acquired from financial institutions and performing loans acquired from distressed sellers. We make these investments when we believe our underwriting, credit, financing and asset management experience will enable us to generate above-average risk-adjusted returns by resolving these distressed loans expeditiously through refinancings, negotiated repayments with borrowers or foreclosure and subsequent sale of the underlying property. A sub-performing loan is a loan with a very high loan-to-value ratio and a low debt service coverage ratio and that is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan’s entire unpaid principal balance. A non-performing loan is a loan that is in default of its covenants, is past due in interest payments, or is past its final maturity date and has not been repaid. Sub- and non-performing loans are typically purchased at a discount to the note’s face amount.

In certain cases, we may invest in distressed debt in cases in which we do not expect the borrower to perform in accordance with the contractual terms, including the repayment of the principal amounts outstanding under the loans, the payment of interest at the stated amounts on the faces of the notes or the repayment of the loans upon their maturity dates. We may explore various strategies for these investments including the following: (i) negotiating with the borrowers for reduced payoffs, (ii) restructuring the terms of the loans, and (iii) enforcing our rights as lender under the loans and foreclosing on the collateral securing the loans. Ultimately, we may obtain title to properties securing our non-performing loan investments via foreclosure or deed-in-lieu proceedings, which are typically non-stabilized or otherwise not performing optimally.

Mortgage Loans. We may originate or acquire mortgage loans structured to permit us to (i) retain the entire loan or (ii) sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We expect these loans to be secured by commercial properties and generally range in size from $5 million to $50 million, with exceptions, such as high-quality loans with low loan-to-value ratios. We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing and sub-performing loans that were originated by third-party lenders such as banks, life insurance companies and other owners.

Second Mortgages. We may invest in second mortgages, which are loans secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. Though B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are one of the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter-term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

Pre-development Loans and Land Loans. We may provide financing to fund the costs of property pre-development as well as land acquisitions. These loans are frequently done in conjunction with construction loans and are often structured as a component of the construction loan. Due to the complexity and underwriting requirements of a construction loan, borrowers often need to secure financing prior to being able to satisfy all of the requirements for the construction loan. Funds are used for acquisition of the land, pre-development and site work and to fund other costs until a guaranteed maximum construction price can be put into place. The terms of these loans generally do not exceed three years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. Leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Loans on Equity Interests. Loans on equity interests are typically made to the general partner or managing member of a newly-formed joint venture acquiring real estate and are often secured by an assignment of the borrower’s equity interest in the particular joint venture and/or a guaranty of payment. These loans are generally for terms of six months to five years. The terms of equity interest loans vary; they can have fixed repayment intervals or be repaid based on cash flow from the property the particular joint venture owns, or both. These loans would generally permit us to become a direct or indirect member of the particular joint venture if a default occurs. We may also originate an equity interest loan where a direct equity investment through a joint venture is not feasible or economical.

Fund Level or Corporate Level Debt. We may invest in various real estate or real estate-related ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate, such as REITs, hotels and gaming companies.

Participations. Participation investments are investments in partial interests of loans of the type described above that are made and administered by third-party lenders.

Underwriting Loans. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective acquisitions and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate and debt finance professionals at our advisor or its subsidiary or their agent may inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf.

Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives. As discussed above, some of the loans we make will be sold shortly after origination.

Investments in Debt Securities

In addition to investments in properties, loans and equity securities (discussed below), we may also invest in real estate-related debt securities such as commercial and residential mortgage-backed securities and debt securities issued by other companies. We may invest in any residential and commercial mortgage-backed securities, collateralized debt obligations or other real estate-related debt security that we believe will provide an attractive risk-adjusted return. While we may invest in any debt-related securities, we expect that the majority of these investments would be commercial mortgage-backed securities or CMBS. A brief description of CMBS follows.

Commercial Mortgage-Backed Securities. CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. The equity tranche, which is the “first loss” position, bears most of the risk associated with the collateral pool. It is possible for a relatively few number of defaults in the collateral pool to cause large losses for the equity tranche. However, if the collateral pool performs well, the equity tranche has a greater potential return than the more senior tranches, which typically have returns capped at the coupon rates of the notes created in the structure.

In addition to tranche seniority, the credit quality of CMBS depends on the credit quality of the underlying mortgage loans, the real estate finance market and the parties directly involved in the transaction, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location;

•	construction quality of the property;

•	the creditworthiness of the borrowers;

•	macroeconomic variables that affect the supply and demand for commercial real estate;

•	structural features of the transaction, such as subordination levels, advancing terms and other credit enhancements;

•	the originator of the loan and its motivation to sell it;

•	the underwriter and issuer of the transaction and their ability to trade and support it in the secondary markets; and

•	the servicers and trustees responsible for running and maintaining the transaction on a daily basis.

Ratings of Real Estate-Related Debt Securities. For mortgage-backed securities, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment grade.” The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade classes.

We evaluate the risk of investment grade and non-investment grade mortgage-backed securities based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We utilize third-party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. We perform specific asset-level underwriting on all significant loans in the securities structure. We utilize sensitivity analysis and other statistical underwriting when evaluating the cash flows generated by a transaction. With respect to transactional structure, we assess the structure of a particular securities transaction as well as utilize third-party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Investments in Equity Securities

We may make equity investments in funds or corporate entities with a primary focus on the commercial real estate and real estate finance industries or with significant exposure to real estate, such as REITs, hotels and gaming companies. We may purchase the common or preferred stock of these entities or purchase or write options with respect to their stock. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to represent a substantial portion of our assets at any one time.

We may make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of assets that we believe are in our best interests. Although we can purchase any type of assets, our charter does limit certain types of investments. See “—Charter-Imposed Investment Limitations.” We do not intend to underwrite securities of other issuers.

Investment Decisions and Asset Management: The Pacific Oak Approach

Pacific Oak Capital Advisors has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our common stockholders.

Pacific Oak Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, Pacific Oak Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The Pacific Oak approach also includes active and aggressive management of each asset acquired. Pacific Oak Capital Advisors believes that active management is critical to creating value. Our advisor develops a well-defined exit strategy for each investment we make and periodically performs a hold-sell analysis on each asset. These periodic analyses focus on the remaining available value enhancement opportunities for the asset, the demand for the asset in the marketplace, market conditions and our overall portfolio objectives to determine if the sale of the asset, whether via an individual sale or as part of a portfolio sale or merger, would generate a favorable return to our stockholders. Economic and market conditions may influence us to hold our assets for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Keith D. Hall and Peter McMillan III together at Pacific Oak Capital Advisors with their team of key real estate and debt finance professionals. These senior real estate and debt finance professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, Pacific Oak Capital Advisors will utilize a market-focused structure. Pacific Oak Capital Advisors has divided the country into three or more regions: the Eastern, Central, Pacific Northwest, and Pacific Southwestern United States. Each region has a regional vice president who is responsible for executing our investment strategy. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally-aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute our advisor’s disciplined investment approach, a team of its real estate and debt finance professionals takes responsibility for the business plan of each investment. The following practices summarize Pacific Oak Capital Advisors’ investment approach:

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National Market Research - The investment team extensively researches the acquisition and/or origination and underwriting of each investment, utilizing both real time market data and the transactional knowledge and experience of Pacific Oak Capital Advisors’ network of professionals.

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Underwriting Discipline - Pacific Oak Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with our advisor’s other real estate and debt finance professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

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Risk Management - Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification by investment type, geographic region, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Pacific Oak Capital Advisors’ real estate and debt finance professionals continuously review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

•

Asset Management - Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Pacific Oak Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Pacific Oak Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, Pacific Oak Capital Advisors will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

Pacific Oak Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other Pacific Oak-sponsored programs or affiliated entities; however, we may only enter into joint ventures with other Pacific Oak-sponsored programs or affiliated entities if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers. At such time during the term of this offering that Pacific Oak Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the origination or acquisition of a significant investment, we will supplement this prospectus to disclose the terms of such proposed transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the relevant facts, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We have financed the majority of our real estate and real estate-related investments with a combination of the proceeds we received from our initial public offering and debt, including an Israeli bond issuance. We used debt financing to increase the amount available for investment and to potentially increase overall investment yields to us and our stockholders. We have tried to spread the maturity dates of our debt to minimize maturity and refinance risk in our portfolio. In addition, a majority of our debt allows us to extend the maturity dates, subject to certain conditions. Although we believe we will satisfy the conditions to extend the maturity of our debt obligations, we can give no assurance in this regard. For more information about our current borrowings, see “Investments and Financings—Financings.”

We may use borrowed funds to: finance acquisitions of new real estate investments; pay for capital improvements, repairs or tenant build-outs to properties; refinance existing indebtedness; pay distributions; or provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio. We may elect to secure financing subsequent to the acquisition date of real estate investments and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional real estate investments will be restricted.

We expect our debt financing and other liabilities to be between 45% and 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our aggregate borrowings to 300% of our net assets, which approximates aggregate liabilities of 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), meaning that our borrowings and other liabilities may exceed our maximum target leverage of 75% of the cost of our tangible assets without violating the borrowing restrictions in our charter. We may exceed our charter limit only if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. As of September 30, 2020, our borrowings and other liabilities were approximately 72% and 68% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets, respectively.

We do not intend to exceed the leverage limit in our charter. High levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors, and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance when loans become due, or of being unable to refinance on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our assets, or may be limited to the particular property to which the indebtedness relates.

We may finance the acquisition or origination of certain real estate-related investments with repurchase agreements and warehouse lines of credit. With repurchase agreements, we may borrow against the loans, mortgage-backed securities and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. We may also rely on warehouse credit facilities for capital needed to fund our investments. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders would retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.

The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. Pacific Oak Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors—Risks Related to Our Financing Strategy.”

Our charter provides that we will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. We anticipate that our board of directors and conflicts committee will make this determination by (i) seeking to secure borrowings from third party lenders and comparing the terms offered by such third party lenders to the terms of proposed borrowings from our advisor or its affiliates, and (ii) reviewing publicly available disclosure to determine borrowing terms secured by other similarly-situated real estate investment companies from third party lenders and comparing such terms to the terms of proposed borrowings from our advisor or its affiliates.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our real estate investments and the nature and level of credit enhancements supporting those investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, industry and certain other types of concentrations. Our board of directors will monitor our overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through interest rate hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain debt agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to: (i) sell additional shares in this or future offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, whether in a follow-on offering, through our dividend reinvestment plan or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional issuances and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make. Pacific Oak Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return for you. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Charter-imposed Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds or issue securities:

•	incur debt such that it would cause our liabilities to exceed 75% of the aggregate cost of tangible assets owned by us, unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment if the related acquisition and origination fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced, provided that in either case the investment may be made if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of the board of directors (including a majority of the members of the conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter—dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests; or

•

make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) the board of directors advises each common stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each common stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those common stockholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock” below.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

We believe that neither we nor our Operating Partnership are required to register as an investment company based on the following analysis. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. The SEC staff, according to published guidance, takes the view that certain mortgage loans, participations, mezzanine loans and other types of real estate-related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The SEC staff has not published guidance with respect to the treatment of commercial mortgage backed securities for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to residential or commercial mortgage backed securities, we intend to treat residential or commercial mortgage backed securities as a real estate-related asset.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

INVESTMENTS AND FINANCINGS

Real Estate Investments

As of October 5, 2020, we owned nine office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land encompassing, in the aggregate, approximately 3.8 million rentable square feet. As of October 5, 2020, these properties were 77% occupied. In addition, we owned one residential home portfolio consisting of 1,769 single-family homes and encompassing approximately 2.4 million rental square feet, which was 91% occupied and two apartment properties, containing 609 units and encompassing approximately 0.5 million rentable square feet, which were 90% occupied. We also owned two hotels and three investments in undeveloped land with approximately 1,000 developable acres. The following table provides summary information regarding our properties as of October 5, 2020:

Property Location of Property	Date Acquired or Foreclosed on	Property Type	Rentable Square Feet	Total Real Estate at Cost (1) (in thousands)		Occupancy	Ownership %
Richardson Portfolio Richardson, TX	11/23/2011	Office/ Undeveloped Land	569,980	$47,711		73.7%	90.0%
Park Highlands (2) North Las Vegas, NV	12/30/2011	Undeveloped Land	—	36,817		N/A	100.0	% (2)
Park Centre Austin, TX	03/28/2013	Office	205,101	38,017		78.1%	100.0%
1180 Raymond Newark, NJ	08/20/2013	Apartment	268,648	47,523		87.4%	100.0%
Park Highlands II (2) North Las Vegas, NV	12/10/2013	Undeveloped Land	—	27,854		N/A	100.0	% (2)
Richardson Land II Richardson, TX	09/04/2014	Undeveloped Land	—	3,418		N/A	90.0%
Crown Pointe Dunwoody, GA	02/14/2017	Office	509,792	95,871		74.1%	100.0%
The Marq Minneapolis, MN	03/01/2018	Office	522,656	95,914		83.6%	100.0%
City Tower Orange, CA	03/06/2018	Office	434,488	158,423		92.5%	100.0%
Eight & Nine Corporate Centre Franklin, TN	06/08/2018	Office	315,299	79,930		80.3%	100.0%
Georgia 400 Center Alpharetta, GA	05/23/2019	Office	419,582	92,640		83.0%	100.0%
Single Family Homes Portfolio	Multiple	Home	2,421,183	186,670		91.4%	96.1%
Springmaid Beach Resort Myrtle Beach, SC	10/05/2020	Hotel	—	92,900	(3)	N/A	90.0%
Q&C Hotel New Orleans, LA	10/05/2020	Hotel	—	44,100	(3)	N/A	90.0%
Lincoln Court Campbell, CA	10/05/2020	Office	123,529	59,700	(3)	73.9%	100.0%
Lofts at NoHo Commons North Hollywood, CA	10/05/2020	Apartment	224,755	118,600	(3)	92.1%	90.0%
210 West 31st Street New York, NY	10/05/2020	Office/Retail	—	42,100	(3)	N/A	80.0%
Oakland City Center Oakland, CA	10/05/2020	Office	368,032	200,700	(3)	78.2%	100.0%
Madison Square Phoenix, AZ	10/05/2020	Office	313,991	34,400	(3)	47.1%	90.0%

			6,697,036	$1,503,288

(1)	Total real estate at cost represents the total cost of real estate net of write-offs of fully depreciated/amortized assets.
(2)

We own 100% of the common members’ equity of Park Highlands and Park Highlands II. On September 7, 2016, our subsidiary that owns a portion of Park Highlands and Park Highlands II, sold 820 units of 10% Class A non-voting preferred membership units for $0.8 million to accredited investors. The amount of the Class A non-voting preferred membership units raised, net of offering costs, is included in other liabilities on the accompanying consolidated balance sheets.

(3)	This is the estimated cost of the properties acquired in connection with the Merger and the fair values upon acquisition is still being determined.

As of October 5, 2020, there were no tenants occupying 10% or more of our total rentable square footage. As of October 5, 2020, our real estate portfolio’s highest tenant industry concentrations (greater than 10% of annualized base rent) were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Insurance	28	$8,387	10.1%
Computer Systems Design	33	8,254	10.0%

		$16,641	20.1%

(1)

Annualized base rent represents annualized contractual base rental income as of October 5, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

No other tenant industries accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time.

The following table reflects lease expirations of our owned properties, excluding apartment and single-family home leases, as of October 5, 2020:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent (in thousands) (1)	% of Portfolio Annualized Base Rent Expiring	Leased Rentable Square Feet Expiring	% of Portfolio Rentable Square Feet Expiring
2020	34	$700	0.8%	114,455	3.9%
2021	77	9,906	12.0%	348,818	11.9%
2022	92	14,537	17.5%	488,425	16.7%
2023	66	9,442	11.4%	332,069	11.4%
2024	46	7,680	9.3%	256,427	8.8%
2025	50	12,907	15.6%	420,358	14.4%
2026	36	9,711	11.7%	343,297	11.7%
2027	18	3,007	3.6%	110,889	3.8%
2028	10	4,266	5.1%	185,631	6.4%
2029	12	2,046	2.5%	91,635	3.1%
Thereafter	11	8,674	10.5%	230,552	7.9%

Total	452	$82,876	100%	2,922,556	100%

(1)

Annualized base rent represents annualized contractual base rental income as of October 5, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

Real Estate-Related Investments

As of October 5, 2020, we owned three investments in real estate equity securities with a total book value of $90.6 million.

Financings

We have financed the majority of our real estate and real estate-related investments with a combination of the proceeds we received from our initial public offering and debt. We used debt financing to increase the amount available for investment and to potentially increase overall investment yields to us and our stockholders. As of October 5, 2020, the weighted-average interest rate on our debt was 3.2%.

We borrow funds at both fixed and variable rates; as of October 5, 2020, we had $323.9 million and $771.0 million of fixed and variable rate debt outstanding, respectively. The weighted-average interest rates of our fixed rate debt and variable rate debt as of October 5, 2020 were each 4.3% and 2.8%, respectively. The weighted-average interest rate represents the actual interest rate in effect as of October 5, 2020, using interest rate indices as of October 5, 2020, where applicable. As of October 5, 2020, we had entered into seven separate interest rate caps with an aggregate notional of $352.7 million which effectively limits our exposure to increases in one-month LIBOR above certain thresholds.

In March 2016, we, through a wholly-owned subsidiary, issued 970.2 million Israeli new Shekels (approximately $249.2 million as of March 8, 2016) in 4.25% bonds to investors in Israel pursuant to a public offering registered in Israel. The bonds have a seven year term, with 20% of the principal payable each year from 2019 to 2023. We used the proceeds from the issuance of these bonds to make additional investments.

On February 16, 2020, we, through a wholly-owned subsidiary, issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of the Series B Debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures will bear interest at the rate of 3.93% per year. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.

We have tried to spread the maturity dates of our debt to minimize maturity and refinance risk in our portfolio. In addition, a majority of our debt allows us to extend the maturity dates, subject to certain conditions. Although we believe we will satisfy the conditions to extend the maturity of our debt obligations, we can give no assurance in this regard. The following table shows the current and fully extended maturities, including principal amortization payments, of our debt as of October 5, 2020 (in thousands):

	Current Maturity	Extended Maturity
October 5, 2020 through December 31, 2020	$55,353	$837
2021	487,855	164,016
2022	293,890	219,164
2023	116,587	302,745
2024	24,990	291,913
Thereafter	116,213	116,213

	$1,094,888	$1,094,888

There is no limitation on the amount we may borrow for any single investment. Our charter limits our total liabilities to 75% of the cost of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our common stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. As of September 30, 2020, our borrowings and other liabilities were approximately 72% and 68% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets, respectively.

We do not intend to exceed the leverage limit in our charter. High levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors, and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance when loans become due, or of being unable to refinance on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Pacific Oak Capital Advisors to manage our day-to-day operations and our portfolio of opportunistic real estate, real estate-related loans, real estate-related debt securities and other real estate-related investments, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, Pacific Oak Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Pacific Oak Capital Advisors or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the New York Stock Exchange.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants. The members of the audit committee are William M. Petak, Eric J. Smith and Kenneth G. Yee.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name(1)	Position(s)	Age(2)	Year First Became a Director
Keith D. Hall	Chief Executive Officer and Director	62	2008
Peter McMillan III	Chairman of the Board, President and Director	63	2008
Michael A. Bender	Executive Vice President, Chief Financial Officer, Treasury and Secretary	61	N/A
William M. Petak	Independent Director	59	2009
Eric J. Smith	Independent Director	63	2009
Kenneth G. Yee	Independent Director	61	2017

(1)	The address of each named executive officer and director is 11766 Wilshire Blvd., Suite 1670, Los Angeles, California 90025.
(2)	As of December 14, 2020.

Keith D. Hall is our Chief Executive Officer and one of our directors, positions he has held since December 2008 and October 2008, respectively. He was also the Chief Executive Officer and a director of Pacific Oak Strategic Opportunity REIT II, positions he held from February 2013 through the Merger. He is a former Executive Vice President of KBS REIT II, KBS REIT III and KBS Growth & Income REIT. Mr. Hall was Executive Vice President of KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) from June 2005 until its liquidation in December 2018. Mr. Hall owns and controls a 50% interest in Pacific Oak Holding, which is the sole owner of our current advisor. Mr. Hall also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our former advisor (KBS Capital Advisors) and our former dealer manager (KBS Capital Markets Group). KBS Holdings is a sponsor of our company, and is or was a sponsor of KBS REIT I, KBS REIT II, KBS REIT III, KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”), Pacific Oak Strategic Opportunity REIT II and KBS Growth & Income REIT, which were formed in 2008, 2005, 2007, 2009, 2009, 2013 and 2015, respectively. Mr. Hall is also a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for us.

Mr. Hall is affiliated with Willowbrook Capital Group, LLC, an asset management company. Mr. Hall is also a founder of Pacific Oak Capital Group, a real estate asset management company formed in 2018, and its family of companies. Prior to commencing his affiliation with Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18.0 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining

CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6.0 billion annual pipeline of fixed-income, commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from California State University, Sacramento.

Our board of directors has concluded that Mr. Hall is qualified to serve as one of our directors for reasons including his expertise in the real estate finance markets and his expertise with real estate-related investments. With over 30 years of experience investing in and managing real estate-related investments, Mr. Hall has the depth and breadth of experience to implement our business strategy. As an executive officer and principal of our advisor, Mr. Hall is able to direct the board of directors to the critical issues facing our company.

Peter McMillan III is our President, the Chairman of the Board and one of our directors, positions he has held since December 2008. He was also President, Chairman of the Board and a director of Pacific Oak Strategic Opportunity REIT II, positions he held from February 2013 through the Merger. Mr. McMillan has previously served as an Executive Vice President, the Treasurer and Secretary and a director of KBS Growth & Income REIT and KBS REIT III. From June 2005 until its liquidation in December 2018, Mr. McMillan was Executive Vice President, Treasurer, Secretary and a director of KBS REIT I. From August 2007 through August 2018 he served as Executive Vice President, Treasurer and Secretary of KBS REIT II and from August 2007 through February 2019 he was also a director of KBS REIT II. From August 2009 until its liquidation in December 2018, Mr. McMillan was Executive Vice President of KBS Legacy Partners Apartment REIT. Mr. McMillan owns and controls a 50% interest in Pacific Oak Holding, which is the sole owner of our current advisor. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our former advisor (KBS Capital Advisors) and our former dealer manager (KBS Capital Markets Group). KBS Holdings is a sponsor of our company, and is or was a sponsor of KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT II, KBS Legacy Partners Apartment REIT and KBS Growth & Income REIT, which were formed in 2008, 2005, 2007, 2009, 2009, 2013 and 2015, respectively. Mr. McMillan is also a member of the investment committee formed by our advisor to evaluate and authorize new investment opportunities for us.

Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a founder of Pacific Oak Capital Group, a real estate asset management company formed in 2018, and its family of companies. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC, an asset management company. In addition, since November 2017, Mr. McMillan has served as Chairman and a director for Keppel Pacific Oak-US REIT Management Pte. Ltd., which is the Manager of Keppel Pacific Oak US REIT. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a member of the board of directors of TCW Funds, Inc. and TCW Strategic Income Fund, Inc., and is a member of the board of trustees of Metropolitan West Funds.

Our board of directors has concluded that Mr. McMillan is qualified to serve as one of our directors and the Chairman of the Board for reasons including his expertise in real estate finance and with real estate-related investments. With over 30 years of experience investing in and managing real estate-related debt investments, Mr. McMillan offers insights and perspective with respect to our real estate-related investment portfolio as well as our real estate portfolio. As one of our executive officers and a principal of our advisor, Mr. McMillan is also able to direct our board of directors to the critical issues facing our company. Further, his experiences as a director of TCW Mutual Funds, and Metropolitan West Funds and as a former director of KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT II, KBS Growth & Income REIT, TCW Alternative Funds and Steinway Musical Instruments, Inc. provide him with an understanding of the requirements of serving on a public company board and qualify him to serve as the chairman of our board of directors.

Michael A. Bender has served as our Executive Vice President, Chief Financial Officer, Treasury and Secretary since November 2019. Mr. Bender also served in the same roles for Pacific Oak Strategic Opportunity REIT II from November 2019 through the Merger. Mr. Bender has served as Chief Financial Officer of Pacific Oak Capital Advisors since July 2019. Prior to joining our advisor in 2019, Mr. Bender was self-employed as a private consultant primarily engaged in commercial real estate finance from January 2017 to July 2019. From January 2016 to January 2017, Mr. Bender served as Chief Financial Officer for Kamal Osman Janjoom Group LLC, a Dubai-based retail company focused in the Middle East, where he was responsible for all aspects of accounting, reporting, control, corporate finance and treasury. From October 2007 to January 2016, Mr. Bender was Chief Financial Officer and Chief Accounting Officer for Spirit Realty Capital, Inc., a NYSE-traded commercial property REIT. During his eight years at Spirit Realty Capital, Mr. Bender was in charge of accounting, reporting, control, corporate finance and treasury.

Before joining Spirit Realty Capital, Inc. in 2007, Mr. Bender held positions including Assistant Corporate Controller for Allied Waste, Inc., Vice President of Global External Reporting for American Express Corporation, Chief Financial Officer for FINOVA Realty Capital and senior manager for Deloitte & Touche, LLP. Mr. Bender earned a Bachelor of Science Degree in Accounting and a Master of Business Administration from Arizona State University. He is a Certified Public Accountant.

William M. Petak is one of our independent directors, a position he has held since October 2009. He previously served as an independent director and chair of the conflicts committee of Pacific Oak Strategic Opportunity REIT II from April 2014 through August 2017. Since April 2009, Mr. Petak has served as the President and Chief Executive Officer of CorAmerica Capital, LLC, a commercial real estate loan investment manager. CorAmerica Capital was established to acquire discounted performing mortgage and real estate-related assets as well as originate new real estate investments. Mr. Petak has over 30 years of experience in the real estate industry and 20 years of experience investing in real estate-related debt investments. From January 2005 to April 2009, Mr. Petak served as Senior Vice President and Director for AIG Mortgage Capital, LLC, a subsidiary of American International Group, Inc. (AIG). Mr. Petak also served as National Head of Mortgage Lending and Real Estate for the retirement services company, SunAmerica, Inc., from January 1999 to August 2001, and served as Managing Director for AIG Investments, Inc. as well as National Head of Mortgage Lending and Real Estate for both SunAmerica and the life insurance company American General from August 2001 to April 2009.

Both SunAmerica and American General were acquired by AIG in 1999 and 2001, respectively, and were managed on a mutually exclusive basis. Mr. Petak joined AIG with the merger of SunAmerica with AIG in 1999. Ultimately, Mr. Petak was responsible for AIG Mortgage Capital’s regulated insurance portfolios’ fixed income real estate investments nationwide. He served on both the Securitized Products Group Committee and Global Asset Allocation Committee for the regulated insurance companies of AIG.

Prior to joining AIG in 1999, Mr. Petak was SunAmerica Investments’ Senior Vice President. Mr. Petak was responsible for SunAmerica’s national mortgage lending and real estate investments as well as its leveraged lease real estate acquisitions. From 1996 to 2007, Mr. Petak served as a Loan Committee member and as a member of the board of directors for GreenPark Financial, one of the nation’s largest Fannie Mae DUS lenders. From 1983 to 1989, he worked with Pacific Financial Group, a privately held Beverly Hills real estate investment company, as Vice President of Acquisitions.

Mr. Petak is a graduate of the University of Southern California with a Bachelor of Science in Finance and Business Economics. He is a member of the Mortgage Bankers Association, the Commercial Mortgage Securities Association, the CRE Financial Council, Life Mortgage and Real Estate Officer Council and the President’s Council of the Real Estate Roundtable. Mr. Petak is a founding member of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management. He currently is Chairman Emeritus of the Center and previously served as its Chairman.

The board of directors has concluded that Mr. Petak is qualified to serve as one of our independent directors for reasons including his expertise in the real estate finance markets. With over 30 years of experience in the real estate industry and over 20 years of experience investing in real estate-related debt, Mr. Petak offers insights and perspective with respect to our investment portfolio. Further, as a former director and former chair of the conflicts committee of Pacific Oak Strategic Opportunity REIT II and as a member of the Mortgage Bankers Association, the Commercial Mortgage Securities Association, the CRE Financial Council, the Life Mortgage and Real Estate Officer Council, the President’s Council of the Real Estate Roundtable and a founding member, current Chairman Emeritus and past Chairman of the Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management, Mr. Petak is regularly and actively engaged in both the professional and academic community.

Eric J. Smith is one of our independent directors and is the chairman of the conflicts committee, positions he has held since October 2009. Mr. Smith has over 30 years of experience in the real estate finance industry. From October 2018 to March 2019, Mr. Smith served as the Director of Financial Institutions U.S. Capital Markets for Funding Circle, a firm that is the leading small business loans platform globally. From January 2014 through December 2017, Mr. Smith served as Managing Director for Situs Group, LLC, a firm that provides commercial real estate advisory services and solutions. From March 2012 to January 2013, Mr. Smith served as Managing Director-Sales for Loan Value Group, a firm that works with holders of residential mortgage risk to reduce their exposure to borrower strategic default. From 1985 to 2009, Mr. Smith was employed by the Credit Suisse Group and its predecessor firms. From September 2004 to February 2009, he was the Managing Director, Fixed Income Sales for the Securitized Products unit. From 2002 to September 2004, he was Managing Director and San Francisco Branch Manager, Fixed Income Sales. From 1998 to 2002, he was Director, Fixed Income Sales. From 1985 to 1998, he was Vice President, Fixed Income Sales. While at Credit Suisse and its predecessor firms, he was responsible for the acquisition and disposition of residential and commercial whole loans, public and private investment grade and non-investment grade residential and commercial mortgage-backed securities and CDOs. He also executed trades in U.S. government securities, asset-backed securities, corporate bonds and repurchase lending. Prior to working for Credit

Suisse and its predecessor firms, Mr. Smith was with Farmer’s Savings as a regional director for real estate mortgage acquisitions and with Wells Fargo Mortgage as a Vice President in their Secondary Mortgage Division. Mr. Smith received a Bachelor of Science in Finance from California State University Sacramento. Mr. Smith has previously held FINRA Series 3, 5, 7, 9, 10 and 63 licenses.

Our board of directors has concluded that Mr. Smith is qualified to serve as one of our independent directors and the chairman of the conflicts committee for reasons including his expertise in the real estate finance markets. Mr. Smith has experience with a broad range of debt-related investments, including residential and commercial whole loans, public and private investment grade and non-investment grade residential and commercial mortgage-backed securities, U.S. government securities, asset-backed securities and repurchase lending. With over 30 years of experience in the real estate finance industry, Mr. Smith’s knowledge and expertise of the real estate finance market complement that of the other board members.

Kenneth G. Yee is one of our independent directors and is the Chairman of the Audit Committee, positions he has held since April 2017 and May 2017, respectively. He was also an independent director and Chairman of the Audit Committee of Pacific Oak Strategic Opportunity REIT II, positions he held from April 2017 and May 2017, respectively, through the Merger. Since 2000, Mr. Yee has been the President and Chief Executive Officer of Ridgecrest Capital, Inc., a real estate financial advisory services and structured finance firm. Mr. Yee previously served in the same positions for Ridgecrest Capital, Inc. from 1992 to 1997. From 2007 to June 2011, Mr. Yee was also the managing director of Cappello Capital Corp., where he was responsible for sourcing, evaluating, structuring and placing transactions relating to domestic and international real estate equity and debt, and small and middle market corporate capital raising and mergers and acquisitions. Mr. Yee served as Senior Vice President of Acquisitions for Imperial Credit Commercial Mortgage Investment Corp from 1998 to 1999. From 1990 to 1991, Mr. Yee served as Vice President and Controller for Secured Capital Corp. (now known as Eastdil Secured LLC, formerly a division of Wells Fargo), a real estate advisory and investment banking firm. Prior to that, he was a Vice President at Drexel Burnham Lambert from 1987 to 1990. From 1986 to 1987, Mr. Yee was an associate consultant for Kenneth Leventhal & Company, a real estate consulting and public accounting firm. Mr. Yee was a financial analyst with Deseret Pacific Mortgage from 1985 to 1986 and he was a senior accountant with Ernst & Whinney, a public accounting firm, from 1982 to 1985.

Mr. Yee received Bachelor of Science in Business Administration, Master of Business Administration and Master of Business Taxation degrees from the University of Southern California. He also received a Master of Science in Real Estate Development degree from the Massachusetts Institute of Technology and a Juris Doctor degree from the University of California, Los Angeles. Mr. Yee is a Chartered Financial Analyst, a Certified Public Accountant, a licensed attorney and a licensed real estate broker.

Our board of directors has concluded that Mr. Yee is qualified to serve as one of our independent directors for reasons including his expertise with respect to real estate equity and debt transactions and accounting matters. With more than 25 years of experience with real estate equity and debt transactions, Mr. Yee is well-positioned to advise the board with respect to potential investment opportunities and investment management. In addition, with over 30 years of experience as a Certified Public Accountant, Mr. Yee provides our board of directors with substantial expertise regarding real estate accounting and financial reporting matters.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,500 in cash for each committee meeting attended, except that the chairman of the committee is paid $3,000 for each meeting attended.

•	$2,000 in cash for each teleconference meeting of the board.

•	$2,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee is paid $3,000 for each teleconference meeting of the committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

From time to time our board of directors may create other committees with additional and different compensation.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Pacific Oak Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, Pacific Oak Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Pacific Oak Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Pacific Oak Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Pacific Oak Capital Advisors, LLC, a limited liability company formed in the State of Delaware in May 2018. Pacific Oak Capital Advisors is registered as an investment adviser with the SEC. As our advisor, Pacific Oak Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Keith D. Hall and Peter McMillan III co-own and co-manage Pacific Oak Capital Advisors. For more information regarding the background and experience of Messrs. Hall and McMillan, see “Management—Executive Officers and Directors” and “—Other Affiliates—Our Sponsors.”

Below is a brief description of the background and experience of the key real estate professionals at Pacific Oak Capital Advisors who are not also one of our executive officers.

Brian Ragsdale has served as Executive Vice President of Pacific Oak Capital Advisors since November 2019. As Executive Vice President, Mr. Ragsdale oversees underwriting, origination, acquisition, financing, asset management and disposition activities with respect to investments.

Prior to joining Pacific Oak Capital Advisors, Mr. Ragsdale served as Executive Vice President, for KBS Capital Advisors for over 10 years. During that tenure, Mr. Ragsdale was responsible for all origination and underwriting of loans, both by KBS Capital Advisors and those purchased from third parties, and was also responsible for the acquisitions and asset management of assets associated with both Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II.

Previously, Mr. Ragsdale was vice president of mortgage lending and real estate at AIG Global Investment Corp. where he was responsible for the supervision of the Investment Management Department associated with AIG’s $13 billion loan portfolio. Prior to that Mr. Ragsdale was senior vice president of client portfolio management for Trammell Crow Company, and he was vice president of asset and portfolio management for PM Realty Advisors. While at PM Realty, he oversaw a 30-asset, $450 million portfolio owned by a state employee retirement fund. He has more than 30 years’ experience in originating and negotiating commercial real estate mortgage loans and identifying equity acquisition opportunities.

Mr. Ragsdale graduated from the University of Arizona with a bachelor’s degree with honors in civil engineering and received his Master of Business Administration degree from Southern Methodist University in Dallas, Texas. He is the recipient of the Costa School of Real Estate Certificate at Southern Methodist University.

Jeff Rader has served as an Executive Vice President of Pacific Oak Capital Advisors since November 2019. As executive vice president for Pacific Oak Capital Advisors, Mr. Rader serves as head of asset management for Pacific Oak Strategic Opportunity REIT. Mr. Rader also acts as the portfolio manager for the Keppel Pacific Oak US REIT where he liaises with the executive team on all acquisitions, participates on investor engagement and leads the asset management of the $1.2 billion portfolio.

Prior to joining Pacific Oak Capital Advisors, Mr. Rader served as Executive Vice President for over 12 years at KBS Capital Advisors in Newport Beach, California. Mr. Rader acquired and managed over $3 billion of investments for KBS REIT I, KBS REIT II, KBS REIT III, Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II. Mr. Rader was part of the executive team that launched the $800 million Keppel Pacific Oak US REIT on the Singapore stock exchange in 2017. Mr. Rader completed his master of business administration in real estate and finance from the Marshall School of Business at the University of Southern California and holds a bachelor’s degree in economics from DePauw University.

Michael Potter has served as a Senior Vice President of Pacific Oak Capital Advisors since November 2019. As senior vice president for Pacific Oak Capital Advisors, Mr. Potter oversees and directs the origination, underwriting, financing and closing activities for acquisitions and joint venture opportunities in Colorado, Utah and California for Pacific Oak Strategic Opportunity REIT. He also coordinates asset management duties in these regions.

Prior to joining Pacific Oak Capital Advisors, Mr. Potter served as Vice President for KBS Capital Advisors for over 7 years. Mr. Potter was responsible for origination and underwriting of direct acquisitions, joint ventures and loans in Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II.

Mr. Potter completed his bachelor’s degree at UC Davis and also earned a Masters of Business Administration/Masters of Real Estate Development from the University of Southern California.

Jason Espiritu has served as a Vice President of Pacific Oak Capital Advisors since November 2019. As Vice President, Mr. Espiritu is directly responsible for the performance and management of assets totaling 2.4 million square feet and over $750 million in value in major markets including Seattle, Phoenix, and Minneapolis. He is also responsible for acquisitions in these regions.

Prior to joining Pacific Oak Capital Advisors, Mr. Espiritu served as Associate Vice President for KBS Capital Advisors for five years. At KBS, Mr. Espiritu played an integral role in the acquisitions of assets totaling over $400 million and nearly 3 million square feet in Pacific Oak Strategic Opportunity REIT and Pacific Oak Strategic Opportunity REIT II. In 2017, Mr. Espiritu was instrumental to the sale of an $800 million, 3.2 million square foot portfolio into Keppel Pacific Oak US REIT, leading the due diligence and closing process on behalf of the KBS asset management team. In 2016, Mr. Espiritu spearheaded the due diligence effort in order to raise $250 million in proceeds through an Israeli Bond Issuance on the Tel Aviv Stock Exchange.

Prior to KBS, Mr. Espiritu assumed the role of Acquisitions Analyst for one of the most active and seasoned buyers and operators of multi-family communities in the United States, the Bascom Group, which has completed over $16.2 billion in multifamily and commercial value-added transactions since 1996. Mr. Espiritu began his career as a civil engineer, working for AECOM, a Fortune 500, multinational engineering firm and Stantec, a $4.3 billion revenue, Canada-based engineering company.

Mr. Espiritu obtained his Bachelor of Science in Engineering degree from the University of California, Irvine and earned a Master of Business Administration degree from the University of Southern California.

The Advisory Agreement

Under the terms of the advisory agreement, Pacific Oak Capital Advisors must use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, and subject to the supervision of our board of directors and officers, Pacific Oak Capital Advisors manages our day-to-day operations, retains the loan servicers for our loan investments and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service contracts for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into leases and service contracts for our real properties;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to Pacific Oak Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse Pacific Oak Capital Advisors for organization and offering expenses and the costs of providing services to us (other than for the employee costs in connection with services for which it earns separate fees, though we may reimburse the advisor for travel and communication expenses). Pacific Oak Capital Advisors in its sole discretion may defer any fee payable to it under the advisory agreement. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of Pacific Oak Capital Advisors and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, Pacific Oak Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Pacific Oak Capital Advisors and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, Pacific Oak Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. Pacific Oak Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Pacific Oak Residential Advisors

Pacific Oak Capital Advisors has delegated management of our single-family home portfolio, which is held through our wholly owned subsidiary, PORT, to its affiliate, Pacific Oak Residential Advisors, pursuant to a subadvisory agreement. However, Pacific Oak Capital Advisors will supervise Pacific Oak Residential Advisors and retains responsibility to us for managing all of our assets.

In addition, Pacific Oak Residential Advisors was hired as the external advisor to Pacific Oak Residential Trust II, Inc. (“PORT II”), a private program sponsored by Pacific Oak that also invests in single-family homes, and in which we have made an investment. Because we have separately engaged Pacific Oak Capital Advisors to manage our operations and assets, including our interests in PORT II, Pacific Oak Capital Advisors offsets its fees under our advisory agreement to the extent of our indirect economic interest in fees paid by PORT II to Pacific Oak Residential Advisors. In turn, Pacific Oak Residential Advisors offsets its fees from Pacific Oak Capital Advisors pursuant to the subadvisory agreement by the same amount.

Pacific Oak Residential Advisors is a limited liability company formed in Delaware in August 2020.

T. Jeremiah Healey is President of Pacific Oak Residential Advisors as well as, among other roles, President and CEO of PORT, President and CEO of PORT II, and a manager and/or director of Pacific Oak Residential Advisors’s other service businesses.

Mr. Healey has extensive investment experience in workforce housing, including both single-family and multi-family assets. Mr. Healey previously led Metropolitan Community Investment Partners, an investment platform focused on distressed New York City housing assets, including the acquisition of a portfolio of assets from a private equity sponsor. Prior to Metropolitan, Mr. Healey headed the real estate investment teams at Eton Park Capital Management and R6 Capital Management, covering a broad range of investment products, including asset-backed securities, commercial mortgage-backed securities, and other corporate and structured investments. Mr. Healey was previously a member of the mortgage department of Goldman Sachs, and began his career as a member of the Principal Transactions Group of Credit Suisse First Boston. Mr. Healey received a B.A. from Georgetown University and an M.B.A. from The Wharton School.

Michael S. Gough is Chief Investment Officer of Pacific Oak Residential Advisors as well as, among other roles, Chief Investment Officer of PORT, Chief Investment Officer of PORT II, and a manager and/or director of Pacific Oak Residential Advisors’s other service businesses.

Mr. Gough has over thirty years of experience in real estate, principal investing, structured finance, and capital markets. Mr Gough previously served as the head of structured products investment for Petra Capital (“Petra”), where he and his group were responsible for a $4 billion portfolio of fixed income structured products financed with collateralized debt obligation liabilities. Prior to Petra, Mr. Gough was a director in the Principal Transactions Group at Credit Suisse First Boston. Mr. Gough was previously a member of sales and trading at firms including Daiwa Securities America, Smith Barney, and Salomon Brothers.

Jeffrey P. Anstis is Vice President of Pacific Oak Residential Advisors, as well as, among other roles, Vice President of PORT and Secretary and Treasurer of PORT II. Mr. Anstis previously founded Professional Business Solutions, whose mission was to provide a variety of core services to small business owners, including bookkeeping, tax management, and consulting on business structure and operations. Mr. Anstis previously served in finance roles at both Salomon Brothers and the First Boston Corporation, a predecessor to Credit Suisse First Boston. Mr. Anstis graduated with honors from C.W. Post College.

Other Affiliates

Our Sponsor

Pacific Oak Holdings, our sponsor, and Pacific Oak Capital Advisors, our advisor, are owned and controlled by Keith D. Hall, our Chief Executive Officer and one of our directors, and Peter McMillan III, our Chairman of the Board and President and one of our directors.

Messrs. Hall and McMillan are co-founders of KBS Holdings LLC (“KBS”), which is the sole owner of KBS Capital Advisors LLC (“KBS Capital Advisors”), a registered investment adviser and KBS Capital Markets Group LLC (“KBS Capital Markets Group”). Messrs. Hall and McMillan have actively participated in the management and operations of KBS Holdings and KBS Capital Advisors, which have been involved in the investment in or management of over $15 billion of real estate investments on behalf of the following KBS-sponsored non-traded REITs: KBS Real Estate Investment Trust, Inc. (“KBS REIT I”) (which liquidated in December 2018), KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), this company (which was formerly known as KBS Strategic Opportunity REIT, Inc.), KBS Legacy Partners Apartment REIT, Inc. (“KBS Legacy Partners Apartment REIT”) (which liquidated in December 2018), Pacific Oak Strategic Opportunity REIT II, Inc. (“Pacific Oak Strategic Opportunity REIT II”) and KBS Growth & Income REIT, Inc. (“KBS Growth & Income REIT”). KBS Capital Advisors also served as the U.S. asset manager with respect to approximately $1.1 billion of real estate investments on behalf of Keppel Pacific Oak US REIT and $1.2 billion of real estate investments on behalf of Prime US REIT, both Singapore real estate investment trusts.

Pacific Oak Holdings and Pacific Oak Capital Advisors were formed by Messrs. Hall and McMillan in May 2018. Under their leadership, Pacific Oak has rapidly assembled a strong and experienced team of real estate, finance, accounting and other professionals, many of whom were formerly at KBS. These senior real estate and debt finance professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, originations, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Hall and McMillan, Michael Bender, Brian Ragsdale, Jeff Rader, Michael Potter, and Jason Espiritu comprise the investment committee of Pacific Oak Capital Advisors that is responsible for our investment decisions. Subject to any limitations in our charter and the oversight of our board of directors, the investment committee of Pacific Oak Capital Advisors evaluates and approves our investments and financings.

Pacific Oak Capital Advisors has acted as the external advisor to our company since November 1, 2019 to Pacific Oak Strategic Opportunity REIT II from November 1, 2019 through October 1, 2020, the date we acquired Pacific Oak Strategic Opportunity REIT II through the Merger. Pacific Oak Capital Advisors has also acted as the U.S. asset manager on behalf of Keppel Pacific Oak US REIT, a Singapore real estate investment trust, since November 1, 2019. Pacific Oak Capital Advisors currently manages approximately $3.5 billion of real estate investments on behalf of those programs as well as private funds and separate investor accounts.

Each of Messrs. Hall and McMillan has over 35 years of experience in real estate and real estate related investments. Mr. McMillan is a Partner and co-owner of Temescal Canyon Partners LP, an investment advisor formed in 2013 to manage a multi-strategy hedge fund on behalf of investors. Mr. McMillan is also a co-founder and the Managing Partner of Willowbrook Capital Group, LLC which, from August 2003 until December 2012, was an asset management company. Before forming Willowbrook with

Mr. Hall, Mr. McMillan served as Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed the distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CS First Boston in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income commercial mortgage-backed securities. During the 1980s, Mr. Hall was a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Dealer Manager

We have retained Pacific Oak Capital Markets, LLC, an affiliate of our advisor, to conduct this offering. Pacific Oak Capital Markets was formed by Messrs. Hall and McMillan in March 2020. Under their leadership, Pacific Oak Capital Markets has rapidly assembled a strong and experienced team of capital markets professionals, many of whom were formerly at KBS. Pacific Oak Capital Markets will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. Messrs. Hall and McMillan indirectly own Pacific Oak Capital Markets. See above and “Management—Executive Officers and Directors” for a discussion of the background and experience of Messrs. Hall and McMillan.

Below is a brief description of the background and experience of the Chief Executive Officer of Pacific Oak Capital Markets:

Mick Manning has served as Chief Executive Officer of Pacific Oak Capital Markets since March 2020. As Chief Executive Officer, Mr. Manning is responsible for overall firm strategy of Pacific Oak Capital Markets and provides strategic and tactical guidance to the organization, with particular focus on product development, distribution, sales management, business planning and oversight of the firm’s wholesaling operations and activities.

Mr. Manning previously served as Chief Executive Officer of KBS Capital Markets Group LLC from March 2015 to November 2018. Mr. Manning has more than 28 years of experience in the financial services industry, with a diverse background in retail sales and operations, wholesaling and team building. His experience comes from previous leadership roles with MFS/Sun Life, MassMutual, Metlife and Northwestern Mutual Life. Mr. Manning graduated from the University of Colorado, Boulder and holds a Chartered Life Underwriter designation from the American College in Bryn Mawr, Pennsylvania.

DMH Realty

We have engaged DMH Realty, LLC, an affiliate of Pacific Oak Capital Advisors and Pacific Oak Residential Advisors, to serve as our property manager with respect to certain properties in our single-family home portfolio. We pay DMH Realty market rates for leasing and management services. DMH Realty was formed by Messrs. Gough and Healey in June 2017. DMH Realty is licensed by the State of Florida Division of Real Estate, and maintains brokerage licenses in Georgia, Indiana, North Carolina, and South Carolina, as well as other states through reciprocal arrangement. DMH Realty’s primary focus is on the management and/or asset management of single-family homes, which business may be conducted through affiliates, as required by contract or state law. DMH Realty currently directly manages approximately 600 homes, with a further group of approximately 144 to onboard in January 2021, and asset manages approximately 1,200 homes (including the 144 mentioned above).

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates resides with Keith D. Hall and Peter McMillan III, and the primary responsibility for the selection of investments, the negotiation for these investments and asset-management decisions will reside in the investment committee of our advisor. Pacific Oak Capital Advisors also has the authority to make all of the decisions regarding our investments, subject to any limitations in our charter and the direction and oversight of our board of directors.

COMPENSATION

We pay our advisor, the dealer manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us, subject to the review and approval of our conflicts committee. Set forth below is a summary of the fees and expenses we expect to pay these entities in connection with this offering or our operations. The estimated amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and dividend reinvestment plan.

The upfront selling commissions and dealer manager fees listed below are effectively paid by purchasers of shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees, and therefore have no effect on the NAV of any class. The distribution fee listed below is allocated on a class-specific basis and may differ for each class, even when the NAV per share of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below are not class-specific. Accordingly, they are allocated among all holders of shares ratably according to the NAV of their shares.

We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest and other payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or development, or adopt a long-term incentive plan, although our charter permits us to do so, subject to certain limitations. We do, however, reimburse our advisor and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by our advisor and its affiliates.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees(1)— Pacific Oak Capital Markets

Our dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Our dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Our dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. Our dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our dividend reinvestment plan.

The actual amount will depend on the number of shares sold, the class of shares sold and the transaction price of each share sold in the primary offering.

Aggregate upfront selling commissions will equal approximately $20.5 million if we sell the maximum amount in our primary offering, and aggregate dealer manager fees will equal approximately $0.2 million if we sell the maximum amount in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class T shares of 3.0% and 0.5%, respectively), that 5%, 65% and 5% of our offering proceeds are from the sale of each of Class T, Class S and Class D shares, respectively, that the transaction prices of our Class T, Class S and Class D shares remain constant at $10.00, and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.

Distribution Fees(2)— Pacific Oak Capital Markets	Subject to FINRA limitations on underwriting compensation, we pay our dealer manager selling commissions over time as distribution fees:	Actual amounts depend upon the per share NAVs of our Class T shares, Class S shares and Class D shares, the number of Class T shares, Class S shares and Class D shares purchased, when such shares are purchased and if such shares are outstanding.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

•   with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•   with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and

•   with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.

For Class T shares, the distribution fees will equal approximately $0.3 million per annum if we sell the maximum amount. For Class S shares, the distribution fees will equal approximately $4.5 million per annum if we sell the maximum amount. For Class D shares, the distribution fees will equal approximately $0.1 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 5% of our offering proceeds are from the sale of Class T shares, 65% of our offering proceeds are from the sale of Class S shares and 5% of our offering proceeds are from the sale of Class D shares, that the NAV per share of our Class T shares, Class S shares and Class D shares remains constant at $10.00, that none of our stockholders participate in our dividend reinvestment plan and that there is no reallocation of shares between our primary offering and our dividend reinvestment plan.
We do not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees are paid monthly in arrears. Our dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers , and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares. Because the distribution fees are calculated based on our NAV for our Class T, Class S and Class D shares, they will reduce the distributions payable, or, alternatively, the NAV, with respect to the shares of each such class, including shares issued under our dividend reinvestment plan. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan) (collectively, the “Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share (the “Share Conversion”). Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share (each in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase and with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would equal or exceed the applicable Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Distribution Fees—Class T, Class S and Class D Shares.”

Additional Underwriting Compensation—Pacific Oak Capital Markets or Pacific Oak Capital Advisors	We may pay directly or reimburse our advisor and our dealer manager if they pay, on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution– Underwriting Compensation,” including legal fees of our dealer manager, costs reimbursement for registered representatives of participating broker-dealers to attend educational conferences sponsored by us or our dealer manager, attendance fees for registered persons associated with our dealer manager to attend seminars conducted by participating broker-dealers, reimbursement of broker-dealers for technology costs and expenses associated with the offering and costs and expenses associated with the facilitation of the marketing of our shares and ownership of our shares by their participating customers, and promotional items.	We estimate our additional underwriting compensation expenses to be approximately $4.43 million if we sell the maximum offering amount.

In addition, our advisor may pay our dealer manager, without reimbursement by us, additional amounts in order to fund certain of our dealer manager’s costs and expenses related to the distribution of the offering, as described in the “Plan of Distribution—Underwriting Compensation,” including compensation of certain registered employees of our dealer manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with our dealer manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by our dealer manager with respect to sales of shares as described under “Plan of Distribution—Underwriting Compensation—Supplemental Fees and Commissions.”

Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit of FINRA.

Other Organization and Offering Expenses(3)— Pacific Oak Capital Advisors and Pacific Oak Capital Markets	We also pay directly, or reimburse our advisor and our dealer manager if they pay on our behalf, any other organization and offering expenses (meaning organization and offering expenses other than underwriting compensation) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers.	We estimate these other organization and offering expenses to be approximately $13.71 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that the cumulative organization and offering expenses that we incur (including underwriting compensation) exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement(4)— Pacific Oak Capital Advisors	We do not intend to pay our advisor any acquisition, financing (except interest payments to the lender in cases where the lender is our advisor or an affiliate of our advisor) or other similar fees in connection with making investments. We will, however, reimburse our advisor for out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, financing and development of real estate investments, whether or not such investments are acquired, and may make payments to third parties or possibly certain of our advisor’s affiliates in connection with providing services to us.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Management Fee (Fixed Component Fee) and Expense Reimbursement—Pacific Oak Capital Advisors and Pacific Oak Capital Markets

We pay our advisor a management fee with a fixed component equal to 1.25% of NAV per annum payable monthly. In calculating the management fee, we use our NAV before giving effect to monthly accruals for the management fee, the performance fee, distribution fees, or distributions payable on our outstanding shares.

The management fee may be paid, at our advisor’s election, in cash, Class I shares. To the extent that our advisor elects to receive any portion of its management fee in Class I shares, we may repurchase such Class I shares from our advisor at a later date. Shares of our Class I common stock obtained by our advisor will not be subject to the redemption limits of our share redemption program or any Early Redemption Deduction.

Actual amounts depend upon our aggregate NAV, the changes in NAV and actual expenses incurred and, therefore, cannot be determined at this time.

In addition to the organization and offering expense and acquisition expense reimbursements described above, our advisor has the right to seek reimbursement from us for all costs and expenses it incurs in connection with the provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity costs. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

additional employee costs. We will not reimburse our advisor for the salaries and benefits our advisor or its affiliates may pay our executive officers. In addition, we reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

Performance Fee—Pacific Oak Capital Advisors	We will pay our advisor an annual performance fee equal to 15.0% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein). Such performance fee is paid annually and accrues monthly.	Actual amounts of the performance fee depend upon our actual annual total return and, therefore, cannot be calculated at this time.

Specifically, we will pay our advisor an annual performance fee equal to:

•   First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total performance fee equals 6.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount due to the advisor pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•   Second, to the extent there are remaining Excess Profits, 15.0% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)    all distributions accrued or paid (without duplication) on our outstanding shares of common stock at the end of such period since the beginning of the then-current calendar year, plus

(ii)    the change in aggregate NAV of such shares since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of shares, (y) any accrual to the performance fee and (z) applicable distribution fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such shares.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 6% annualized internal rate of return on the NAV of outstanding shares of common stock at the beginning of the then-current calendar year and all shares of common stock issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
such shares, and all issuances of shares of common stock over the period and calculated in accordance with recognized industry practices. The ending NAV of shares of common stock used in calculating the internal rate of return will be calculated before giving effect to any accrual to the performance fee and applicable distribution fee expenses.

Except with respect to the Loss Carryforward Amount as described below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the advisor’s performance fee. This is referred to as a “High Water Mark.”

The performance fee may be payable in cash or Class I shares at the election of the advisor. If the advisor elects to receive the performance fee in Class I shares, the advisor may request that we repurchase such shares at a later date. Any such repurchase requests will not be subject to the Early Redemption Deduction but will be subject to the redemption limits under our share redemption program.

For purposes of the calculation above, the initial “calendar year” will be deemed to begin on [                    ] and end on December 31, 2021.

In addition, immediately prior to the commencement of this offering, we may compensate our advisor for performance since September 30, 2018 as part of a restructuring of the incentive fees we pay to our advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Fees from Other Services— Affiliates of Pacific Oak Capital Advisors	We may retain certain of Pacific Oak Capital Advisors’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters. Any compensation paid to Pacific Oak Capital Advisors’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at or below market rates.	Actual amounts depend on to what extent affiliates of the Pacific Oak Capital Advisors are actually engaged to perform such services.

(1)

Upfront selling commissions and dealer manager fees for sales of Class T, Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

(2)

We will cease paying distribution fees at the date following the completion of this primary offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our dividend reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

These amounts represent estimated expenses incurred in connection with this offering, including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses and fees and expenses of our transfer agent.

(4)

We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, transaction support services, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may initially be paid by our advisor and then reimbursed by us. Our charter limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits the origination fees and origination expenses to 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

Our Total Operating Expenses, including any performance fee paid to our advisor, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our conflicts committee has made a finding that, based on such unusual and non-recurring factors as it deems sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of the meeting of the conflicts committee. For purposes of these limits:

•

“Total Operating Expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period less the total expenses applicable to such period other than additions for depreciation or bad debt or other similar non-cash reserves.

Performance Fee Example

The following example illustrates how we would calculate our advisor’s performance fee at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the shares outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$1,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$10,000,000
E.	Change in NAV required to meet 6% annualized internal rate of return(1)	$49,700,000
F.	Hurdle Amount(1) (D plus E)	$59,700,000
G.	Actual change in NAV	$90,000,000
H.	Annual Total Return prior to performance fee (D plus G)	$100,000,000
I.	Excess Proceeds (H minus the sum of B and F)	$40,300,000
J.	Performance fee is equal to 15.0% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Rate (F) plus loss carryforward account balance (B) with enough Excess Proceeds (I) to achieve the full Catch-Up	$15,000,000

(1)

Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 6% annualized internal rate of return on the NAV of the shares of common stock outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication), and any issuances of such shares during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. Requiring that a minimum internal rate of return be achieved before the advisor is entitled to any performance fee is typical in the institutional fee structure that we would like to bring to the non-exchange traded REIT industry.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Pacific Oak Capital Advisors, and its affiliates, some of whom serve as our executive officers and our affiliated directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Pacific Oak-Sponsored Programs and Pacific Oak-Advised Investors

General

All of our executive officers, our affiliated directors and other key real estate and debt finance professionals at our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager, and/or other Pacific Oak-affiliated investment advisors that are the sponsors of other Pacific Oak-sponsored programs or are the advisors of Pacific Oak-advised investors. Our advisor and its affiliates have legal and financial obligations with respect to Pacific Oak-sponsored programs and Pacific Oak-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other Pacific Oak-sponsored programs, serve as the investment advisor and/ or asset manager to other Pacific Oak-advised programs and investors and acquire for their own account real estate investments that may be suitable for us.

Pacific Oak Capital Advisors acts as the external advisor to our company and has delegated management of our single-family home portfolio to its affiliate, Pacific Oak Residential Advisors. Pacific Oak Capital Advisors has also acted as the U.S. asset manager on behalf of Keppel Pacific Oak US REIT, a Singapore real estate investment trust, since November 1, 2019. Pacific Oak Capital Advisors also sponsors tax-advantaged Delaware statutory trusts and qualified opportunity zone funds, and is sponsoring a new vehicle for residential investment, PORT II, for which Pacific Oak Residential Advisors serves as external advisor. Pacific Oak Capital Advisors and its affiliates currently manage approximately $3.5 billion of real estate investments on behalf of those programs as well as private funds and separate investor accounts.

Allocation of Investment Opportunities

We rely on the key real estate and debt finance professionals of Pacific Oak Capital Advisors and Pacific Oak Residential Advisors, including Messrs. Hall and McMillan, to identify suitable investments. Messrs. Hall and McMillan and other real estate professionals at Pacific Oak Capital Advisors and Pacific Oak Residential Advisors are also the key real estate professionals for other Pacific Oak-sponsored programs and Pacific Oak-advised investors. As such, other Pacific Oak-sponsored programs and Pacific Oak-advised investors that have funds available for investment rely on many of the same professionals, as will future programs and investors. Some investment opportunities that are suitable for us may also be suitable for other Pacific Oak-sponsored programs and Pacific Oak-advised investors. Although there may be some overlap of investment opportunities, we generally do not expect to be in direct competition with these programs due to their specific investment focus and timing of funds available for investment, with the exception of PORT II, which intends to invest in single-family rental homes, like we do. We currently expect Pacific Oak Capital Advisors and Pacific Oak Residential Advisors to allocate single-family rental home investment opportunities between us and PORT II pro rata based on our investible capital. When these real estate and debt finance professionals direct an investment opportunity to any Pacific Oak-sponsored program or Pacific Oak-advised investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Pacific Oak real estate and debt finance professionals could direct attractive investment opportunities to other programs or investors.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. It is the duty of our board of directors, including the independent directors, to ensure that the allocation method established by our advisor is applied fairly to us. Further, our advisory agreement with Pacific Oak Capital Advisors requires that Pacific Oak Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other Pacific Oak-sponsored programs and Pacific Oak-advised investors for whom Pacific Oak Capital Advisors or one of its affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. See “—Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Pacific Oak-sponsored programs, Pacific Oak-advised investors or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Pacific Oak-sponsored program, Pacific Oak-advised investor or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Pacific Oak-sponsored program, Pacific Oak-advised investor or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors—Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we, Pacific Oak Capital Advisors or Pacific Oak Residential Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other Pacific Oak-sponsored programs, Pacific Oak-advised investors and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Pacific Oak-sponsored programs, Pacific Oak-advised investors and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Pacific Oak-sponsored programs, Pacific Oak-advised investors and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our sponsor, our officers, Pacific Oak Capital Advisors, Pacific Oak Residential Advisors and the key real estate, debt finance, management and accounting professionals Pacific Oak Capital Advisors and Pacific Oak Residential Advisors have assembled for the day-to-day operation of our business. All of our executive officers, our affiliated directors and other key real estate and debt finance professionals of our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and/or other Pacific Oak-affiliated entities. As a result of their interests in other Pacific Oak-sponsored programs, their obligations to Pacific Oak-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hall and McMillan and the key real estate, debt finance, management and accounting professionals at Pacific Oak Capital Advisors and Pacific Oak Residential Advisors face conflicts of interest in allocating their time among us, Pacific Oak Capital Advisors, Pacific Oak Residential Advisors, other Pacific Oak-sponsored programs, Pacific Oak-advised investors and other business activities in which they are involved. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us.

Our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Pacific Oak-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

Receipt of Fees and Other Compensation by Pacific Oak Capital Advisors and its Affiliates

Subject to limitations in our charter and approval by our conflicts committee, Pacific Oak Capital Advisors and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers, our affiliated directors and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Pacific Oak Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

equity offerings by us, including using our securities to acquire portfolios or other companies, which may entitle our dealer manager to additional dealer manager fees and would likely entitle our advisor to additional advisory fees;

•	whether we engage affiliates of our advisor for other services, which affiliates may receive fees in connection with the services regardless of the quality of the services provided to us;

•

whether we pursue a liquidity event such as a listing of our shares of common stock on a national securities exchange, a sale of the company or a liquidation of our assets, which (i) may make it more likely for us to become self-managed or internalize our management, (ii) could positively or negatively affect the sales efforts for other Pacific Oak-sponsored programs, depending on the price at which our shares trade or the consideration received by our stockholders, and/or (iii) would affect the advisory fees received by our advisor; and

•

recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, the provision of forward-looking property-level information to our Independent Valuation Firm or the decision to adjust the value of certain of our assets or liabilities if our advisor is responsible for valuing them, especially given that the advisory fees we pay our advisor and the fees we pay our dealer manager are based on our NAV.

We will pay our advisor a management fee regardless of the performance of our portfolio. Moreover, because the management fee and performance fee are based on our NAV, our advisor may also be motivated to delay or curtail repurchases to maintain a higher NAV, which would increase amounts payable to our advisor. Our advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

Valuation Conflicts

Our advisor is paid a management fee for its services based on our NAV, which is calculated by our advisor, based on valuations provided by the advisor. In addition, the performance fee due to our advisor will be based in part upon our NAV. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

We pay our advisor a management fee regardless of the performance of our portfolio. Our advisor’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay our advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee payable to our advisor, which is based on our total distributions plus the change in NAV per share, may create an incentive for our advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance fee are based on our NAV, our advisor may also be motivated to delay or curtail repurchases to maintain a higher NAV, which would increase amounts payable to our advisor. Our advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and the key real estate and debt finance professionals at our advisor are also officers, affiliated directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	Pacific Oak Capital Advisors, Pacific Oak Residential Advisors, and other Pacific Oak-affiliated investment advisors;

•	Pacific Oak Capital Markets, our dealer manager; and

•	other Pacific Oak-sponsored programs.

Through Pacific Oak-affiliated investment advisors, some of these persons also serve as the investment advisors to Pacific Oak-advised investors. As a result, they owe fiduciary duties to each of these Pacific Oak-sponsored programs, their stockholders, members and limited partners and the Pacific Oak-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since our dealer manager is an affiliate of Pacific Oak Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

From time to time Pacific Oak Capital Markets may serve as the dealer manager for future public or private programs with those offerings conducted concurrently with our offering. As a result, our sponsor and the dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor and Pacific Oak Capital Markets generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including key investment strategies. Nevertheless, there may be periods during which one or more programs for which Pacific Oak Capital Markets acts as the dealer manager will be raising capital and may compete with us for investment capital. Our dealer manager is currently raising capital for tax-advantaged Delaware statutory trusts and qualified opportunity zone funds sponsored by Pacific Oak, as well as for PORT II, which invests in single-family homes.

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, we have created a conflicts committee of our board of directors composed of all of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of Pacific Oak Capital Advisors, our sponsor or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter.

Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both our board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors at our expense. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with Pacific Oak Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	offerings of securities;

•	the provision of direction and oversight to our advisor in connection with its authority to make the decisions regarding our investments;

•	sales of properties and other investments;

•	investments in assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers, should we ever employ and compensate our officers directly, and affiliated director;

•	whether we seek to list our shares of common stock on a national securities exchange;

•	whether we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor; and

•	whether we seek to sell the company or substantially all of its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to Pacific Oak Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of Pacific Oak Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to Pacific Oak Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of Pacific Oak Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by Pacific Oak Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Pacific Oak Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Pacific Oak Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor, a director, our sponsor or an affiliate thereof, a disposition fee in connection with the sale of an asset if that person provides a substantial amount of the services in the effort to sell the asset, the commission does not exceed 3% of the sales price of the asset, and, if in connection with a disposition commissions are paid to third parties unaffiliated with our sponsor, the commission paid to our advisor, a director, our sponsor or an affiliate thereof does not exceed the commissions paid to such unaffiliated third parties. Although our charter limits the disposition fee we may pay to our advisor, a director, our sponsor or an affiliate thereof to 3% of the sales price, our advisory agreement does not provide a disposition fee to our advisor. Any change to this would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission paid to our advisor, a director, our sponsor or an affiliate thereof, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

Our charter also requires that, in order to be excluded from the limit on “total operating expenses” described below, any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Prior to the commencement of this offering, we will amend our advisory agreement to provide an annual-return-based incentive fee based on the change in NAV per share and distributions of that year, and it will be subject to the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Prior to the commencement of this offering, we will amend our advisory agreement to eliminate any acquisition and origination fees. Any increase in the acquisition and origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with Pacific Oak Capital Advisors without cause or penalty on 60 days’ written notice. In such event, Pacific Oak Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Our Acquisitions. We will not purchase or lease assets in which our advisor, our sponsor, any of our directors or any of their affiliates has an interest without a determination by a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, our sponsor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Pacific Oak Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and our advisor, our sponsor, any of our directors or any of their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our sponsor, our directors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our sponsor, our directors or any of their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sponsor, our directors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to Pacific Oak Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our advisor, our sponsor, our directors or any of their affiliates. In addition, we will not borrow from these parties unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Pacific Oak Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to Pacific Oak Capital Advisors and any affiliates of Pacific Oak Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, Pacific Oak Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have approved and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other Pacific Oak -sponsored programs, as well as for the Pacific Oak-advised investors for whom Pacific Oak Residential Advisors, Pacific Oak Residential Advisors and their affiliates serve as investment advisors. Messrs. Hall and McMillan and other real estate professionals at Pacific Oak Capital Advisors and Pacific Oak Residential Advisors are also the key real estate professionals for other Pacific Oak-sponsored programs and Pacific Oak-advised investors. When these real estate and debt finance professionals direct an investment opportunity to any Pacific Oak -sponsored program or Pacific Oak-advised investors they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the real estate and debt finance professionals will consider when determining the Pacific Oak-sponsored program or Pacific Oak-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

While we believe it will be infrequent, if a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate and debt finance professionals, to be more appropriate for another Pacific Oak-sponsored program or a Pacific Oak-advised investor, they may offer the investment to such Pacific Oak-sponsored program or Pacific Oak-advised investor.

Our advisory agreement with Pacific Oak Capital Advisors requires that Pacific Oak Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other Pacific Oak-sponsored programs and Pacific Oak-advised investors for whom Pacific Oak Capital Advisors one of its affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Pacific Oak Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among Pacific Oak-sponsored programs and Pacific Oak-advised investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with Pacific Oak Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Pacific Oak-sponsored programs or Pacific Oak-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Our board of directors, including a majority of our independent directors, adopted valuation procedures, that may be amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets and liabilities are calculated for the purposes of determining our NAV per share, the calculation is done using the fair value principles detailed within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged [●], an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation advisor. The Independent Valuation Firm will perform or review annual independent third-party appraisals of our properties, confirm the reasonableness of monthly real estate portfolio and real estate-related liability valuations prepared by our advisor, and confirm the reasonableness of our overall monthly NAV and NAV per share determinations. The Independent Valuation Firm is engaged in the business of valuing commercial real estate properties and companies and is not affiliated with us or our advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real property portfolio or company. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

The Independent Valuation Firm discharges its responsibilities in accordance with our valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio or our company, but periodically receives and reviews such information about the valuation of the real property portfolio and our company as it deems necessary to exercise its oversight responsibility.

At this time, the Independent Valuation Firm is engaged solely to provide the services set forth above, but our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Firm or, if different, the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Real Estate Properties

For the purposes of calculating our monthly NAV, any new property acquisitions will initially be valued at the acquisition price, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition related costs associated with asset acquisitions and expense such costs associated with business combinations. Each newly acquired property will then be valued by an independent third-party appraisal firm within the first full quarter after acquisition.

Existing properties in our portfolio will be valued by an independent third-party appraisal firm at least once per calendar year. In order to provide a smooth and orderly appraisal process, we seek to have approximately 1/4th of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. Properties purchased as a portfolio may be valued as a single asset. Each third party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice and reviewed by the Independent Valuation Firm for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated gross market value of the property. Each appraisal must be performed and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation.

With respect to each property, the then most recent appraised value will be used by our advisor in the first monthly NAV determination made after the appraisal is given, but thereafter our advisor will update the valuations of our properties monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our Independent Valuation Firm. Once again, properties purchased as a portfolio may be valued as a single asset. The updates to valuations may be different than the value provided in the most recent third-party appraisal. Although monthly reviews of each of our real property valuations will be performed by our Independent Valuation Firm, such reviews are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our Independent Valuation Firm.

Our advisor will monitor our properties for events that our advisor believes may be expected to have a material impact on the most recent estimated values of such property, and will notify our Independent Valuation Firm of such events. If, in the opinion of our advisor, an event becomes known to our advisor (including through communication with the Independent Valuation Firm) that is likely to have any material impact on previously provided estimated values of the affected properties, our advisor will adjust the valuation of such properties, subject to the review and confirmation for reasonableness of the Independent Valuation Firm. If deemed appropriate by our advisor or our Independent Valuation Firm, any necessary adjustment will be determined as soon as practicable. Updated appraisals received during the year on a more frequent than annual basis may also trigger an adjustment in the value of a property.

For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our advisor or our Independent Valuation Firm which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by our advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the discounted cash flow methodology as the primary methodology to value properties other than development assets including developable land, and the discounted cash flow methodology or sales comparison approach for development assets. Using the discounted cash flow methodology, a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s unleveraged return requirement for the subject property. This incorporates subjective judgments regarding comparable cash flow data, capitalization or discount rate, and projections of future cash flows based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals performed by the independent third-party appraisal firms and any subsequent updates to the valuation of our properties made by our advisor involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our Independent Valuation Firm and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our Independent Valuation Firm may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and our advisor, and will rely upon our advisor to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, our advisor, our Independent Valuation Firm and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our Independent Valuation Firm and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s review and conclusions. Our Independent Valuation Firm’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with our Independent Valuation Firm, each individual appraisal report for our assets will be addressed solely to us to assist our advisor in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing appraisal reports, independent third-party appraisal firms will not, and will not be requested to, solicit third-party indications of interest for our common stock or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.

Our advisor’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be based on appraisals, but will be incorporated into our NAV by our advisor and confirmed by our Independent Valuation Firm for reasonableness.

Portfolio Assets and Joint Ventures

Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties are valued by our advisor in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests and partner control over the joint venture, if applicable, and other relevant factors.

Valuation of Real Estate-Related Assets and Liquid Non-Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgage loans, participations in mortgage loans, mezzanine loans and publicly traded common and preferred stock of real estate companies. The fair value of real estate-related assets shall be done using the fair value principles detailed within ASC 820, as adjusted upon the occurrence of a material event, or in the case of liquid securities, each month, as applicable, thereafter, according to the procedures specified below.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are generally included in our determination of NAV at fair value. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by our Independent Valuation Firm.

Private Real Estate-Related Investment Vehicles

Investments in securities of private real estate-related investment vehicles (other than joint ventures) are valued at cost and thereafter are revalued as determined in good faith by the advisor. In evaluating the value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned periodically to such interests by the respective issuers or broker-dealers may be relied upon. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by our Independent Valuation Firm.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability are valued monthly on the basis of publicly available information. Generally, to the extent the information is available and considered representative of the current fair value, such securities are valued at the last trade of such securities that was executed at or prior to closing on the valuation day. In the absence of a trade on the valuation day, or if the advisor considers a trade not representative of the current fair value, our advisor may act in good faith to determine the fair value. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by our advisor for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by our Independent Valuation Firm.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include derivatives, credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued monthly on the basis of publicly available information, if available, or model-derived valuations using the relevant significant inputs. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by our Independent Valuation Firm.

Valuation of Liabilities

Except as noted below, we will include an estimate of the fair value of our liabilities as part of our NAV calculation. These liabilities will typically be valued using the GAAP fair value principles detailed within ASC 820. These liabilities will include, but are not limited to, fees and reimbursements payable to our advisor and its affiliates, accounts payable and accrued expenses, and other liabilities. Such estimates of fair value are prepared by our advisor and reviewed for reasonableness by our Independent Valuation Firm.

With respect to property-level mortgages and corporate-level credit facilities, costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to fair value in accordance with GAAP. In addition, if the fair value of a loan exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the fair value according to GAAP, we would recognize the legal liability rather than the GAAP fair value determination of the liability.

Under GAAP, we record liabilities for distribution fees (i) that we currently owe our dealer manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our dealer manager in future periods. However, we do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

NAV and NAV per Share Calculation

We are offering to the public four classes of shares of our common stock, Class T, S, D and I shares. Our NAV per share is calculated as of the last calendar day of each month for each of our outstanding classes of stock and will be available generally within 15 calendar days after the end of the applicable month. Our NAV per share is calculated by our advisor.

Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in the aggregate company NAV (whether an increase or decrease) from the prior month is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, management fees and the distribution fee) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a monthly basis based on actual operating results and in-place contractual arrangements. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition.

Following the calculation and allocation of changes in the aggregate company NAV as described above, NAV for each class is adjusted for accrued dividends and class-specific distribution fee accruals, to determine the monthly NAV. The ongoing distribution fee is allocated on a class-specific basis and borne by all holders of the applicable class. These class-specific fees may differ for each class, even when the NAV of each class is the same. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to these valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

Upfront selling commissions and dealer manager fees, which are effectively paid by purchasers of shares in the primary offering at the time of purchase, have no effect on the NAV of any class. The purchase price of such shares is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class on such day. Each month our Independent Valuation Firm will review and confirm the reasonableness of our overall monthly NAV and NAV per share determinations.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. To the extent such contingencies may affect the value of a property, our advisor may take such contingencies into account when determining the value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and both our advisor and the Independent Valuation Firm may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including our advisor, are subject to the oversight of our board of directors. As part of this process, our advisor reviews the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions.

Our Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, our advisor and the Independent Valuation Firm provides the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share shall not reflect a portfolio premium or discount, or a discount for our company being externally managed by our advisor. The NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our most recently disclosed monthly NAV. The transaction price will be the price at which we redeem shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our most recently disclosed monthly NAV per share, the most recently disclosed monthly NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or redemption occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed transaction price) or suspend our offering and/or our share redemption program in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. In cases where our transaction price is not based on the most recently disclosed monthly NAV per share, the offering price and redemption price may not equal our NAV per share as of any time.

Our Current NAV Calculation

Our first transaction prices for this offering will be based on our NAV per share calculated pursuant to the valuation procedures set forth above as of [                    ]. We will then commence monthly NAV determinations starting with the [                    ] NAV. Set forth below are the components of (i) our [                    ] NAV calculation calculated in accordance with the valuation procedures set forth above and (ii) our previous most recent NAV calculation, which was calculated with different procedures than those set forth above.

Our [                    ] NAV was determined before we renamed our unclassified shares of common stock as “Class I” shares and classified three new class of common stock: Class T, S and D shares. Pursuant to our valuation policies, after the share class restructuring above occurs, the NAV of our unclassified shares of common stock will become the NAV of our Class I shares, and until we sell Class T, S and D shares, we will deem the NAV per share of these classes to be the NAV per share of our Class I shares. We will separately compute the NAV per share of our Class T, S and D shares, as applicable, once we have shares of that class outstanding.

The following table sets forth the components of NAV for the company as of [            ], 20[    ] (amounts in thousands except per share information).

Components of NAV	[Date]
Investments in real properties	$
Investments in real estate related securities
Cash and cash equivalents
Restricted cash
Other assets
Debt obligations
Subscriptions received in advance
Other liabilities
Accrued performance participation allocation
Management fee payable
Accrued distribution fees (1)
Non-controlling interests in joint ventures
Net asset value	$

Number of outstanding shares/units

(1)

Distribution fees only apply to Class S, Class T and Class D shares. For purposes of NAV we recognize the distribution fee as a reduction of NAV on a monthly basis as such fee is paid. Under accounting principles generally accepted in the United States of America (“GAAP”), we accrue the full cost of the distribution fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of [                    ], the we have no accrued any distribution fees payable to the dealer manager related to the Class S, Class T and Class D shares sold. The dealer manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of [        ] ($ and shares/units in thousands, except per share/unit data):

	Class S	Class T	Class D	Class I
NAV Per Share/Unit	Shares	Shares	Shares	Shares			Total
Net asset value	$—	$—	$—	$	[	]	$	[	]
Number of outstanding shares/units	—	—	—		[	]		[	]

NAV Per Share/Unit as of [ ]	$—	$—	$—	$	[	]		[	]

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the [                    ] valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate

*	Multifamily includes various forms of rental housing including apartments, student housing and manufactured housing.

These assumptions are determined by our advisor, and reviewed by our Independent Valuation Firm. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	[ ] Investment Values	[ ] Investment Values	[ ] Investment Values	[ ] Investment Values
Discount Rate	0.25% decrease
(weighted average)	0.25% increase
Exit Capitalization Rate	0.25% decrease
(weighted average)	0.25% increase

Historical Estimated Values per Share

Prior to the implementation of our current valuation procedures, the board of directors approved an annual estimated value of our common stock at least once per year from 2014 through 2019, and declared a special dividends in certain years. These estimated values were not calculated in exactly the same manner as our current NAV per share is calculated. Important information about the assumptions, methods and limitations of each estimated valuation is set forth in each of the Current Reports set forth below.

Estimated Value Before/After Special Dividend	Effective Date of Valuation	Filing with the Securities and Exchange Commission
$9.68 / n/a	December 4, 2020	Current Report on Form 8-K, filed December 9, 2020
$10.63 / n/a	December 17, 2019	Current Report on Form 8-K, filed December 19, 2019
$12.86 / $9.91	November 18, 2018	Current Report on Form 8-K, filed November 15, 2018
$15.11 / $11.50	December 7, 2017	Current Report on Form 8-K, filed December 13, 2017
$14.81 / n/a	December 8, 2016	Current Report on Form 8-K, filed December 15, 2016
$13.44 / n/a	December 8, 2015	Current Report on Form 8-K, filed December 10, 2015
$12.24 / n/a	December 9, 2014	Current Report on Form 8-K, filed December 11, 2014
$11.27 / n/a	March 25, 2014	Current Report on Form 8-K, filed March 27, 2014

[                    ] Transaction Price

The most recent transaction price for each share class of our common stock for subscriptions accepted as of [                    ] (and redemptions as of [                    ]) is as follows:

Transaction Price (per share)
Class T	$
Class S	$
Class D	$
Class I	$

Our share sales and redemptions are made based on the applicable per share transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and dealer manager fees. Our most recent NAV per share for each class is (1) posted on our website, www.SorNavInfo.com, and (2) made available on our toll-free, automated telephone line, [                    ]. In addition, we will disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our monthly NAV calculations. Each new transaction price for each share class will become effective three business days after such transaction price is disclosed by us. We will not accept any subscription agreements during the three business day period following publication of the new transaction prices.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of November 16, 2020 the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of all Shares
KBS Capital Advisors LLC	3,467,347	(1)	3.53%
Keith D. Hall, Chief Executive Officer and Director	4,279,132	(1)(2)	4.36%
Peter McMillan III, Chairman of the Board, President and Director	4,279,132	(1)(2)	4.36%
Michael A. Bender, Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—		—
William M. Petak, Independent Director	—		—
Eric J. Smith, Independent Director	—		—
Kenneth G. Yee, Independent Director	—		—
All directors and executive officers as a group	4,279,132	(1)(2)	4.36%

*	Less than 1% of the outstanding common stock.
(1)

Includes 3,467,347 shares owned by KBS Capital Advisors, which is indirectly owned and controlled by Keith D. Hall and Peter McMillan III. None of the shares are pledged as security. The address of this beneficial owner is 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.

(2)

Includes 811,785 shares owned by Willowbrook Capital Group LLC, which is directly owned and controlled by Peter McMillan III and Keith D. Hall. None of the shares are pledged as security. The address of this beneficial owner is 11766 Wilshire Blvd., Suite 1670, Los Angeles, California 90025.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Data

The following table presents selected historical consolidated financial information for the five years ended December 31, 2019 and nine months ended September 30, 2020. The selected historical consolidated financial information presented below has been derived from our consolidated financial statements. Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference, and for the period ended September 30, 2020, which are included in our Quarterly Report on Form 10-Q for the period ended September 30, 2020 and incorporated herein by reference. The amounts in the table are in thousands except per share data.

	As of September 30,	As of December 31,
	2020	2019	2018	2017	2016	2015
Balance sheet data
Total real estate and real estate-related investments, net	$906,863	$840,918	$765,855	$640,681	$1,111,714	$850,364
Total assets	1,103,400	1,041,242	1,004,989	1,101,574	1,310,116	1,004,214
Total notes and bond payable, net	758,075	673,663	655,472	603,043	950,624	547,323
Total liabilities	818,120	736,757	711,025	836,073	1,014,566	585,565
Redeemable common stock	—	—	—	4,518	—	9,859
Total equity	254,957	277,388	293,964	260,983	295,550	408,790

	For the Nine Months Ended September 31,	For the Years Ended December 31,
	2020	2019	2018	2017	2016	2015
Operating data
Total revenues	$75,869	$93,158	$95,787	$140,714	$134,244	$112,128
Net income (loss) attributable to common stockholders	(21,797)	(17,282)	33,546	210,644	(28,918)	2,444
Net income (loss) per common share - basic and diluted	$(0.32)	$(0.26)	$0.57	$3.77	$(0.50)	$0.04
Other data
Cash flows provided by (used in) operating activities	$4,806	$(4,156)	$2,143	$13,432	$26,656	$25,855
Cash flows (used in) provided by investing activities	(45,890)	(31,013)	(89,061)	673,323	(306,495)	6,758
Cash flows provided by (used in) financing activities	41,845	(41,555)	(126,875)	(374,634)	311,875	(25,083)
Distributions declared	$1,721	$1,721	$162,694	$203,809	$21,844	$22,280
Distributions declared per common share (1)	—	0.03	3.00	3.89	0.38	0.38
Weighted-average number of common shares outstanding, basic and diluted	68,179,046	66,443,585	58,738,732	55,829,708	58,273,335	59,656,667

(1)

Prior to 2014, our board of directors declared distributions from time to time based on our income, cash flow and investing and financing activities. During 2014, 2015 and 2016, our board of directors declared distributions on a quarterly basis based on our income, cash flow and investing and financing activities. Investors could choose to receive cash distributions or purchase additional shares under the dividend reinvestment plan.

Share Redemptions

Below is a summary of common stock redemptions pursuant to our share redemption program for each quarter during 2019 and the first, second and third quarters of 2020.

For the Quarter Ended:	Number of Shares Requested for Redemption	Number of Shares Redeemed	Percentage of Shares Requested for Redemption Redeemed	Percentage of Shares Requested for Redemption Redeemed Pro Rata (1)	Average Price Paid per Share
March 31, 2019	3,560,986	266,916	7%	6%	$9.51
June 30, 2019	4,024,364	268,648	7%	5%	9.51
September 30, 2019	4,839,647	244,081	5%	4%	9.47
December 31, 2019	6,071,341	257,642	4%	3%	10.06

Average 2019	4,630,824	259,322	6%	5%	$9.64
March 31, 2020	6,210,365	44,025	1%	0%	10.63
June 30, 2020	6,007,074	33,505	1%	0%	10.63
September 30, 2020	5,939,044	600	0%	0%	10.63

Average 2020	6,052,161	26,044	0%	0%	$10.63

(1)	Represents redemptions other than those redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence.”

Distribution Information

Distributions declared, distributions paid and cash flows provided by operations were as follows during the year ended December 31, 2019 and the nine months ended September 30, 2020 (in thousands, except per share amounts):

	Distribution Declared	Distributions Declared Per Share	Distributions Paid			Cash Flows (Used in) Provided by Operations
Period			Cash	Reinvested	Total
First Quarter 2019	$578	$0.0086	$292	$286	$578	$(7,573)
Second Quarter 2019	573	0.0086	295	278	573	4,159
Third Quarter 2019	570	0.0086	299	271	570	1,270
Fourth Quarter 2019	—	—	—	—	—	(2,012)
First Quarter 2020	596	0.0086	305	262	567	(1,520)
Second Quarter 2020	—	—	29	—	29	5,616
Third Quarter 2020	—	—	—	—	—	710

	$2,317	$0.0344	$1,220	$1,097	$2,317	$650

For the year ended December 31, 2019, we paid aggregate distributions of $1.7 million, including $0.9 million of distributions paid in cash and $0.8 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the year ended December 31, 2019 was $17.3 million and cash flow used in operations was $4.2 million.

For the nine months ended September 30, 2020, we paid aggregate distributions of $0.6 million, including $0.3 million of distributions paid in cash and $0.3 million of distributions reinvested through our dividend reinvestment plan. Our net loss attributable to common stockholders for the nine months ended September 30, 2020 was $22.3 million and our cash flows provided by operations were $4.8 million. We funded our cumulative distributions during the year ended December 31, 2019 and the nine months ended September 30, 2020 with proceeds from debt financing, proceeds from the dispositions of property and cash provided by operations. To the extent that we pay distributions from sources other than our cash flow from operations or gains from asset sales, we will have fewer funds available for investment in real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

Funds from Operations, Modified Funds from Operations and Adjusted Modified Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and provides a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Changes in accounting rules have resulted in a substantial increase in the number of non-operating and non-cash items included in the calculation of FFO. Items such as acquisition fees and expenses, which had previously been capitalized prior to 2009, are currently expensed and accounted for as operating expenses. As a result, our management also uses modified funds from operations (“MFFO”) as an indicator of our ongoing performance as well as our dividend sustainability. MFFO excludes from FFO: acquisition fees and expenses; adjustments related to contingent purchase price obligations; amounts relating to straight-line rents and amortization of above- and below-market intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; amortization of closing costs relating to debt investments; impairments of real estate-related investments; mark-to-market adjustments included in net income; and gains or losses included in net income for the extinguishment or sale of debt or hedges. We compute MFFO in accordance with the definition of MFFO included in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 as interpreted by management. Our computation of MFFO may not be comparable to other REITs that do not compute MFFO in accordance with the current IPA definition or that interpret the current IPA definition differently than we do.

In addition, our management uses an adjusted MFFO (“Adjusted MFFO”) as an indicator of our ongoing performance as well as our dividend sustainability. Adjusted MFFO provides adjustments to reduce MFFO related to operating expenses that are capitalized with respect to certain of our investments in undeveloped land.

We believe that MFFO and Adjusted MFFO are helpful as measures of ongoing operating performance because they exclude costs that management considers more reflective of investing activities and other non-operating items included in FFO. Management believes that excluding acquisition costs from MFFO and Adjusted MFFO provides investors with supplemental performance information that is consistent with management’s analysis of the operating performance of the portfolio over time, including periods after our acquisition stage. MFFO and Adjusted MFFO also exclude non-cash items such as straight-line rental revenue. Additionally, we believe that MFFO and Adjusted MFFO provide investors with supplemental performance information that is consistent with the performance indicators and analysis used by management, in addition to net income and cash flows from operating activities as defined by GAAP, to evaluate the sustainability of our operating performance. MFFO provides comparability in evaluating the operating performance of our portfolio with other non-traded REITs which typically have limited lives with short and defined acquisition periods and targeted exit strategies. MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes.

FFO, MFFO and Adjusted MFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO, MFFO and Adjusted MFFO include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization and the other items described above. Accordingly, FFO, MFFO and Adjusted MFFO should not be considered as alternatives to net income as an indicator of our current and historical operating performance. In addition, FFO, MFFO and Adjusted MFFO do not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an indication of our liquidity. We believe FFO, MFFO and Adjusted MFFO, in addition to net income and cash flows from operating activities as defined by GAAP, are meaningful supplemental performance measures.

Although MFFO includes other adjustments, the exclusion of straight-line rent, the amortization of above- and below-market leases, the amortization of discounts and closing costs, acquisition fees and expenses (as applicable), mark-to-market foreign currency transaction adjustments, extinguishment of debt and other-than temporary impairment of debt securities are the most significant adjustments for the periods presented. We have excluded these items based on the following economic considerations:

•

Adjustments for straight-line rent. These are adjustments to rental revenue as required by GAAP to recognize contractual lease payments on a straight-line basis over the life of the respective lease. We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the current economic impact of our in-place leases, while also providing investors with a useful supplemental metric that addresses core operating performance by removing rent we expect to receive in a future period or rent that was received in a prior period;

•

Amortization of above- and below-market leases. Similar to depreciation and amortization of real estate assets and lease related costs that are excluded from FFO, GAAP implicitly assumes that the value of intangible lease assets and liabilities diminishes predictably over time and requires that these charges be recognized currently in revenue. Since market lease rates in the aggregate have historically risen or fallen with local market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the realized economics of the real estate;

•

Amortization of discounts and closing costs. Discounts and closing costs related to debt investments are amortized over the term of the loan as an adjustment to interest income. This application results in income recognition that is different than the underlying contractual terms of the debt investments. We have excluded the amortization of discounts and closing costs related to our debt investments in our calculation of MFFO to more appropriately reflect the economic impact of our debt investments, as discounts will not be economically recognized until the loan is repaid and closing costs are essentially the same as acquisition fees and expenses on real estate (discussed below). We believe excluding these items provides investors with a useful supplemental metric that directly addresses core operating performance;

•

Transaction and related costs. Transaction and related costs related to business combinations are expensed when incurred. We exclude them from MFFO to more appropriately present the ongoing operating performance of our real estate investments on a comparative basis. We believe this exclusion is useful to investors as it allows investors to more accurately evaluate the sustainability of our operating performance;

•

Mark-to-market foreign currency transaction adjustments. The U.S. dollar is our functional currency. Transactions denominated in currency other than our functional currency are recorded upon initial recognition at the exchange rate on the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are remeasured at each reporting date into the foreign currency at the exchange rate on that date. In addition, we have entered into foreign currency collars and foreign currency options that resulted in a foreign currency transaction adjustment. These amounts can increase or reduce net income. We exclude them from MFFO to more appropriately present the ongoing operating performance of our real estate investments on a comparative basis;

•

Loss on extinguishment of debt. A loss on extinguishment of debt, which includes prepayment fees related to the extinguishment of debt, represents the difference between the carrying value of any consideration transferred to the lender in return for the extinguishment of a debt and the net carrying value of the debt at the time of settlement. We have excluded the loss from extinguishment of debt in our calculation of MFFO because these losses do not impact the current operating performance of our investments and do not provide an indication of future operating performance; and

•

Other-than-temporary impairment of debt securities. An impairment charge on real estate debt securities represents a write-down of the carrying value of the real estate debt securities to reflect the current valuation of the asset. Although these losses are included in the calculation of net income (loss), we have excluded other-than-temporary impairment of debt securities in our calculation of MFFO because these losses do not impact the current operating performance of our investments.

•

Gain from measurement of prior equity interest. A gain from measurement of prior equity interest, represents a fair value gain on our previous investment in Battery Point Series A-3 Preferred Units that were eliminated during the acquisition of BPT Holdings. We have excluded the gain from measurement of prior equity interest in our calculation of MFFO because these gains do not impact the current operating performance of our investments and do not provide an indication of future operating performance.

Adjusted MFFO includes adjustments to reduce MFFO related to real estate taxes, property insurance and financing costs which are capitalized with respect to certain of our investments in undeveloped land. We have included adjustments for the costs incurred necessary to bring these investments to their intended use, as these costs are recurring operating costs that are capitalized in accordance with GAAP and not reflected in our net income (loss), FFO and MFFO.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table, along with our calculations of MFFO and Adjusted MFFO, for the years ended December 31, 2019, 2018 and 2017 and the nine months ended September 30, 2020 (in thousands). No conclusions or comparisons should be made from the presentation of these periods.

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2020	2019	2018	2017
Net (loss) income attributable to common stockholders	$(21,797)	$(17,282)	$33,546	$210,644
Depreciation of real estate assets	17,601	19,728	19,209	31,761
Amortization of lease-related costs	9,816	14,276	15,797	21,685
Gain on sale of real estate, net (1)	—	(34,077)	(80,594)	(255,935)
Loss (gain) on real estate equity securities	21,620	(20,397)	19,010	—
Adjustments for noncontrolling interests - consolidated entities (2)	(286)	2,054	(480)	(495)
Adjustments for investment in unconsolidated entity (3)	4,618	(3,126)	12,523	11,842
FFO attributable to common stockholders)	31,572	(38,806)	19,011	19,502
Straight-line rent and amortization of above- and below-market leases	(2,994)	(5,169)	(5,740)	(4,991)
Amortization of discounts and closing costs	—	(12)	(108)	(565)
Transaction and related costs	—	4,462	—	—
Amortization of net premium/discount on bond and notes payable	14	99	61	49
Loss on extinguishment of debt	—	1,106	493	478
Unrealized loss on interest rate caps	10	50	142	105
Mark-to-market foreign currency transaction (gain) loss, net	(12,338)	12,498	(10,141)	15,298
Gain from remeasurement of prior equity interest	(2,009)	—	—	—
Other-than-temporary impairment of debt securities	—	—	2,500	—
Adjustments for noncontrolling interests - consolidated entity (2)	9	(80)	(19)	(35)
Adjustments for investment in unconsolidated entity (3)	(3,044)	(5,601)	(2,296)	(3,521)
MFFO attributable to common stockholders)	11,220	(31,453)	3,903	26,320
Other capitalized operating expenses (4)	(2,704)	(3,107)	(2,866)	(2,692)
Casualty-related (gain) loss	(51)	506	—	—
Change in subordinated performance fee due upon termination to affiliate	(814)	32,640	—	—
Adjustments for noncontrolling interests - consolidated entities (2)	—	(51)	—	—
Adjusted MFFO attributable to common stockholders	$7,651	$(1,465)	$1,037	$23,628

(1)	Reflects an adjustment to eliminate gain on sale of real estate, which includes undepreciated land sales.
(2)	Reflects adjustments to eliminate the noncontrolling interest holders’ share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO, MFFO and Adjusted MFFO.
(3)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to convert our net income (loss) attributable to common stockholders to FFO, MFFO and Adjusted MFFO for our equity investments in unconsolidated joint ventures.

(4)

Reflects real estate taxes, property insurance and financing costs that are capitalized with respect to certain of our investments in undeveloped land. During the time in which we are incurring costs necessary to bring these investments to their intended use, certain normal recurring operating costs are capitalized in accordance with GAAP and not reflected in our net income (loss), FFO and MFFO.

FFO, MFFO and Adjusted MFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO, MFFO and Adjusted MFFO, such as tenant improvements, building improvements and deferred leasing costs. We expect FFO, MFFO and Adjusted MFFO to improve in future periods to the extent that we continue to lease up vacant space and acquire additional assets. We expect FFO, MFFO and Adjusted MFFO to decrease as a result of dispositions.

Management Compensation

The table below provides information regarding fees and expenses paid or payable to our current and/or former advisor and dealer manager in connection with their services provided to us pursuant to the terms of the advisory and/or dealer manager agreements with them in effect at such times. The table includes amounts incurred and payable for the year ended December 31, 2019 and the nine months ended September 30, 2020 (amounts in thousands). We intend to amend the fees we pay to our advisor and its affiliates prior to the commencement of this offering to those described in “Management Compensation.”

	Incurred		Payable as of
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019	September 30, 2020		December 31, 2019
Form of Compensation
Acquisition and Development Stage
Acquisition and origination fees	$293	$2,289	$—		$137
Operational Stage
Asset management fees	6,867	8,158	2,538		1,498
Property management fees	114	—	—		—
Reimbursable operating expenses (1)	148	236	—		—
Operational and Liquidation/Listing Stage
Disposition fees	—	1,570	—		—
Change in subordinated performance fee due upon termination to affiliate (2)	(814)	32,640		(2)		(2)
	$6,608	$44,893	$2,538		$1,635

(1)

We will reimburse the expenses incurred by our advisor or its affiliates in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities, accounting software and cybersecurity related expenses and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. These amounts totaled $220,000 for the year ended December 31, 2019, and were the only employee costs reimbursed under our advisory agreement. There were no employee cost reimbursements during 2020. We will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receive acquisition and origination fees (other than reimbursement of travel and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers. In addition to the amounts above, we will reimburse our advisor for certain of our direct costs incurred from third parties that were initially paid by our advisor on our behalf.

(2)	Change in estimate of fees payable to KBS Capital Advisors due to the termination of the former advisory agreement with KBS Capital Advisors.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation of Certain Information by Reference” section below.

Under our charter, we have authority to issue a total of 2,010,000,000 shares of capital stock. Of the total shares of stock authorized, 2,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as Class T shares, 500,000,000 of which are classified as Class S shares, 500,000,000 of which are classified as Class D shares and 500,000,000 of which are classified as Class I shares, and 10,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class T Shares

Each Class T share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and an upfront dealer manager fee of 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. For each Class T share, this distribution fee consists of an advisor distribution fee and a dealer distribution fee. We expect that generally the advisor distribution fee will equal 0.65% per annum and the dealer distribution fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares.

The upfront selling commission and dealer manager fee are each not payable in respect of any Class T shares sold pursuant to our dividend reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class T shares.

We will cease paying the distribution fee with respect to any Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan). At the end of such month, such Class T share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share (in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class T share would total approximately $0.91.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.5% of the transaction price of each Class S share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares.

The upfront selling commission is not payable in respect of any Class S shares sold pursuant to our dividend reinvestment plan, but such shares will be charged the distribution fee payable with respect to all our outstanding Class S shares.

We will cease paying the distribution fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan). At the end of such month, such Class S share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share (in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase, assuming payment of the full upfront selling commissions, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $0.91.

Class D Shares

Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the transaction price of each Class D share sold in the offering on the date of the purchase. The dealer manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the dealer manager selling commissions over time as a distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our dividend reinvestment plan. The distribution fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the distribution fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan). At the end of such month, such Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 30 years from the date of purchase, assuming opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $0.89.

Class I Shares

No upfront selling commissions or distribution fees are paid for sales of any Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Other Terms of Common Stock

If not already converted into Class I shares upon a determination that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to such shares would equal or exceed the applicable limit as described in the “—Class T Shares,” “—Class S Shares” and “—Class D Shares” sections above, , each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares of common stock entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice, either in person or by mail, of the meeting and the purpose of such meeting within ten days of such said request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with Pacific Oak Capital Advisors is one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of Pacific Oak Capital Advisors and us. Our independent directors annually review our advisory agreement with Pacific Oak Capital Advisors. While the stockholders do not have the ability to vote to replace Pacific Oak Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program. This exclusive forum provision does not apply to claims under the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, (provided that the minimum purchase requirement solely for your transfer or subsequent sale of Class I shares is $2,500), except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

Prior to the commencement of this offering, we intend to modify our distribution policy to pay distributions on a monthly basis. We expect to declare distributions based on monthly record dates. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We declare distributions when our board of directors determines we have sufficient cash flow from operations, investment activities and/or strategic financings. We expect to fund distributions from interest and rental income on investments, the maturity, payoff or settlement of those investments and from strategic sales of loans, debt securities, properties and other assets. However, our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future, other third party borrowings, advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement described below.

We expect that the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. However, we have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. In determining the appropriate level of a distribution, our board of directors considers a number of factors, including the current and anticipated market conditions, current and anticipated future performance and make-up of our investments, our overall financial projections and expected future cash needs. We can give no assurance that the board of directors will continue to set distributions at current levels and our distribution levels may change from time to time. Depending on the distribution level relative to cash flow generated from our portfolio, if our distributions exceed cash flow generated from our operations, it may cause a decrease in our NAV if not offset by other effects.

The per share amount of any distributions for any class of common stock relative to the other classes of common stock shall be determined as described in the most recent multiple class plan approved by our board of directors. Under our multiple class plan in effect, distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our shares of common stock differs because of different allocations of class-specific fees. We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific fees accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.

The per share amount of distributions on Class T, Class S, Class D and Class I shares generally differ because of different class-specific distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares).

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements Applicable to REITs.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Under the Maryland General Corporation Law, a common stockholder is also entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Registrar and Transfer Agent

We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Capital Stock—Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

Dividend Reinvestment Plan

Our dividend reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our dividend reinvestment plan is included as Appendix A to this prospectus. You will automatically become a participant unless you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, are a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington, or a client of a participating broker-dealer that does not permit automatic enrollment in the dividend reinvestment plan, you may choose to enroll as a participant in our dividend reinvestment plan.

The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price for such shares in effect on the distribution date. However, our board of directors may determine, in its sole discretion, to have any distributions paid in cash without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. Stockholders do not pay selling commissions or a dealer manager fee when purchasing shares pursuant to the dividend reinvestment plan. Because the distribution fee is calculated based on our NAV, it reduces the distributions and/or NAV with respect to our Class T, Class S and Class D shares, including shares issued under the dividend reinvestment plan with respect to such share classes. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. Shares acquired under the dividend reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in this offering.

Participants may terminate their participation in the dividend reinvestment plan at any time by delivering a written notice to us. Such notice must be received by us at least ten days prior to a distribution date in order for a participant’s termination to be effective for such distribution date. If we redeem a portion of a participant’s shares, the participant’s participation in the dividend reinvestment plan with respect to the participant’s shares that were not redeemed will not be terminated unless the participant requests such termination pursuant to the dividend reinvestment plan. Our board of directors may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated.

If a stockholder elects to participate in the dividend reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Considerations.” However, the tax consequences of participating in our dividend reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the dividend reinvestment plan.

We will provide on a monthly basis to each participant in the dividend reinvestment plan a statement of account describing, as to such participant, (1) the dividends reinvested during the period, (2) the number of shares purchased during the period, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of Pacific Oak Strategic Opportunity Limited Partnership, which we refer to as the “partnership agreement.”

General

Pacific Oak Strategic Opportunity Limited Partnership, which we refer to as the Operating Partnership, is a Delaware limited partnership formed on December 10, 2008 to acquire and hold assets on our behalf. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, Pacific Oak Strategic Opportunity Holdings LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, Pacific Oak Strategic Opportunity Holdings; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

If we ever decide to admit additional limited partners to the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Management of Our Operating Partnership

We would expect the partnership agreement to provide that, as the sole general partner of the Operating Partnership, we would have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership could transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We could not be removed as general partner by the limited partners. Our board of directors would at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the advisor authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

Any future limited partners of the Operating Partnership would expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors would be under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there were a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we would endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that could not be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners could be resolved in favor of our stockholders. We would not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement would require that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Transferability of Interests

We would expect the partnership agreement to provide that, without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we could not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.

We would expect the partnership agreement to provide that, with certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Internal Revenue Code, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

In connection with this offering, DLA Piper LLP (US) is expected to render an opinion that, commencing with our initial taxable year ended December 31, 2010, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual and proposed method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of DLA Piper LLP (US) will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. In addition, the opinion of DLA Piper LLP (US) will be based on U.S. federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under

“—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our stockholders, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•

For taxable years beginning prior to January 1, 2018, under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury Regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8) that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restriction on Ownership of Shares.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” or “TRS” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets (25% for taxable years beginning before January 1, 2018) may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our gross income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Limits on the Deductibility of Business Interest. Pursuant to the Tax Cuts and Jobs Act, the deductibility of net interest expense paid or accrued by a taxpayer on debt properly allocable to a trade or business in any taxable year beginning on or after January 1, 2018 is limited to 30% of “adjusted taxable income” in such taxable year (50% for taxable years beginning in 2019 and 2020 as amended by the CARES Act), subject to certain exceptions. Any business interest expense in excess of the limitation is not currently deductible, but is carried forward and may be deducted in a subsequent year, subject to the 30% limitation in such future years. “Adjusted taxable income” is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation and amortization. For taxable years beginning on or after January 1, 2022, “adjusted taxable income” takes into account depreciation and amortization deductions, thereby further reducing the limitation amount and, as a result, further restricting the deductibility of business interest expense.

Certain exceptions to this limitation on the deductibility of interest expense are available to taxpayers that timely make an irrevocable election to be exempt from the business interest expense limitation. The limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage if the taxpayer makes such irrevocable election. If the taxpayer makes this election, the taxpayer must depreciate real property (including certain improvements) under the alternative depreciation system set forth in the Code, which is generally less favorable than the otherwise generally applicable system of depreciation. Following the passage of the CARES Act, the IRS released Rev. Proc. 2020-22, which provides relief for taxpayers to make a late election to be exempt from the business interest expense limitation for their 2018, 2019 or 2020 taxable year, or to withdraw an election to be exempt from the business interest expense limitation that was made for their 2018, 2019 or 2020 taxable year. We have made such an election beginning with our 2018 taxable year.

If the amount of tax deductions we are eligible to claim with respect to interest expense paid or accrued by us is limited, our taxable income, before taking the dividends paid deduction into account, will be higher. Our taxable income, before taking the dividends-paid-deduction into account, will also be higher than it otherwise would have been absent these new rules even if we are able to make the election to be exempted from the limitation on the deductibility of interest expense, because we would have to depreciate our real property interests using the less favorable alternative depreciation system, which would result in us claiming a lower amount of depreciation deductions in each taxable year. Any such increase in our taxable income, before taking the dividends-paid-deduction into account, may result in a greater portion of our distributions being taxed as dividends.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”) in which we invest, if any, generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets (25% for any taxable year beginning before January 1, 2018) may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax, on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership, which is currently taxable as a disregarded entity. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to

Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the entity level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. For any periods in which our Operating Partnership is intended to be treated as a partnership, and not a disregarded entity for federal income tax purposes, our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions. U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) for taxable years prior to 2026. In addition, Treasury Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, this deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Redemptions of Our Common Stock. A repurchase or redemption of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock (note the 20% deduction with respect to ordinary REIT dividends is likely not allowed in determining the Medicare tax). U.S. holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales of exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales of exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund”. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions Generally.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Redemptions of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we were not a domestically-controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury Regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Redemptions of Our Common Stock. A repurchase or redemption of our common stock that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Stock—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) of the Code the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our 9.8% ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Dividend Reinvestment Plan

Holders who participate in the dividend reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Withholding on Payments to Certain Foreign Entities

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

Under the applicable Treasury Regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA or by an entity that includes such assets. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, or any entity that includes such assets, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations— Taxation of Tax-Exempt Holders of Our Common Stock”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

All investors, including Benefit Plan fiduciaries, should be aware that neither the Company, the Advisor, the Sponsor, the Dealer Manager nor any of their respective officers, directors, employees and affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments and distributions they anticipate receiving from the Company in connection with the purchase of our common stock.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general “look-through” rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the advisor or affiliates of the advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved per year prior to correction, and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code and could also result in excise taxes with respect to an early “deemed distribution” of the IRA.

The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet these registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We believe that this requirement will be met with respect to Class T, Class S, Class D and Class I shares. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of our common stock are subject to certain restrictions on transferability, including restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT and restrictions to comply with federal and state securities laws. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in (1) a termination or reclassification of the entity for state or federal tax purposes or (2) a violation of any state or federal statute or regulation, will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Class T, S and D shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT and to comply with federal and state securities laws should not cause the shares of common stock to be deemed not freely transferable. The minimum initial investment for Class I shares is $1,000,000, unless waived by us. However, each Class I share has a value substantially below $10,000 and, after they are purchased, such shares can be sold or otherwise disposed of in a block of any number of shares, provided that shares may not be transferred in a manner that causes the transferor or transferee to own less than $2,500 in our shares with certain exceptions. Because the Class I shares may be sold in amounts less than $10,000 after the initial purchase, and because there are no restrictions on who may purchase such shares after the initial purchase (subject to state securities laws and regulations), we believe the restrictions on these shares should also be disregarded in determining whether such shares are “freely transferable.” Although there can be no assurance that the freely transferable requirement will be met with respect to these classes of shares, we believe that these classes of shares should be treated as “freely transferable.”

Taking into account all of the relevant facts and circumstances, including those referred to in the preceding paragraph, and assuming that the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. No assurance can be given, however, that the publicly offered securities exception will apply. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our common stock may be limited as to timing and as to the amount of shares of common stock that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Code.

The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

PLAN OF DISTRIBUTION

We are offering up to $1,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Pacific Oak Capital Markets, LLC, the dealer manager, a registered broker-dealer affiliated with our advisor. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $850,000,000 in shares in our primary offering and up to $150,000,000 in shares pursuant to our dividend reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our dividend reinvestment plan.

We are offering to the public four classes of shares of our common stock: Class T shares, Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and different ongoing distribution fees.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and its affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (7) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S, Class T or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. The minimum initial investment for Class I shares is $1,000,000 in this offering, unless waived by the dealer manager. If you are eligible to purchase all four classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and distribution fees attributable to the Class T, Class S or Class D shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share redemption program in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our dividend reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be equal to the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We will enter into a dealer manager agreement with the dealer manager, pursuant to which the dealer manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial professionals. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price

The following table shows the distribution fees we pay the dealer manager with respect to the Class T, Class S, Class D and Class I on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	0.85	%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None

(1)	Consists of an advisor distribution fee and a dealer distribution fee.

Upfront Selling Commissions and Dealer Manager Fees

Class T, Class S and Class D Shares. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the dealer manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the dealer manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The dealer manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The dealer manager and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class T or Class S shares issued and sold in this offering you will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and his or her spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.

Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which you purchase your Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds described below under “—Distribution Fees—Class T, Class S and Class D Shares.” You should consult with your financial professional regarding discounts or fee waivers before purchasing Class T or Class S shares.

Class I Shares. No upfront selling commissions will be paid with respect Class I shares sold in this offering.

Distribution Fees—Class T, Class S and Class D Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager selling commissions over time as a distribution fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.

The distribution fees will be paid monthly in arrears. The dealer manager will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the dealer manager is serving as the broker of record with respect to such shares. Because the distribution fee is calculated based on our NAV, it reduces the distributions and/or NAV with respect to our Class T, Class S and Class D shares, including shares issued under the dividend reinvestment plan with respect to such share classes. We normally expect that the allocation of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the net asset value of a share class. In calculating our distribution fee, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or a lower limit as set forth in the applicable agreement between our dealer manager and a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our dividend reinvestment plan). At the end of such month, such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the dividend reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share (each in the case of a limit of 8.75% of gross proceeds) over approximately 7 years from the date of purchase and with respect to a Class D share (in the case of a limit of 8.75% of gross proceeds) over approximately 30 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the dividend reinvestment plan and a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.91 and with respect to a Class D share would total approximately $0.89.

Eligibility to receive the distribution fees with respect to any Class T, Class S or Class D share is conditioned on a broker-dealer acting as the broker-dealer of record or acting as a servicing broker-dealer with respect to such share. If the applicable broker-dealer is not eligible to receive the distribution fees, the dealer manager will rebate to us the distribution fees that such broker-dealer would have otherwise been eligible to receive; provided, however, that the dealer manager shall retain the distribution fees to the extent that it serves as the broker-dealer of record in connection with any of the shares sold in this offering. The distribution fees are ongoing fees that are not paid at the time of purchase.

Supplemental Fees and Commissions

In addition to the fees and commissions described above, the dealer manager may elect to pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to shares sold in the primary offering. If such supplemental fees or commissions are paid with respect to an investment, the investor will be notified through disclosure on the subscription agreement. Such supplemental fees or commissions may be paid at the time of sale or over time. Any such supplemental fees and commissions will be considered underwriting compensation subject to the 10% underwriting compensation limit described below and will not be reimbursed by us, but may be reimbursed by the advisor. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect such supplemental fees and commissions to exceed $125,000.

Other Compensation

We or the advisor may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Distribution Fees—Class T, Class S and Class D Shares,” each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the dividend reinvestment or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, or (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a dividend reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or dividend reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which we, with the assistance of the dealer manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. The dealer manager will monitor the aggregate amount of underwriting compensation that we and the advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules, which rules limit total underwriting compensation to 10% of our gross offering proceeds from the primary portion of this offering. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, the advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The following table sets forth the estimated maximum amount of underwriting compensation that may be paid in connection with this offering, assuming that (1) we sell all of the shares offered by this prospectus, (2) 5% of our gross offering proceeds are from the sale of Class T shares, 65% of our gross offering proceeds are from the sale of Class S shares, 5% of our gross offering proceeds are from the sale of Class D shares, 25% of our gross offering proceeds are from the sale of Class I shares, (3) no shares are reallocated between the primary offering and the dividend reinvestment plan, (4) all Class T shares, Class S shares, and Class D shares are sold with the highest possible upfront selling commissions and dealer manager fees, as applicable, and (5) NAV per share is a constant $10.00. The table does not give effect to any shares issued pursuant to our dividend reinvestment plan. The following table also assumes that we will cease paying distribution fees with respect to any Class T stockholder, Class S stockholder or Class D stockholder, as applicable, after the time the total upfront selling commissions and distribution fees paid with respect to the shares in such Class T, Class S or Class D stockholder’s account, as applicable, reach 8.75% of the gross proceeds from the offering of such Class T shares, Class S shares or Class D shares, as applicable, in the aggregate (assuming such stockholder purchased all of his/her Class T shares, Class S shares or Class D shares, as applicable, at the same time). We have assumed the percentage of shares of each class that will be sold based on discussions with the Dealer Manager, but there can be no assurance as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the dividend reinvestment plan.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $850,000,000

Upfront selling commissions and dealer manager fees	$20,748,852	2.44%
Supplemental fees and commissions	125,000	0.01%
Distribution fees(1)	35,032,398	4.12%

Reimbursement of wholesaling activities(2)	15,351,150	1.81%

Total(2)	$71,257,400	8.38%

(1)

We will pay the dealer manager a distribution fee with respect to (a) our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, (b) our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, and (c) our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% or 0.25%, as applicable, over time. The dealer manager will reallow (pay) or advance all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers with respect to such shares, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them, provided, however, that the dealer manager shall retain the distribution fees to the extent that it acts as the broker-dealer of record in connection with any of the shares sold in this offering. The distribution fees are ongoing fees that are not paid at the time of purchase.

(2)

Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the dealer manager in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities, (e) promotional items and (f) dealer manager legal fees. The advisor will reimburse the dealer manager for the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse the dealer manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Dealer Manager and Term of the Dealer Manager Agreement

We have retained Pacific Oak Capital Markets LLC, an affiliate of our advisor, to conduct this offering. Pacific Oak Capital Markets was formed by Messrs. Hall and McMillan in March 2020 and has no prior operating history. Pacific Oak Capital Markets registered as a broker-dealer with the Securities and Exchange Commission in [            ], and this offering will be the first offering conducted by our dealer manager. The principal business of Pacific Oak Capital Markets will be to distribute the shares registered in this offering as well as securities of other programs sponsored by Pacific Oak Holdings and its affiliates as well as third parties.

Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the distribution fees with respect to the Class T, Class S and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above in “— Distribution Fees—Class T, Class S and Class D Shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Special Notice to California Investors

The exemptions for secondary trading available under California Corporations Code §25104(h) have been withheld, but there may be other exemptions to cover private sales of our shares of common stock by the bona fide owner for his or her own account without advertising and without being effected by or through a broker dealer in a public offering.

HOW TO SUBSCRIBE

You may buy or request that we redeem shares of our common stock through your financial professional, a participating broker-dealer or other financial intermediary that has a selling agreement with the dealer manager. Because an investment in our common stock involves many considerations, your financial professional or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to redeem only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates the share redemption program.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the dealer manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker-dealer to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Pacific Oak Strategic Opportunity REIT, Inc.” For Class T, Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500 in this offering, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000 in this offering, additional purchases must be in increments of $500, unless such minimums are waived by the dealer manager. The minimum subsequent investment does not apply to purchases made under our dividend reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (generally based on the prior month’s transaction price, which will be our most recently disclosed NAV per share at such time), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month (unless waived by the dealer manager or otherwise agreed to between the dealer manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before, and full payment must be received at least two business days before, November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.SorNavInfo.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial professional, in order to effect the designation.

Purchase Price

Shares will generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because distribution fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our dividend reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our dividend reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (generally based on the prior month’s transaction price, which will be our most recently disclosed NAV per share at such time), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order at least five business days prior to the first calendar day of the month and payment of the full purchase price of our common stock being subscribed must be received at least two business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month or full payment is received less than two business days prior to the first calendar day of the month, unless waived by the dealer manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, [            ].

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.SorNavInfo.com, including supplements to the prospectus.

Our transaction price will generally be based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.SorNavInfo.com and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares will not change depending on the level of demand by investors or the volume of requests for redemptions.

SHARE REDEMPTIONS

General

While you should view your investment as long term with limited liquidity, we have adopted a share redemption program, whereby on a monthly basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar month and quarter. See “—Redemption Limitations” below.

You may request that we redeem shares of our common stock through your financial professional or directly with our transfer agent. The procedures relating to the redemption of shares of our common stock are as follows:

•

Certain broker-dealers require that their clients make redemption requests through their broker-dealer, which may impact the time necessary to process such redemption request. Please contact your broker-dealer first if you want to request the redemption of your shares.

•

Under our share redemption program, to the extent we choose to redeem shares in any particular month we will only redeem shares as of the opening of the last calendar day of that month (a “Redemption Date”). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the transaction price on the applicable Redemption Date (which will generally be equal to our prior month’s NAV per share, which will be our most recently disclosed NAV per share at such time), subject to any Early Redemption Deduction.

•

A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, [            ]. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s Redemption Date at the transaction price applicable to that month (subject to any Early Redemption Deduction), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

•

Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form, which can be found in our share redemption program filed as an exhibit to this registration of which this prospectus forms a part and which will also be available on our website, www.SorNavInfo.com. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

[                ]

Overnight Address:

[                ]

Toll Free Number: [            ]

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•

For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•

Stockholders may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may redemption all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Redemption Deduction. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to the Early Redemption Deduction.

Sources of Funds for Redemptions

We may fund redemption requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

In an effort to have adequate cash available to support our share redemption program, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all redemption requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund redemptions.

Redemption Limitations

We may redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption program, or none at all, in our discretion at any time. In addition, the total amount of aggregate redemptions of Class T, Class S, Class D and Class I shares will be limited to no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter.

In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares submitted for redemption during such month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable.

For the first 90 days of this offering, no redemptions will be approved for any of our stockholders, in order to help us transition to our new share redemption program as a perpetual-life REIT.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.

Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on redemptions, to and suspensions of the share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.

Early Redemption Deduction

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. Additionally, stockholders who have received shares of our common stock in exchange for their Operating Partnership units may include the period of time such stockholder held such Operating Partnership units for purposes of calculating the holding period for such shares of our common stock. This Early Redemption Deduction will also generally apply to minimum account redemptions. The Early Redemption Deduction will not apply to shares acquired through our dividend reinvestment plan.

The Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Redemption Deduction in the following circumstances:

•	redemptions resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $500 minimum account balance.

As set forth above, we may waive the Early Redemption Deduction in respect of redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redeem on behalf of the trust. We must receive the written redemption request within 12 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we may waive the Early Redemption Deduction in respect of redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 12 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Items of Note

When you make a request to have shares redeemed, you should note the following:

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $500 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks;

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at [            ], we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we redeem their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we redeem its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for redemption of our shares in the amount of $2,500 or less;

•	purchases or redemptions initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and redemption privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and redemption privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial professional as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial professional of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of this offering;

•	fact sheets describing the general nature of Pacific Oak Strategic Opportunity REIT and our investment objectives;

•	asset flyers describing our recent acquisitions or originations;

•	broker updates;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements of Pacific Oak Strategic Opportunity REIT, Inc. appearing in Pacific Oak Strategic Opportunity REIT’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pacific Oak Strategic Opportunity REIT II, Inc. at December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 (including the schedule appearing therein), incorporated by reference in this prospectus from Pacific Oak Strategic Opportunity REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 18, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us at www.SorNavInfo.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 26, 2020;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 22, 2020;

•	Quarterly Report on Form 10-Q/A for the period ended March 31, 2020 filed with the SEC on May 28, 2020;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the SEC on August 7, 2020;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the SEC on November 13, 2020;

•

Current Reports on Form 8-K filed with the SEC on January 23, 2020, January 29, 2020, January  31, 2020, February 13, 2020, February  20, 2020, February 20, 2020, March  23, 2020, March 26, 2020, April 1, 2020, May 15, 2020, May  21, 2020, July 2, 2020, July  10, 2020, October  5, 2020, October  28, 2020, November  2, 2020 and December 9, 2020; and

•	Current Report on Form 8-K/A filed with the SEC on December 18, 2020.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Pacific Oak Strategic Opportunity REIT, Inc.

11766 Wilshire Blvd., Suite 1670

Los Angeles, CA 90025

Telephone: (424) 208-8100

Fax: (310) 432-2119

www.SorNavInfo.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov.

Website Disclosure

Our website at www.SorNavInfo.com will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.SorNavInfo.com.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Investor Instructions PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC. Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. 1. SUBSCRIPTION AMOUNT PLEASE NOTE: Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. This subscription agreement is for Class T, Class S, Class D and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and indicate the class of shares for which you are eligible and in which you want to invest and the subscription amount. The prospectus of Pacific Oak Strategic Opportunity REIT, Inc., as amended and supplemented as of the date hereof (the “Prospectus”), contains information regarding the different share classes. A minimum initial investment of $2,500 is required for purchases of Class T, Class S and Class D shares. A minimum initial investment of $1,000,000 is required for purchases of Class I shares (unless waived by the dealer manager). Maximum subsequent instruments are $500 (unless waived by the dealer manager). Please make your check payable to “Pacific Oak Strategic Opportunity REIT, Inc.” 2. ACCOUNT TYPE Please check the appropriate box to indicate the account type of the subscription and provide the requested documents, if applicable. 3. ACCOUNT INFORMATION PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner. Enter the name(s), mailing address(es), telephone number(s), and date(s) of birth of the registered owner(s) of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, you are certifying that the taxpayer identification number or social security number you have provided in Section 3 of the Subscription Agreement is correct. Please print the exact name(s) in which the shares of Pacific Oak Strategic Opportunity REIT, Inc. to be acquired are to be registered. Include the trust/entity name, if applicable. If the account is an Individual Retirement Account (“IRA”) or custodial held account, include the names and taxpayer identification numbers of both the investor and the custodian or administrator. You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically, by signing in this section. If you elect this option, you: (i) must provide a valid e-mail address in Section 3 of the Subscription Agreement; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (iii) understand you may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. Pacific Oak Strategic Opportunity REIT, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at http://www. pacificoakstrategicopportunityreit.com and logging into the site using the “Investor Login” option or by contacting Pacific Oak Strategic Opportunity REIT, Inc. at (844) 377-5783. 4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION Information about custodial services is available through your broker or by calling Pacific Oak Investor Services at (844) 377-5783. Complete Section 4 if the registered owner of the investment will be a Custodian Plan. The Custodian/Administrator of the plan must sign page four of the Subscription Agreement. 5. DISTRIBUTION INFORMATION PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, the company requests that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties... [continued]

5. DISTRIBUTION INFORMATION (continued) set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Pacific Oak Strategic Opportunity REIT, Inc. in writing of that fact. If you are not an Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Orego, Vermont or Washington investor, you will be automatically enrolled in our Dividend Reinvestment Plan, unless you opt out by making an alternative selection in Section 5. If you are an Alabama, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington investor, you may elect to enroll in our Dividend Reinvestment Plan in Section 5. If you do not participate in our Dividend Reinvestment Plan, you may receive your distributions by check or direct deposit. If you elect direct deposit into your checking or savings account (not available for brokerage accounts), you must attach a voided check with this completed Subscription Agreement. If you do not enroll in the Dividend Reinvestment Plan and do not make an alternative selection in Section 5, your distributions will be paid to the registered owner at the address in Section 3, or for custodial held accounts, to the address listed in Section 4 of the Subscription Agreement. Custodial account distributions to a third party require custodian approval. 6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete Section 6 of the Subscription Agreement. To be listed as agent/firm of record, a selling agreement must be executed between Pacific Oak Capital Markets Group and the broker dealer/RIA. All fields are mandatory. 7. SUBSCRIBER SIGNATURES Please separately initial each of the representations in Section 7 except state-specific representations need only be made by residents of such states. Please check to see if your state has a registered representative. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence. By signing the Subscription Agreement, you agree to provide the information in Section 7 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account. 8. FINANCIAL REPRESENTATIVE SIGNATURES PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign Section 8 to complete the subscription. Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she has: reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; discussed the investor’s prospective purchase of shares with such investor; advised the investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; delivered to the investor the Prospectus required to be delivered in connection with this subscription; reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 3; and reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3 of the Subscription Agreement; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. Pacific Oak Capital Opportunity REIT – Investor Instructions 2

8. FINANCIAL REPRESENTATIVE SIGNATURES (continued) The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Overnight Delivery Pacific Oak Strategic Opportunity REIT, Inc. Pacific Oak Strategic Opportunity REIT, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219183 430 W. 7th Street Kansas City, MO 64121-9183 Kansas City, MO 64105 Payments may be wired to: (Subscription Agreements may be faxed or sent to the DST Systems address above.) UMB Bank, N.A. ABA# 101000695 Account name: 1010 Grand, 4th Floor DST as Agent for Pacific Oak Capital Advisors Mail stop: 1020409 Kansas City, MO 64106 Account #987 235 4265 DOCUMENT FAX ACCEPTABLE - FAX FORM TO (833) 258-6305 - For general questions please contact the Pacific Oak Sales Desk at 866-722-6257- Pacific Oak Capital Opportunity REIT – Investor Instructions 3

DOCUMENT FAX ACCEPTABLE - FAX FORM TO (833) 258-6305 - For general questions please contact the Pacific Oak Sales Desk at 866-722-6257- 01/20 Pacific Oak Capital Opportunity REIT – Investor Instructions SORi3001-A 4

Subscription Agreement PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC. 1. SUBSCRIPTION AMOUNT This subscription agreement is for Class T, Class S, Class D and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and indicate the class of shares for which you are eligible and in which you want to invest and the subscription amount. The prospectus of Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), as amended and supplemented as of the date hereof (the “Prospectus”), contains information regarding the different share classes. State of Sale: Purchase Qualifies for Volume Discount. Shares are being purchased net of commissions. Amount of Subscription* Share Class Only (Choose one only) Class T (Fund 1111 - Not for RIA) Class D (Fund 1112) Class S (Fund 1113) Class I (Fund 1114) * The Minimum investment is $2,500 for Class T, Class S and Class D shares. Unless waived by the dealer manager, the minimum investment is $1,000,000 for Class I shares. Minimum subsequent investment is $500, unless waived by the dealer manager. Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted 2. ACCOUNT TYPE (Check ONE box only) Individual (If applicable, attach TOD form) Joint Tenant1 (If applicable, attach TOD form) Tenants in Common1 Community Property1 UGMA: State of UTMA: State of Trust2,3 S-Corporation2 C-Corporation2 Partnership2 Pension Plan2 Profit Sharing Plan2 KEOGH Plan2 Other2 401K Traditional (Individual) IRA Simple IRA SEP IRA ROTH IRA Beneficial IRA as Beneficiary for3: (Name of Deceased Owner) (1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You may request a copy of this form by calling (844) 377-5783. 3. ACCOUNT INFORMATION (SSN OR TIN REQUIRED) Investor/Trustee 1 Name SSN/TIN DOB Investor/Trustee 2 Name SSN/TIN DOB Please complete if registration of shares isfor an entity (trust, partnership, plan, etc.)* Account Registration Title Taxable ID *Documents identifying the name of entity, authorized signers, and signatures are required. Legal Address Mailing Address (If same as above, please write “same”) City State Zip Code City State Zip Code Phone (Day) Phone (Evening) Check here if you are subject to backup withholding Please attach a copy of the withholding notice. US Citizen US Citizen residing outside the US Foreign citizen, country A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN. Go Paperless! Provide your e-mail address below to receive account statements and other investor communications electronically** ** By providing your e-mail address above, you are electing electronic delivery. Pacific Oak Strategic Opportunity REIT, Inc. will make certain investor communications available on its website at www.pacificoakcmg.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications. By electing electronic delivery, you agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. Pacific Oak Strategic Opportunity REIT, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.pacificoakcmg.com, under the Contact Us tab or by contacting Pacific Oak Strategic Opportunity REIT, Inc. at (844) 377-5783. 1

4. CUSTODIAN/THIRD PARTY ADMINISTRATOR INFORMATION If the account is held by a custodian, send this form to the custodian for review and approval before submitting to the REIT. Custodian/Administrator Name Custodian/Administrator Address 1 Custodian/Administrator Address 2 Custodian/Administrator City State Zip Code Custodian/Administrator Phone No. Custodian/Administrator Tax ID Investor’s Account No. with Custodian/Administrator By executing this Subscription Agreement, the Custodian/Administrator certifies to the Company that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”). The Custodian/Administrator agrees to notify the Company promptly, but in any event within 30 days of any change in the names of the Beneficial Owner or the number of shares for which the Custodian/Administrator holds shares. The Custodian/Administrator confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian/Administrator to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders shall not be effective until after the holding of such annual or special meeting of stockholders of the Company). Each Beneficial Owner (and not the Custodian/Administrator) will then be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders. 5. DISTRIBUTION INFORMATION Please read the following section carefully. YOU ARE AUTOMATICALLY ENROLLED IN THE DIVIDEND REINVESTMENT PLAN UNLESS YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in the Dividend Reinvestment Plan and must select a distribution option below; please check here if you wish to enroll in the Dividend Reinvestment Plan. If you are not a resident of the states listed above, you are automatically enrolled in the Dividend Reinvestment Plan; please check here if you do not wish to enroll in the Dividend Reinvestment Plan and complete the information below. For Custodial held accounts, if you are not enrolled in the Dividend Reinvestment Plan, the funds must be sent to the Custodian Distributions paid via check to investor’s home address (Available for Non-Custodial Investors only) Distributions paid via check to an alternate payee listed below (Available for Non-Custodial Investors only) Name Address City State Zip Code Account No. Distributions directly deposited into the bank account listed below (please attach a voided check or deposit slip). In the event the Company deposits funds erroneously into my account, the Company is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (Available for Non-Custodial Investors only) Financial Institution Name Checking Savings ABA/Routing No. Account No. 6. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION Selling Agreement must be executed with Pacific Oak Capital Markets Group to be listed as agent/firm of record. Broker-Dealer Name Representative Name Rep. No. Representative’s Company Name Branch ID Representative’s Address Rep’s City State Zip Code Rep’s Phone No. Fax No. Rep’s E-mail Address REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer. Pacific Oak Capital Opportunity REIT – Subscription Agreement 2

7. SUBSCRIBER SIGNATURES Pacific Oak Strategic Opportunity REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Pacific Oak Strategic Opportunity REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Pacific Oak Strategic Opportunity REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows: 7.a Please Note: All Items in this Section Must Be Read and Initialed (1) I have received a copy of the Final Prospectus. (2) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. (3) In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” (4) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above. (5) I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. (6) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. (7) I am purchasing the shares for my own account. (8) I understand that the transaction price per share at which my investment will be executed will be made available at www.pacificoakcmg.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. (9) I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Pacific Oak Strategic Opportunity REIT, Inc.’s toll-free, telephone line, (844) 377-5783. Investor Co-Investor Initials Initials 7. If you live in any of the following states, please read the following carefully: Alabama, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont. For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (1) If I am an Alabama resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (2) If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Pacific Oak Strategic Opportunity REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (3) If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (4) If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (5) If I am a Kentucky resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (6) If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Investor Co-Investor Initials Initials Pacific Oak Capital Opportunity REIT – Subscription Agreement 3

7. SUBSCRIBER SIGNATURES (CONTINUED) (7) If I am a Massachusetts resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (8) If I am a Missouri resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (9) If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. (10) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in Pacific Oak Strategic Opportunity REIT, Inc., its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. (11) If I am a New Mexico resident I must limit my investment in Pacific Oak Strategic Opportunity REIT, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. (12) If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Pacific Oak Strategic Opportunity REIT, Inc. (13) If I am an Ohio resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (14) If I am an Oregon resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. may not exceed 10% of my net worth. (15) If I am a Pennsylvania resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc. may not exceed 10% of my net worth. (16) If I am a Puerto Rico resident, my investment in Pacific Oak Strategic Opportunity REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (17) If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in Pacific Oak Strategic Opportunity REIT, Inc. may not be more than 10% of my net worth. (18) If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Investor Co-Investor Initials Initials In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by Pacific Oak Strategic Opportunity REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Pacific Oak Strategic Opportunity REIT, Inc. at (800) 584-1381. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup with holding. The Internal Revenue Service does not require your consent to any provision of the document other than the certifications required to avoid backup withholding. Printed Name of Investor Printed Name of Co-Investor SIGN HERE Signature of Investor Date SIGN HERE Signature of Co-Investor Date Investors will receive confirmations of their purchases upon acceptance of their subscriptions. Pacific Oak Capital Opportunity REIT – Subscription Agreement 4

8. FINANCIAL REPRESENTATIVE SIGNATURES The investor’s financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully offer and sell the shares of common stock in the state where the sale was made and in the state designated as the investor’s legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified in this Subscription Agreement are true, correct and complete in all respects; (ii) discussed such investor’s prospective purchase of shares with such investor; (iii) advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; (iv) delivered to such investor the Prospectus required to be delivered in connection with this subscription; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Pacific Oak Strategic Opportunity REIT, Inc. Signature of Financial Representative Date Branch Manager Signature Date (If required by Broker/Dealer) The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer, or Registered Investment Advisor or Custodian as applicable, to: Regular Mail Overnight Delivery Pacific Oak Strategic Opportunity REIT, Inc. Pacific Oak Strategic Opportunity REIT, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. PO Box 219183 430 W. 7th Street Kansas City, MO 64121-9183 Kansas City, MO 64105 Payments may be wired to: (Subscription Agreements may be faxed or sent to the DST Systems address above.) UMB Bank, N.A. ABA# 101000695 Account name: 1010 Grand, 4th Floor DST as Agent for Pacific Oak Capital Advisors Mail stop: 1020409 Kansas City, MO 64106 Account #987 235 4265 DOCUMENT FAX ACCEPTABLE - FAX FORM TO (833) 258-6305 - For general questions please contact the Pacific Oak Sales Desk at 866-722-6257- Pacific Oak Capital Opportunity REIT – Subscription Agreement 5

DOCUMENT FAX ACCEPTABLE - FAX FORM TO (833) 258-6305 - For general questions please contact the Pacific Oak Sales Desk at 866-722-6257- 01/20 Pacific Oak Capital Opportunity REIT – Subscription Agreement SORi3003-A 6

APPENDIX B: FORM OF DIVIDEND REINVESTMENT PLAN

This Dividend Reinvestment Plan (the “Plan”) is adopted by Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”) pursuant to its charter (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for Company shares, the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

2. Effective Date. The effective date of this Plan shall be [                    ].

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the subscription agreement (which may provide for automatic enrollment unless such Stockholder opts out), an enrollment form or any other appropriate authorization form as may be available from the Company’s transfer agent, the dealer manager for the Plan offering or any soliciting dealer participating in the distribution of Shares for the Plan offering. Participation in the Plan will begin with the next Dividend payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company. The Company may elect to deny participation in the Plan with respect to a Stockholder that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

A. Participants will acquire Shares under this Plan (the “Plan Shares”) from the Company at a price equal to the most recently disclosed transaction price (the “Transaction Price”), which will generally be the most recently disclosed monthly net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant. Although the Transaction Price for Shares of the Company’s common stock will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the date on which a Participant’s purchase is settled may be significantly different. The Company may offer Shares at a price that it believes reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed Transaction Price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share relative to the most recently disclosed monthly NAV per Share. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

B. Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the Securities and Exchange Commission (the “SEC”) for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

C. Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

6. Dividends in Cash. Notwithstanding anything herein to the contrary, the Company’s board of directors, in its sole discretion, may elect to have any particular Dividend paid in cash, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

B-1

7. Taxes. THE REINVESTMENT OF DIVIDENDS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DIVIDENDS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

8. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

9. Reports. On a monthly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Dividends reinvested during the period; (ii) the number and class of Shares purchased pursuant to the Plan during the period; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

10. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least ten days prior to a distribution date in order for a Participant’s termination to be effective for such distribution date. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares that were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 10. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash.

11. Amendment, Suspension or Termination by the Company. The Board of Directors may amend, suspend or terminate the Plan for any reason at any time upon ten days’ notice to Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Participants. A stockholder’s participation in the Plan will be terminated to the extent that a reinvestment of such stockholder’s Dividends in Shares would cause the percentage ownership or other limitations contained in the Company’s charter to be violated.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

B-2

Maximum Offering of $1,000,000,000

Common Stock

Prospectus

[            ], 2021

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Pacific Oak Strategic Opportunity REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses to be incurred by Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”, “we”, “our” or the “registrant”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee and the FINRA filing fee.

SEC registration fee	$129,800
FINRA filing fee	151,000
Legal	2,500,000
Printing and mailing	5,850,000
Accounting and tax	1,500,000
Blue sky	476,000
Sales and advertising	500,000
Telephone	100,000
Due diligence	500,000
Transfer agent fees and expenses	2,000,000
Wholesale reimbursements	4,180,000
Promotional items	100,000
Legal fees—dealer manager portion	150,000
Total	$18,136,800

Item 32.	Sales to Special Parties.

On February 19, 2020, the Company, Pacific Oak SOR II, LLC, an indirect subsidiary of the Company (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on October 5, 2020, POSOR II merged with and into Merger Sub, with Merger Sub surviving as an indirect subsidiary of the Company (the “Merger”). At such time, in accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act, the separate existence of POSOR II ceased. At the effective time of the Merger, each issued and outstanding share of POSOR II’s common stock (or a fraction thereof), $0.01 par value per share, converted into 0.9643 shares of the Company’s common stock, $0.01 par value per share, or 28,973,906 shares of the Company’s common stock.

Item 33.	Recent Sales of Unregistered Securities.

On March 27, 2020, the Company issued 3,411,737 restricted shares of its common stock (the “Restricted Shares”) to its former external advisor, KBS Capital Advisors LLC (“KBS”) pursuant to a Restricted Stock Agreement, dated as of March 27, 2020. The issuance of 3,411,737 Restricted Shares to KBS on March 27, 2020 was unregistered and exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2). The Restricted Shares were issued as part of a negotiated payment of a subordinated performance fee due upon termination due to KBS, rather than for cash consideration.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 26, 2020.

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 22, 2020.

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 7, 2020.

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 13, 2020.

•

The financial statements for Pacific Oak Strategic Opportunity REIT II, Inc. and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on December 18, 2020.

(b)	Exhibits.

The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement, including Form of Selected Dealer Agreement**

2.1	Agreement and Plan of Merger, dated as of February 19, 2020, by and among Pacific Oak Strategic Opportunity REIT, Inc., Pacific Oak SOR II, LLC and Pacific Oak Strategic Opportunity REIT II, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 20, 2020

3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 4, 2010

3.2	Articles of Amendment (name change), incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 1, 2019

3.3	Articles of Amendment (remove Section 5.1), incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 23, 2019

3.4	Form of Articles of Amendment (increase authorized shares and designate Class I shares)**

3.5	Form of Articles Supplementary (designate Class S, T and D shares)**

3.6	Third Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed November 1, 2019

3.7	Amendment No. 1 to Third Amended and Restated Bylaws, incorporate by reference to Exhibit 3.1 to the Company’s Current Report on 8-K filed July 10, 2020

4.1	Form of Subscription Agreement, included as Appendix A to prospectus**

4.2	Form of Dividend Reinvestment Plan, included as Appendix B to prospectus**

4.3	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)*

4.4	Valuation Procedures*

4.5	Multiple Class Plan**

5.1	Form of Opinion of DLA Piper LLP (US) re legality**

8.1	Form of Opinion of DLA Piper LLP (US) re tax matters**

10.1	Advisory Agreement, by and between the Company and Pacific Oak Capital Advisors, LLC, dated November 1, 2020, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed November 13, 2020

10.2	Amendment No. 1 to Advisory Agreement, by and between the Company and Pacific Oak Capital Advisors, LLC, dated November 12, 2020, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed November 13, 2020

10.3	Amended and Restated Advisory Agreement between Pacific Oak Residential Trust II, Inc. and Pacific Oak Residential Advisors, LLC, dated as of October 9, 2020, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed November 13, 2020

10.4	Management Agreement between Pacific Oak Residential Trust II, Inc. and DMH Realty, LLC, dated as of August 31, 2020, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed November 13, 2020

10.5	Restricted Stock Agreement among the Company, KBS Capital Advisors LLC and Pacific Oak Capital Advisors, LLC, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed May 22, 2020

10.6	Deed of Trust, between KBS SOR (BVI) Holdings, Ltd. and Reznik Paz Nevo Trusts Ltd., incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed May 11, 2016

10.7	Amended and Restated Building Loan Agreement, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.8	Senior Loan Agreement, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.9	Mezzanine Loan Agreement between, 110 William Mezz III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.10	Mezzanine Loan Promissory Note, between 110 William Mezz III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.11	Senior Loan Consolidated, Amended and Restated Promissory Note, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.12	Building Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.13	Building Loan Consolidated, Amended and Restated Promissory Note, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated March 7, 2019, incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.14	Building Loan Gap Mortgage, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated March 7, 2019, incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.15	Building Loan Gap Note, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated March 7, 2019, incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.16	Senior Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.17	Senior Loan Gap Mortgage, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.18	Senior Loan Gap Note, between 110 William Property Investors III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.19	Pledge and Security Agreement, between 110 William Mezz III, LLC and Invesco CMI Investments, L.P., dated as of March 7, 2019, incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed May 14, 2019

10.20	Form of Advisory Agreement by and between the Company and Pacific Oak Capital Advisors, LLC**

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Ernst & Young LLP**

24.1	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11 (File No. 333-236010), filed January 22, 2020

99.1	Twelfth Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 8-K filed December 10, 2020

99.2	Form of Share Redemption Program*

99.3	Consent of Independent Valuation Firm*

*	To be filed by amendment.
**	Filed herewith.

Item 37.	Undertakings

(a)    The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)    The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)    For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)    The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)    The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g)    The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 18, 2020.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

By:	/s/ Keith D. Hall
Keith D. Hall
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Keith D. Hall	Chief Executive Officer and Director (principal executive officer)	December 18, 2020
Keith D. Hall

*	Chairman of the Board, President and Director	December 18, 2020
Peter McMillan III

/s/ Michael A. Bender	Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	December 18, 2020
Michael A. Bender

*	Director	December 18, 2020
William M. Petak

* Eric J. Smith	Director	December 18, 2020

*	Director	December 18, 2020
Kenneth G. Yee

*By: /s/ Michael A. Bender	Attorney-in-Fact	December 18, 2020
Michael A. Bender